                                                                  CONFORMED COPY


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                                US$ 140,000,000
                                  C$35,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT


                          Dated as of August 12, 1997


                               PIERCE LEAHY CORP.
                                      and
                         PIERCE LEAHY COMMAND COMPANY,
                                  as Borrowers

                              The Several Lenders
                        from Time to Time Parties Hereto

                       CANADIAN IMPERIAL BANK OF COMMERCE
                        as Canadian Administrative Agent

                                      and

              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY
                           as US Administrative Agent

                                _______________

                              FLEET NATIONAL BANK
                             as Documentation Agent


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                               TABLE OF CONTENTS
                               -----------------


                                                                           Page

SECTION 1.  DEFINITIONS.................................................   1
     1.1  Defined Terms.................................................   1
     1.2  Other Definitional Provisions.................................   28

SECTION 2.  THE US COMMITMENTS..........................................   28
     2.1  The US Commitments............................................   28
     2.2  Procedure for US$ Loan Borrowing..............................   28
     2.3  Conversion and Continuation Options...........................   29
     2.4  Minimum Amounts and Maximum Number of Eurodollar Tranches.....   30

SECTION 3.  THE CANADIAN COMMITMENTS....................................   30
     3.1  The Canadian Commitments......................................   30
     3.2  Procedure for C$ Loan Borrowing...............................   30
     3.3  Bankers' Acceptances..........................................   31
     3.4  Conversion Option.............................................   34
     3.5  Circumstances Making Bankers' Acceptances Unavailable.........   35

SECTION 4.  GENERAL PROVISIONS..........................................   35
     4.1  Repayment of Loans; Evidence of Debt..........................   35
     4.2  Commitment Fee................................................   36
     4.3  Termination or Reduction of Commitments.......................   37
     4.4  Optional and Mandatory Prepayments............................   38
     4.5  Interest Rates and Payment Dates..............................   41
     4.6  Computation of Interest and Fees..............................   43
     4.7  Inability to Determine Eurodollar Rate........................   44
     4.8  Pro Rata Treatment and Payments...............................   44
     4.9  Illegality....................................................   45
     4.10  Requirements of Law..........................................   45
     4.11  Taxes........................................................   47
     4.12  Indemnity....................................................   49
     4.13  Change of Lending Office.....................................   49

SECTION 5.  REPRESENTATIONS AND WARRANTIES..............................   49
     5.1  Financial Condition...........................................   49
     5.2  No Change.....................................................   50
     5.3  Corporate Existence; Compliance with Law......................   50
     5.4  Corporate Power; Authorization; Enforceable Obligations.......   50
     5.5  No Legal Bar..................................................   51
     5.6  No Material Litigation........................................   51
     5.7  No Default....................................................   51
     5.8  Ownership of Property; Liens..................................   51
     5.9  Intellectual Property.........................................   52


                                                                          Page
                                                                          ----
     5.10  No Burdensome Restrictions....................................  52
     5.11  Taxes.........................................................  52
     5.12  Margin Regulations............................................  52
     5.13  ERISA; Canadian Pension Plans.................................  52
     5.14  Investment Company Act; Other Regulations.....................  53
     5.15  Environmental Matters.........................................  54
     5.16  Regulation H..................................................  54
     5.17  Capitalization................................................  55
     5.18  Subsidiaries..................................................  55
     5.19  Restrictions on or Relating to Subsidiaries...................  55
     5.20  Subchapter S Status...........................................  55
     5.21  Leases........................................................  55
     5.22    Related Agreements..........................................  56
     5.23    Proceeds of Equity Offerings................................  56

SECTION 6.  CONDITIONS PRECEDENT.........................................  56
     6.1  Conditions to Effectiveness....................................  56
     6.2  Conditions to Initial Loans....................................  57
     6.3  Additional Conditions for Acquisition Loans....................  59
     6.4  Conditions to Each Loan........................................  60

SECTION 7.  AFFIRMATIVE COVENANTS........................................  61
     7.1  Financial Statements, Etc......................................  61
     7.2  Certificates; Other Information................................  62
     7.3  Books, Records and Inspections.................................  63
     7.4  Maintenance of Property, Insurance.............................  63
     7.5  Corporate Franchises...........................................  64
     7.6  Compliance with Statutes, Etc..................................  64
     7.7  Compliance with Environmental Laws.............................  64
     7.8  ERISA; Canadian Pension Plans..................................  65
     7.9  End of Fiscal Years; Fiscal Quarters...........................  66
     7.10  Performance of Obligations....................................  66
     7.11  Payment of Taxes..............................................  66
     7.12  Use of Proceeds...............................................  66
     7.13  Notices.......................................................  67
     7.14  Additional Mortgages..........................................  68
     7.15  Additional Stock Pledges......................................  69
     7.16  Additional Guarantee and Security Agreements..................  70

SECTION 8.  NEGATIVE COVENANTS...........................................  70
     8.1  Liens..........................................................  70
     8.2  Consolidation, Merger, Purchase or Sale of Assets, Etc.........  72
     8.3  Limitation on Restricted Payments..............................  73
     8.4  Indebtedness...................................................  73
     8.5  Advances, Investments and Loans................................  74


                                                                           Page
                                                                           ----
     8.6  Transactions with Affiliates...................................  74
     8.7  Capital Expenditures...........................................  75
     8.8  Fixed Charge Coverage Ratio....................................  76
     8.9  Interest Coverage Ratio........................................  76
     8.10  Leverage Ratio................................................  76
     8.11  Limitation on Voluntary Payments and Modifications
             of Indebtedness and Certain Other Agreements, Etc...........  77
     8.12  Limitation on Issuance of Capital Stock.......................  78
     8.13  Business......................................................  78
     8.14  Designation of "Designated Senior Indebtedness"...............  78

SECTION 9.  EVENTS OF DEFAULT............................................  79

SECTION 10.  THE ADMINISTRATIVE AGENTS...................................  82
     10.1  Appointment...................................................  82
     10.2  Delegation of Duties..........................................  82
     10.3  Exculpatory Provisions........................................  82
     10.4  Reliance by Administrative Agent..............................  83
     10.5  Notice of Default.............................................  83
     10.6  Non-Reliance on Administrative Agents and Other Lenders.......  83
     10.7  Indemnification...............................................  84
     10.8  Administrative Agents in Their Individual Capacity............  84
     10.9  Successor Administrative Agent................................  84

SECTION 11.  MISCELLANEOUS...............................................  85
     11.1  Amendments and Waivers........................................  85
     11.2  Notices.......................................................  86
     11.3  No Waiver; Cumulative Remedies................................  87
     11.4  Survival of Representations and Warranties....................  88
     11.5  Payment of Expenses and Taxes.................................  88
     11.6  Successors and Assigns; Participations and Assignments........  88
     11.7  Adjustments; Set-off..........................................  91
     11.8  Counterparts..................................................  91
     11.9  Severability..................................................  92
     11.10  Integration..................................................  92
     11.11  GOVERNING LAW................................................  92
     11.12  Submission To Jurisdiction; Waivers..........................  92
     11.13  Foreign Currency Judgments...................................  93
     11.14  Acknowledgements.............................................  93
     11.15  WAIVERS OF JURY TRIAL........................................  93
     11.16  Confidentiality..............................................  94
     11.17  Conflicts....................................................  94
     11.18  Reference to and Effect on the Existing Credit Agreement.....  94

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 13, 1996, among PIERCE LEAHY CORP., a New York corporation (the " Company "), PIERCE LEAHY COMMAND COMPANY, a company organized and existing under the laws of the Province of Nova Scotia (the " Canadian Borrower " and, together with the Company, the " Borrowers "), the several banks and other financial institutions from time to time parties to this Agreement (the " Lenders "), Canadian Imperial Bank of Commerce, New York Agency, as US Administrative Agent (as hereinafteCredit Agreement AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 1997, among PIERCE LEAHY CORP., a Pennsylvania corporation (the "Company"), PIERCE
                                                           -------
LEAHY COMMAND COMPANY , a company organized and existing under the laws of the Province of Nova Scotia (the "Canadian Borrower" and, together with the Company,
                              -----------------
the "Borrowers"), the several banks and other financial institutions from time
     ---------
to time parties to this Agreement (the "Lenders"), Canadian Imperial Bank of
                                        -------
Commerce, New York Agency, as US Administrative Agent (as hereinafter defined) for the US$ Lenders hereunder and Canadian Imperial Bank of Commerce, as Canadian Administrative Agent (as hereinafter defined) for the C$ Lenders hereunder.


                                 W I T N E S S E T H:
                                 -------------------

          WHEREAS, Pierce Leahy Corp., a New York corporation ("PLC"), the
                                                                ---
Canadian Borrower, the Lenders, the US Administrative Agent and the Canadian Administrative Agent are parties to the Credit Agreement, dated as of August 13, 1996 (as heretofore amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement");
                  -------------------------

          WHEREAS, the Company is the successor to PLC by reason of PLC having been merged with and into the Company immediately preceding the Equity Offerings (as hereinafter defined);

          WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated to (a) increase the aggregate principal amount of the US Commitments (as hereinafter defined) to US$ 140,000,000, (b) reflect changes in the Company's corporate structure and governance related to its status as a public company following the Equity Offerings and (c) otherwise amend the Existing Credit Agreement and restate it in its entirety as more fully set forth herein; and the Lenders, the US Administrative Agent and the Canadian Administrative Agent are willing, upon and subject to the terms and conditions hereof, so to amend and restate the Existing Credit Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree that on the Closing Date (as hereinafter defined) the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:


                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings:

          "Acceptance Fee":  the fee payable in C$ to each C$ Lender in respect
           --------------
     of Bankers' Acceptances computed in accordance with subsection 3.3(e).

          "Acquisition Documents": in connection with any Permitted Acquisition,
           ---------------------
     any asset purchase agreement, stock purchase agreement, merger agreement or similar agreement and all other documents entered into or delivered in connection therewith.

          "Acquisition Loan":  any Loan the proceeds of which are used to
           ----------------
     finance all or any portion of the purchase price of (and to pay fees and expenses, and refinance existing Indebtedness in connection with) a Permitted Acquisition.

          "Additional Mortgaged Property":  as defined in subsection 7.14(a).
           -----------------------------

          "Adjusted EBITDA":  for any period, with respect to the Company and
           ---------------
     its Subsidiaries on a consolidated basis, EBITDA of the Company and its Subsidiaries for such period determined on a pro forma basis after giving effect to the following adjustments:

               (a) any business acquired during such period pursuant to a Permitted Acquisition shall be deemed to have been acquired on the first day of such period (and EBITDA attributable to such business shall be calculated on the basis of the available financial statements of such business);

               (b) any business disposed of during such period pursuant to a Disposition shall be deemed to have been disposed of on the first day of such period; and

               (c) if, in connection with any Permitted Acquisition, the Company shall in good faith adopt a program which can reasonably be expected to result in quantifiable improvements in the operating results of the acquired business, the Company (so long as (i) it shall have delivered to the Lenders a description of such program, setting forth in reasonable detail the terms and conditions thereof and (ii) the aggregate amount of such quantifiable improvements in operating results from such Permitted Acquisition shall not exceed 15% of the Company's EBITDA for the then most recently ended period of twelve consecutive months for which financial statements shall have been delivered to the Lenders pursuant to subsections 7.1(a) or (b)) shall be entitled to assume that the improved operating results projected to result from such program shall have occurred from the first day of such period to the date of such Permitted Acquisition.

          "Adjustment Date":  the second Business Day following receipt by the
           ---------------
     US Administrative Agent of both (a) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as the case may be, for the most recently completed fiscal period and (b) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

          "Administrative Agents":  the collective reference to the US
           ---------------------
     Administrative Agent and the Canadian Administrative Agent.

          "Administrative Office":  the Canadian Administrative Office or the US
           ---------------------
     Administrative Office, as applicable.

          "Affected Property":  as defined in subsection 4.4(d).
           -----------------

          "Affiliate":  with respect to any Person, any other Person directly or
           ---------
     indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of
                                --------  -------
     subsection 8.6, an Affiliate of the Company shall include any Person that directly or indirectly owns more than 5% of the total voting power of the Company's Capital Stock. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Contracts":  collectively, all contracts or agreements
           -------------------
     entered into between the Company or any of its Subsidiaries, on the one hand, and any of its Affiliates, on the other hand.

          "Agreement":  this Credit Agreement, as amended, supplemented,
           ---------
     restated or otherwise modified from time to time.

          "Applicable BA Discount Rate":  with respect to any C$ Lender, as
           ---------------------------
     applicable to a Bankers' Acceptance being purchased by such C$ Lender on any day, the CDOR Rate in effect on such day with respect to such Bankers' Acceptance.

          "Applicable Margin":  the rate for the respective Type of Loan set
           -----------------
     forth opposite the range in which the Leverage Ratio in effect on the Closing Date (as determined from the certificate delivered on such Date pursuant to subsection 6.2(a)) shall fall, provided that if on any
                                                --------
     Adjustment Date occurring after the Closing Date the Leverage Ratio determined from the financial statements relating to such Adjustment Date (and based upon the Total Net Debt on the date of the balance sheet included in such financial statements) shall fall within any of the ranges set forth below then the Applicable Margin for all Loans will be adjusted on such Adjustment Date (each such adjustment to be effective until the next succeeding Adjustment Date) to the rate for the respective Type of Loan set forth opposite the range in which such Leverage Ratio falls:

                                      Applicable Margin (% per annum)
                                   -------------------------------------
        Range of
      Leverage Ratio               Base Rate Loans/   Eurodollar Loans/
---------------------------------  C$ Prime           Bankers'
                                   Loans              Acceptances
                                   ----------------   -----------------
     greater than or equal to
     5.50 to 1.00                     1.00%               2.25%

     greater than or equal to
     5.00 to 1.00 but less than
     5.50 to 1.00                     0.75%               2.00%

     greater than or equal to
     4.50 to 1.00 but less than
     5.00 to 1.00                     0.50%               1.75%

     greater than or equal to
     4.00 to 1.00 but less than
     4.50 to 1.00                     0.25%               1.50%

     greater than or equal to
     3.50 to 1.00 but less than
     4.00 to 1.00                     0.00%               1.25%

     less than 3.50 to 1.00           0.00%               1.00%

     provided, however, that, the Applicable Margin for any Loan shall not be
     --------  -------
     reduced pursuant to the immediately preceding proviso for any period during which a Default or Event of Default shall have occurred and be continuing; and provided, further that:
         --------  -------

               (a) if on or prior to the thirtieth day following the occurrence of a Default or Event of Default which arises under subsection 9(b),
          (c) or (d), such Default or Event of Default has been cured or waived, then the Applicable Margin during the thirty-day period during which such Default or Event of Default existed shall be deemed to have been the Applicable Margin with the applicable reduction determined in accordance with the table set forth above absent such Default or Event of Default, and any excess payments of interest made by the applicable Borrower as a result of the unavailability of the reduction in the Applicable Margin pursuant to the immediately preceding proviso, so long as there exists no other Default or Event of Default, shall be credited by the applicable Lenders to the next interest payment due from such Borrower in the amount of such excess; and

               (b)  if any Default or Event of Default referred to in paragraph
          (a) above shall not have been cured or waived prior to the thirtieth day following its occurrence, then, for the period from the date upon which such Default or Event of Default shall have occurred until two Business Days following the date upon which such Default or Event of Default is cured or waived, the Applicable Margin in respect of Loans shall be 1.00% per annum, in the case of Base Rate Loans and C$ Prime Loans, and 2.25% per annum, in the case of Eurodollar Loans and Bankers' Acceptances.

          "Assignee":  as defined in subsection 11.6(c).
           --------

          "Assignment and Acceptance":  as defined in subsection 11.6(c).
           -------------------------

          "Available Canadian Commitment":  as to any C$ Lender, at a particular
           -----------------------------
     time, an amount equal to the excess, if any, of (a) the amount of such Lender's Canadian Commitment at such time over (b) the aggregate principal
                                               ----
     amount of all C$ Loans made by such Lender then outstanding.

          "Available US Commitment":  as to any US$ Lender, at a particular
           -----------------------
     time, an amount equal to the excess, if any, of (a) the amount of such Lender's US Commitment at such time over (b) the aggregate principal amount
                                         ----
     of all US$ Loans made by such Lender then outstanding.

          "BA Discount Proceeds":  in respect of any Bankers' Acceptance to be
           --------------------
     purchased by a C$ Lender on any day under subsection 3.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

          (a)  the face amount of such Bankers' Acceptance; by

          (b)  the sum of one plus the product of:

               (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

               (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

                    with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "Bankers' Acceptance":  a bill of exchange denominated in C$ drawn by
           -------------------
     the Canadian Borrower and accepted by a C$ Lender pursuant to subsection
     3.3.

          "Base Rate":  on any particular date, a rate of interest per annum
           ---------
     equal to the higher of: (a) the rate of interest most recently announced by CIBC as its prime rate (which rate is not necessarily intended to be the lowest rate of interest charged by

     CIBC in connection with extensions of credit) for loans denominated in US Dollars; and (b) the Federal Funds Rate for such date plus .50%.

          "Base Rate Loans":  US$ Loans the rate of interest applicable to which
           ---------------
     is based upon the Base Rate.

          "Benefitted Lender":  as defined in subsection 11.7(a).
           -----------------

          "Borrowing Date":  any Business Day specified in a notice pursuant to
           --------------
     subsection 2.2, 3.2 or 3.3(b)(1) as a date on which a Borrower requests the relevant Lenders to make Loans hereunder.

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
     which commercial banks in New York City are authorized or required by law to close, except that (a) when used in connection with a Eurodollar Loan, "Business Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York and (b) when used in connection with a C$ Loan, "Business Day" shall mean a day on which banks are open for business in Toronto, Ontario, Canada but excludes Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario, Canada.

          "Canadian Administrative Agent": Canadian Imperial Bank of Commerce,
           -----------------------------
     together with its affiliates, as the agent for the C$ Lenders under this Agreement and the other Loan Documents.

          "Canadian Administrative Office":  the Canadian Administrative Agent's
           ------------------------------
     office located at Commerce Court West 7, Toronto, Ontario, Canada or such other office in Canada as may be designated as such by the Canadian Administrative Agent by written notice to the Canadian Borrower and the Lenders.

          "Canadian Commitment":  as to any C$ Lender, its obligation to make C$
           -------------------
     Loans to and purchase Bankers' Acceptances from the Canadian Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Canadian Commitment", as such amount may be changed from time to time as provided herein. The original aggregate principal amount of the Canadian Commitments is C$35,000,000.

          "Canadian Debenture Pledge Agreements":  the Debenture Pledge
           ------------------------------------
     Agreements executed and delivered by the Canadian Borrower on the Original Closing Date, substantially in the form of Exhibit E-3 to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Canadian Demand Debentures":  the Demand Debentures executed and
           --------------------------
     delivered by the Canadian Borrower on the Original Closing Date, substantially in the form of Exhibit E-2 to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Canadian Dollars" or "C$":  dollars in lawful currency of Canada.
           ----------------      --

          "Canadian Exchange Rate":  on a particular date, the rate at which C$
           ----------------------
     may be exchanged into US$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC. In the event that such rate does not appear on such Reuters page, the "Canadian Exchange
                                                          -----------------
     Rate" shall be determined by reference to any other means (as selected by the Canadian Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day immediately preceding the relevant date of determination); provided, that
                                                                --------
     if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Canadian Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be prima facie evidence of the accuracy thereof.

          "Canadian Hypothec":  the moveable hypothec executed and delivered by
           -----------------
     the Canadian Borrower on the Original Closing Date, substantially in the form of Exhibit E-4 to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Canadian Lending Office":  as to each C$ Lender, the office in Canada
           -----------------------
     specified as the "Canadian Lending Office" of such Lender on Schedule 1.1 or in an Assignment and Acceptance, as the case may be, or such other office in Canada as may be designated by such Lender by written notice to the Company and the Canadian Administrative Agent.

          "Canadian Mortgage":  a mortgage provided by the Canadian Borrower or
           -----------------
     a Subsidiary thereof with respect to a Canadian Mortgaged Property pursuant to the provisions set forth in the relevant Canadian Demand Debenture and Canadian Debenture Pledge Agreement.

          "Canadian Mortgaged Properties":  all real property listed and
           -----------------------------
     identified as such in Part B of Schedule 5.8 and designated as such.

          "Canadian Pension Plan":  any plan, program, arrangement or
           ---------------------
     understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada (whether or not registered under any such laws) which is maintained or contributed to by (or to which there is or may be an obligation to contribute of), any Borrower or any Subsidiary of the Company in respect of any person's employment in Canada or a province or territory thereof with the Company or any Subsidiary of the Company and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

     "Canadian Security Agreement":  the Canadian Security Agreement executed
      ---------------------------
     and delivered by the Canadian Borrower on the Original Closing Date, substantially in the form of Exhibit E-1 to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Canadian Security Documents":  the collective reference to the
           ---------------------------
     Canadian Demand Debentures, Canadian Debenture Pledge Agreements, the Canadian Hypothec, and the Canadian Security Agreement and all other security documents hereafter delivered to the Canadian Administrative Agent granting a Lien on any asset or assets of the Canadian Borrower or any Canadian Subsidiary to secure the obligations and liabilities of the Canadian Borrower hereunder and under any of the other Loan Documents or to secure any guarantee by any Canadian Subsidiary of any such obligations and liabilities.

          "Canadian Subsidiary":  any Subsidiary that is incorporated or
           -------------------
     organized under the laws of Canada or any province thereof.

          "Capital Expenditures":  as defined in subsection 8.7.
           --------------------

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Capitalized Lease Obligations":  Indebtedness represented by
           -----------------------------
     obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents":  (i) securities issued or directly and fully
           ----------------
     guaranteed or insured by the United States or any agency or instrumentality thereof or Canada or any province thereof (provided that the full faith and
                                                --------
     credit of the United States or Canada or any province thereof is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any commercial bank incorporated in the United States or Canada of recognized standing having capital and surplus in excess of US$200,000,000 and having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A-2" or the equivalent thereof from Moody's, or at least A or the equivalent thereof by Canadian Bond Rating Service Limited or at least A Middle or the equivalent thereof by Dominion Bond Rating Service Limited with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Lender or any Person incorporated in the United States or Canada rated at least A-1+ or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's or at least A-1+ or the equivalent thereof by Canadian Bond Rating Service Limited or at least R-I (Middle or High) or the equivalent thereof by Dominion Bond Rating Service Limited and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all of the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Casualty Event":  with respect to any property or assets of any
           --------------
     Person, any loss of or damage to, or any condemnation or other taking of, such property (other than in the ordinary course of business) for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Casualty Reinvestable Proceeds":  as defined in subsection 4.4(d).
           ------------------------------

          "C$ Commitment Percentage":  as to any C$ Lender at any time, the
           ------------------------
     percentage of the aggregate Canadian Commitments then constituted by such Lender's Canadian Commitment.

          "C$ Equivalent":  on any date of determination, with respect to any
           -------------
     amount in US$, the equivalent in C$ of such amount determined by the Canadian Administrative Agent using the US$ Exchange Rate then in effect.

          "C$ Lender":  each Lender designated as a "C$ Lender" on Schedule 1.1,
           ---------
     as such Schedule may be modified from time to time as provided herein.

          "C$ Loans":  the collective reference to C$ Prime Loans and Bankers'
           --------
     Acceptances; for the purposes of this Agreement, the principal amount of any C$ Loan constituting a Bankers' Acceptance shall be deemed to be the undiscounted face amount of such Bankers' Acceptance.

          "C$ Note":  as defined in subsection 4.1(g).
           -------

          "C$ Prime Loans":  C$ Loans at such time as they bear interest at a
           --------------
     rate based upon the C$ Prime Rate.

          "C$ Prime Rate":  with respect to a C$ Prime Loan, on any day, the
           -------------
     greater of (a) the annual rate of interest announced from time to time by CIBC as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 0.50% per annum.

          "CDOR Rate":  on any date, the per annum rate of interest which is the
           ---------
     rate based on the rate applicable to C$ bankers' acceptances for a term of 30 days (in the case of the definition of "C$ Prime Rate") or for a term equivalent to the term of, and for amounts comparable to the amount of, the relevant Bankers' Acceptances (in the case of the definition of "Applicable BA Discount Rate") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) as of 10:00 A.M., Toronto time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day;

     provided, however, that if no such rate appears on the Reuters Screen CDOR
     --------  -------
     Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to C$ bankers' acceptances quoted by CIBC as of 10:00 A.M., Toronto time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

          "CERCLA":  the Comprehensive Environmental Response Compensation and
           ------
     Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S)9601 et seq.
                    -- ---

          "Change of Control":  with respect to the Company shall be deemed to
           -----------------
     have occurred at such time as:

               (a) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the total voting power of the Company's Common Stock;

               (b) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33-1/3% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

               (c) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; or

               (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

          "CIBC":  Canadian Imperial Bank of Commerce, a Canadian chartered
           ----
     bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as a Lender or Lenders hereunder.

          "Claims":  as defined in the definition of "Environmental Claims."
           ------

          "Client Acquisition Costs":  the capitalized unreimbursed costs of
           ------------------------
     acquiring and moving records of new clients into the facilities of either Borrower or any Subsidiary thereof.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
     in subsection 6.1 shall be satisfied.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral":  all assets of the Loan Parties, now owned or
           ----------
     hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment":  with respect to any Lender, such Lender's US Commitment
           ----------
     or Canadian Commitment, as the case may be.

          "Commitment Percentage":  as to any Lender at any time, the percentage
           ---------------------
     which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding); all amounts denominated in C$ shall be included in any computations pursuant to this definition at the US$ Equivalent thereof.

          "Commitment Period":  as to the Commitment of any Lender, the period
           -----------------
     from and including the Closing Date to but not including the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

          "Common Stock":  all Capital Stock of such Person that is generally
           ------------
     entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  as defined in subsection 7.2(b).
           ----------------------

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Current Casualty Event":  as defined in subsection 4.4(d).
           ----------------------

          "Current Disposition":  as defined in subsection 4.4(b).
           -------------------

          "Default":  any of the events specified in Section 9, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Disposition":  any transaction, or series of related transactions,
           -----------
     pursuant to which either Borrower and/or any of its Subsidiaries sells, assigns, transfers or otherwise disposes (other than sales of equipment or inventory in the ordinary course of business) of any property (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor to be received by such Borrower or a Subsidiary consists of cash, securities or the swap or exchange of assets owned by the acquiring Person, except any such transaction between or among the Borrowers and their Subsidiaries or between or among any such Subsidiaries of the Borrowers.

          "Domestic Subsidiary":  with respect to any Person, any Subsidiary of
           -------------------
     such Person that is incorporated or organized under the laws of the United States or any state thereof.

          "Draft":  a blank bill of exchange, within the meaning of the Bills of
           -----
     Exchange Act (Canada), in substantially the form set forth in Exhibit B, drawn by the Canadian Borrower on a C$ Lender, denominated in C$ and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender.

          "Drawing":  the creation and purchase of Bankers' Acceptances and/or
           -------
     the purchase of completed Drafts, by the C$ Lenders pursuant to subsection 3.2.

          "EBITDA":  for any period for any Person, the consolidated Net Income
           ------
     of such Person and its Subsidiaries, plus, to the extent deducted in determining such Net Income for such period, (a) Interest Expense, (b) amortization of intangibles and deferred financing fees, (c) depreciation,
     (d) provisions for taxes, and in the case of
     the Company, all Tax Distributions, (e) any extraordinary, unusual or non-recurring gains or losses or charges, and (f) any other non-cash items reducing such Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that, for any period during which the
                           --------
     Company or any Subsidiary shall purchase or otherwise acquire any real property which the Company or such Subsidiary shall have been leasing as lessee during such period, the Company or such Subsidiary, as the case may be, shall be deemed to have acquired such real property on the first day of such period and any rental expense of the Company or such Subsidiary during such period in respect of such real property shall be disregarded.

          "Environmental Claims":   any and all administrative, regulatory or
           --------------------
     judicial actions, suits, written directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without
                                                   ------
     limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws and (b) Claims by any third party pursuant to Environmental Laws seeking damages, contributions, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Costs":  any and all costs, fines, penalties, expenses,
           -------------------
     damages and liabilities, including, without limitation, the fees of attorneys and environmental consultants, arising directly under Environmental Laws.

          "Environmental Law":  any federal, state, provincial, foreign or local
           -----------------
     statute, law, rule, regulation, ordinance or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) 1801 et seq.; the Federal Water Pollution Control Act, as amended, 33
          -- ---
     U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)
                     -- ---
     2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe
          -- ---                                         -- ---
     Drinking Water Act, 42 U.S.C. (S) 3808 et seq.; the Oil Pollution Act of
                                            -- ---
     1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and Community
                              -- ---
     Right-To-Know-Act of 1986, 42 U.S.C. (S) 11001 et seq.; any applicable
                                                    -- ---
     state and local or foreign counterparts or equivalents; and any Canadian federal, provincial, municipal or local counterparts or equivalents thereof, including the Canadian Environmental Protection Act, as amended, the Environmental Protection Act (Ontario), as amended, and the Ontario Water Resources Act and any foreign counterparts or equivalents thereof; and the terms and conditions of any environmental permit issued pursuant to any Environmental Law to either Borrower or its Subsidiaries or any facility owned or operated by such Borrower or its Subsidiaries.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Equity Offerings":  the collective reference to the concurrent public
           ----------------
     offerings by the Company consummated in July, 1997 of shares of the Company's Common Stock (i) in the United States of America and Canada and
     (ii) internationally.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
     Period pertaining to a Eurodollar Loan, the rate per annum determined by the US Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in US Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if
                                                      --------  -------
     there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with
                                      --------------------
     respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which CIBC is offered US Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate
                                                                      --------
     British Bankers Assoc. Interest Settlement Rates Page" shall mean the
     -----------------------------------------------------
     display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which US Dollar deposits are offered by leading banks in the London interbank deposit market).

          "Eurodollar Loans":  US$ Loans the rate of interest applicable to
           ----------------
     which is based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                       -----------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
     the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 9,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, or any other condition, has been satisfied.

          "Exchange Act":  the Securities Exchange Act of 1934, as amended, and
           ------------
     the rules and regulations promulgated thereunder.

          "Existing Credit Agreement":  as defined in the recitals to this
           -------------------------
     Agreement.

          "Federal Funds Rate":  for any particular date, an interest rate per
           ------------------
     annum equal to the interest rate (rounded upward to the nearest 1/16th of 1%) offered in the interbank market to CIBC as the overnight Federal Funds Rate at or about 10:00 A.M., New York City time, on such day (or, if such day is not a Business Day, for the next preceding Business Day).

          "Fixed Charge Coverage Ratio":  for any period, the ratio of (a)
           ---------------------------
     EBITDA of the Company for such period to (b) Fixed Charges for such period.

          "Fixed Charges":  for any period, the sum of the following for such
           -------------
     period: (a) Interest Expense, (b) the excess, if any, of the aggregate principal amount of Loans outstanding on the first day of such period over the maximum aggregate amount of the Commitments on the last day of such period, giving effect to the scheduled reductions required under subsection 4.3(a) and 4.3(b), (c) income taxes paid by the Company and its Subsidiaries, (d) Tax Distributions and (e) the amount of Capital Expenditures relating to the Company's normal maintenance program.

          "Foreign Subsidiary":  any Subsidiary organized under the laws of any
           ------------------
     jurisdiction outside the United States of America.

          "GAAP":  generally accepted accounting principles in the United States
           ----
     of America in effect from time to time.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,
                                                                     --------
     however, that the term Guarantee Obligation shall not include endorsements
     -------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Hazardous Materials":  (a) any petroleum or petroleum products,
           -------------------
     radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas in excess of four picocuries per liter; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
     all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than accounts payable or trade payables and other accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices), provided that amounts deferred and owing with respect to non-competition or
     --------
     consulting agreements with respect to Permitted Acquisitions or existing on the Closing Date up to an aggregate amount of $5,000,000 at any one time outstanding shall not constitute Indebtedness, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all Capitalized Lease Obligations of such Person, (e) for purposes of subsection 8.4 and Section 9(e), all obligations of such Person in respect of any Interest Rate Protection Agreements, and (f) all liabilities secured by any Lien on any property owned by such Person in circumstances where such Person has not assumed or otherwise become liable for the payment thereof, which Indebtedness shall be limited to the lesser of the value of the property or the amount of the liability.

          "Indemnified Liabilities":  as defined in subsection 11.5.
           -----------------------

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  as defined in subsection 5.9.
           ---------------------

          "Interest Expense":  for any period for any Person, the total
           ----------------
     consolidated interest expense of such Person and its Subsidiaries for such period (calculated on an accrual basis without regard to any limitations on the payment thereof and excluding amortization of deferred financing costs) in respect of all Indebtedness of such Person for such period plus, without duplication, that portion of Capitalized Lease Obligations of such Person and its Subsidiaries representing the interest factor for such period.

          "Interest Payment Date":  (a) as to any Base Rate Loan or C$ Prime
           ---------------------
     Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:
           ---------------

                    (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the US Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods
     --------
     are subject to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

               (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Interest Rate Protection Agreement":  any interest rate protection
           ----------------------------------
     agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

          "Knott Transaction":  the acquisition of the 60% partnership interest
           -----------------
     in Knott Pierce Limited Partnership not currently owned by the Company.

          "Leverage Ratio":  at any date of determination thereof, the ratio of
           --------------
     (a) Total Net Debt at such date to (b) Adjusted EBITDA for the then most recently ended period of four consecutive fiscal quarters, for which financial statements shall have been delivered to the Lenders pursuant to subsection 5.1, 7.1(a) or 7.1(b), as the case may be.

          "Lien":  any mortgage or deed of trust, pledge, hypothecation,
           ----
     assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sale, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Limited Partnership":  collectively, PLC Command I, L.P. and PLC
           -------------------
     Command II, L.P., each a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania.

          "Loan Documents":  this Agreement, each Draft, each Bankers'
           --------------
     Acceptance, any Notes, the Security Documents and any document, agreement or certificate executed or delivered in connection herewith.

          "Loan Parties":  each Borrower and each Subsidiary of the Company and
           ------------
     any other Person (other than the Lenders and the Administrative Agents) which is a party to a Loan Document.

          "Loans":  the collective reference to the US$ Loans and the C$ Loans.
           -----

          "Local Time":  (a) in the case of matters relating to US$ Loans, New
           ----------
     York City time, and (b) in the case of matters relating to C$ Loans, Toronto time.

          "Management Services Agreement":  collectively, the Management and
           -----------------------------
     Administrative Services Agreement and the Software and Technology Services Agreement, each dated as of October 27, 1995, between the Company and the Canadian Borrower pursuant to which certain services are obligated to be provided by the Company to the Canadian Borrower for which services the Canadian Borrower is obligated to pay to the Company certain fees as provided in such Agreements, as such Agreements may be amended, supplemented or otherwise modified in accordance with subsection 8.11.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agents or the Lenders hereunder or thereunder.

          "Moody's":  Moody's Investors Service, Inc.
           -------

          "Mortgages":  the collective reference to all US Mortgages and all
           ---------
     Canadian Mortgages.

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.

          "Net Income":  with respect to any Person for any period, the
           ----------
     consolidated net income of such Person and its Subsidiaries for such period determined in accordance with GAAP, excluding any foreign currency translation gains or losses added or deducted, as applicable, in the computation of Net Income.

          "Net Proceeds":
           ------------

               (a) in the case of any Disposition, the aggregate amount of all cash payments received by the relevant Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided
                                                                      --------
          that (i) Net Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by such Borrower and its Subsidiaries in connection with such Disposition and (y) any federal, state, provincial and local income or other taxes estimated to be payable by such Borrower and its Subsidiaries (or, in the case of the Company, by the Company and/or the Subchapter S Shareholders resulting from the Company's status as an S corporation as defined in Section 1361 of the Code prior to the Equity Offerings) as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state, provincial or local Governmental Authority) and (ii) Net Proceeds shall be net of any repayments by such Borrower or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is subject to such Disposition (which Indebtedness shall be valued at the lesser of the value of the property or the amount of the Indebtedness) and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

               (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance (other than business interruption insurance), condemnation awards and other compensation received by the relevant Borrower and its Subsidiaries in respect of such Casualty Event net of
          (i) reasonable expenses incurred by such Borrower and its Subsidiaries in connection therewith, (ii) contractually required repayments on Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such property, (iii) any income and transfer taxes payable by such Borrower or any of its Subsidiaries (or, in the case of the Company, by the Company and/or the Subchapter S Shareholders resulting from the Company's status as an S corporation as defined in
          Section 1361 of the Code prior to the Equity Offerings) in respect of such Casualty Event and (iv) costs resulting from the use of alternate facilities or warehouses by such Borrower and/or any Subsidiaries as a result of such Casualty Event.

          "1996 Senior Subordinated Notes":  the 11-/1//\\8\\% Senior
           ------------------------------
     Subordinated Notes due   2006 of the Company in an aggregate original
     principal amount of US$200,000,000 issued pursuant to the 1996 Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.11.

          "1997 Senior Subordinated Notes":  the 9-/1//\\8\\% Senior
           ------------------------------
     Subordinated Notes due 2007 of the Company in an aggregate original principal amount of US$120,000,000 issued pursuant to the 1997 Senior Subordinated Notes Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.11.

          "1996 Senior Subordinated Notes Indenture":  the Senior Subordinated
           ----------------------------------------
     Notes Indenture, dated as of July 15, 1996, between the Company and United States Trust Company of New York, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.11.

          "1997 Senior Subordinated Notes Indenture":  the Senior Subordinated
           ----------------------------------------
     Notes Indenture, dated as of July 7, 1997 between the Company and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.11.

          "Non-Excluded Taxes":  as defined in subsection 4.11.
           ------------------

          "Notes":  the collective reference to the US$ Notes and C$ Notes.
           -----

          "Original Closing Date":  the Closing Date, as defined in the Existing
           ---------------------
     Credit Agreement.

          "Participant":  as defined in subsection 11.6(b).
           -----------

          "Partnership Agreement":  the PLC Command I, L.P. Limited Partnership
           ---------------------
     Agreement dated as of October 23, 1995 between PLC Command I, Inc. as general partner and the Company as limited partner, as amended, supplemented or modified thereto, and the PLC Command II, L.P. Limited Partnership Agreement dated as of October 23, 1995 between PLC Command II, Inc. as general partner and the Company as limited partner, as amended, supplemented or modified thereto.

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA.

          "Permitted Acquisition":  any acquisition by the Company or any Wholly
           ---------------------
     Owned Subsidiary, on or after the Closing Date, whether through a purchase of Capital Stock or assets or through a merger, consolidation or amalgamation, of another Person or the assets constituting an entire business or operating business unit of another Person, provided that:
                                                            --------

          (a) the assets so acquired or, as the case may be, the assets of the Person so acquired shall be in or related to the archives records management business;

          (b) no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom;

          (c) the Company shall have delivered to the US Administrative Agent, as soon as available but in no event later than the earlier of (i) 10 days after the execution thereof and (ii) 3 Business Days prior the closing of such acquisition, a copy of the executed purchase agreement with respect thereto (without exhibits, except to the extent available and requested by the US Administrative Agent) or the most recent draft thereof;

          (d) if the Purchase Price of such Permitted Acquisition would exceed US$30,000,000 (or the equivalent thereof in other currencies), the Required Lenders shall have consented in writing to such Permitted Acquisition;

          (e) if, after giving effect to such acquisition, the aggregate amount of the proceeds of Acquisition Loans made (x) during the period from the Closing Date to and including December 31, 1997 or (y) in any fiscal year of the Company thereafter that are used to fund Permitted Acquisitions shall exceed US$85,000,000, (i) the Required Lenders shall have consented in writing to such Permitted Acquisition and (ii) the Company shall, not less than five Business Days prior to the closing of such Permitted Acquisition, have provided updated financial projections for the then remaining life of this Agreement and delivered a compliance certificate of a Responsible Officer demonstrating pro forma compliance with subsections 8.8, 8.9 and 8.10 for the then remaining life of this Agreement; and

          (f) such acquisition shall be effected in such manner so that the acquired Capital Stock or assets are owned either by the Company or a Wholly Owned Subsidiary and, if effected by merger, consolidation or amalgamation, the Company or a Wholly Owned Subsidiary shall be the continuing, surviving or resulting entity.

          Notwithstanding the foregoing, the Knott Transaction shall be a Permitted Acquisition.

          "Permitted Holders":  collectively, Leo W. Pierce, Sr., his children
           -----------------
     or other lineal descendants (whether adoptive or biological), the spouses of any of the foregoing and any probate estate of any such individual and any trust, so long as one or more of the foregoing individuals is the principal beneficiary of such trust, and any partnership, corporation or other entity all of the partners, shareholders, members or owners of which are any one or more of the foregoing.

          "Permitted Intercompany Indebtedness":  (a) loans and advances from
           -----------------------------------
     the Company to any Subsidiary of the Company, (b) loans and advances from any Subsidiary of the Company to the Company or any other Subsidiary of the Company, and (c) accrued but unpaid fees owing by the Canadian Borrower to the Company pursuant to the Management Services Agreement.

          "Permitted Mortgage Debt":  Indebtedness of the Company permitted by
           -----------------------
     subsection 8.4(c).

          "Person":  an individual, partnership, corporation, business trust,
           ------
     joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
     covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "PLC":  as defined in the recitals to this Agreement.
           ---

          "PPSA":  the Personal Property Security Act (Ontario).
           ----

          "Preferred Stock":  as defined in subsection 5.17.
           ---------------

          "Purchase Price":  with respect to any Permitted Acquisition, an
           --------------
     amount equal to the sum of (i) the aggregate consideration, whether cash, property (at the fair market value thereof determined in good faith by the Board of Directors) or securities (including, without limitation, any Indebtedness incurred pursuant to subsection 8.4(f) and the fair market value of any Capital Stock of the Company issued to the seller in such Permitted Acquisition), paid or delivered by the Company and its Subsidiaries in connection with such Permitted Acquisition plus (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Company and its Subsidiaries after giving effect to such Permitted Acquisition.

          "Qualified Assets":  as defined in subsection 4.4(b).
           ----------------

          "RCRA":  shall mean the Resource Conservation and Recovery Act, as the
           ----
     same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                               -- ---

          "Refunding Bankers' Acceptance":  as defined in subsection 3.3(d).
           -----------------------------

          "Registers":  as defined in subsection 11.6(d).
           ---------

          "Regulation D, G, T, U or X":  Regulation D, G, T, U or X of the Board
           --------------------------
     of Governors of the Federal Reserve System as in effect from time to time.

          "Reinvestable Proceeds":  as defined in subsection 4.4(b).
           ---------------------

          "Release":  disposing, discharging, injecting, spilling, pumping,
           -------
     leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Relevant Permitted Acquisition":  as defined in subsection 6.3(a).
           ------------------------------

     "Reorganization":  with respect to any Multiemployer Plan, the condition
      --------------
     that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(b) of
           ----------------
     ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Required C$ Lenders":  at any date, C$ Lenders the C$ Commitment
           -------------------
     Percentages of which aggregate at least 51% at such date.

          "Required Lenders":  at any date, Lenders the Commitment Percentages
           ----------------
     of which aggregate at least 51% at such date.

          "Required US$ Lenders":  at any date, US$ Lenders the US Commitment
           --------------------
     Percentages of which aggregate at least 51% at such date.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  with respect to either Borrower, the chief
           -------------------
     executive officer, the president, the chief financial officer or the treasurer of such Borrower.

          "Security Documents":  the collective reference to the US Security
           ------------------
     Documents and the Canadian Security Documents.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "S&P":  Standard & Poor's Ratings Services.
           ---

          "Stock Recapitalization":  the collective reference to the stock split
           ----------------------
     and recapitalization effected by PLC immediately prior to PLC's redomestication into Pennsylvania pursuant to PLC's merger with and into the Company, in which each outstanding share of Class A and Class B Common Stock of PLC was converted into shares of voting Common Stock of the Company.

          "Subsidiary":  as to any Person, a corporation, partnership or other
           ----------
     entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Subchapter S Shareholders":  the collective reference to the
           -------------------------
     shareholders of the Company during the period in which the Company was taxed as an S corporation as defined in Section 1361 of the Code, to whom the Company may make Tax Distributions.

          "Tax Distributions":  with respect to any period in which the Company
           -----------------
     was taxed as an S corporation as defined in Section 1361 of the Code or other pass-through entity for federal income tax purposes, distributions to the Subchapter S Shareholders based on estimates of the highest amount of federal, state and local income tax per share of Capital Stock of the Company outstanding prior to the Stock Recapitalization that any Subchapter S Shareholder would be required to pay as a result of the Company's being treated as a pass-through entity for income tax purposes or pursuant to a Tax Indemnity Agreement.

          "Tax Indemnity Agreement":  collectively, (a) the Tax Indemnification
           -----------------------
     Agreement, dated June 24, 1997, entered into by the Company and certain Subchapter S Shareholders with respect to the indemnity by the Company for taxes owing by such Shareholders as a result of the Company's operations during the period in which the Company was taxed as an S corporation and
     (b) the agreement with one of the Subchapter S Shareholders relating to such matters that is described in the letter from the Company to the US Administrative Agent dated August 12, 1997.

          "Tax Refund":  with respect to either Borrower, any cash payment
           ----------
     received by such Borrower as a rebate or refund of any federal, state, provincial or local income taxes paid by such Borrower or of any taxes with respect to the assets or properties of such Borrower.

          "Tax Sharing Agreements":  collectively, all tax sharing, tax
           ----------------------
     allocation and other similar agreements entered into by the Company or any of its Subsidiaries.

          "Termination Date":  June 30, 2004.
           ----------------

          "Texas Avenue Property":  that certain real property leased by the
           ---------------------
     Company pursuant to a Ground Lease, dated as of August 1, 1922, between the Company and S. Bernard Naman, as Trustee, located at 1120 Texas Avenue, Houston, Texas.

          "Total Net Debt":  at any date of determination, without duplication,
           --------------
     the excess, if any, of all Indebtedness of the Company and its Subsidiaries (excluding (a) all Indebtedness of the type described in clause (e) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness) and all Guarantee Obligations of the Company and its Subsidiaries in respect of Indebtedness of third Persons over (b) any cash balances in excess of US$500,000 then standing to the credit of the Company and its Subsidiaries in their respective operating accounts and the aggregate amount of Cash Equivalents then owned by the Company and its Subsidiaries.

          "Transferee":  as defined in subsection 11.6(f).
           ----------

          "Travelers Corporation Building Archives":  the real property located
           ---------------------------------------
     at 1100 Kennedy Boulevard, Windsor, Connecticut.

          "Type":  (a) as to any US$ Loan, its nature as a Base Rate Loan or a
           ----
     Eurodollar Loan and (b) as to any C$ Loan, its nature as a C$ Prime Loan or a Bankers' Acceptance.

          "US Administrative Agent":  Canadian Imperial Bank of Commerce, New
           -----------------------
     York Agency, together with its affiliates, as the agent for the US$ Lenders under this Agreement and the other Loan Documents.

          "US Administrative Office":  the US Administrative Agent's office
           ------------------------
     located at 425 Lexington Avenue, New York, New York 10017, or such other office in the United States as may be designated by the US Administrative Agent by written notice to the Company and the Lenders.

          "US Commitment":  as to any US$ Lender, its obligation to make US$
           -------------
     Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "US Commitment", as such amount may be changed from time to time as provided herein. The original aggregate principal amount of the US Commitments is US$ 140,000,000.

          "US Commitment Percentage":  as to any US$ Lender at any time, the
           ------------------------
     percentage of the aggregate US Commitments then constituted by such Lender's US Commitment.

          "US$ Equivalent":  on any date of determination, with respect to any
           --------------
     amount in C$, the equivalent in US Dollars of such amount, determined by the US Administrative Agent using the Canadian Exchange Rate then in effect.

          "US$ Exchange Rate":  on a particular date, the rate at which US$ may
           -----------------
     be exchanged into C$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC on the immediately preceding Business Day. In the event that such rate does not appear on such Reuters page, the "US$ Exchange Rate" shall be determined by reference
                             -----------------
     to any other means (as selected by the relevant Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Toronto time, on the Business Day immediately preceding the relevant date of determination);

     provided, that if at the time of any such determination, for any reason, no
     --------
     such exchange rate is being quoted or published, the relevant Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

          "US$ Lender":  each Lender designated as a "US$ Lender" on Schedule
           ----------
     1.1, as such Schedule may be modified from time to time as provided herein.

          "US$ Loans":  as defined in subsection 2.1(a).
           ---------

          "US Dollars" and "US$":  dollars in lawful currency of the United
           ----------       ---
     States of America.

          "US Global Guarantee and Security Agreement":  the Amended and
           ------------------------------------------
     Restated US Global Guarantee and Security Agreement to be executed and delivered by the parties thereto substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

          "US Lending Office":  as to each US$ Lender, the office in the United
           -----------------
     States specified as the "US Lending Office" of such Lender on Schedule 1.1 or in an Assignment and Acceptance, as the case may be, or such other office in the United States as may be designated by such Lender by written notice to Company and the US Administrative Agent.

          "US Mortgage":  a mortgage executed and delivered pursuant to the
           -----------
     Existing Credit Agreement or to be executed and delivered pursuant hereto by a domestic Loan Party, with respect to a US Mortgaged Property, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

          "US Mortgaged Properties":  all real property listed and identified as
           -----------------------
     such in Part B of Schedule 5.8 and designated as such.

          "US$ Notes":  as defined in subsection 4.1(f).
           ---------

          "US Security Documents":  the collective reference to the US Global
           ---------------------
     Guarantee and Security Agreement, the US Mortgages, and all other security documents hereafter delivered to the US Administrative Agent granting a Lien on any asset or assets of the Company or any Domestic Subsidiary to secure the obligations and liabilities of the Company hereunder and under any of the other Loan Documents or to secure any guarantee by any Subsidiary of any such obligations and liabilities.

          "Wholly Owned Subsidiary":   any Subsidiary, 99% or more of the
           -----------------------
     outstanding Capital Stock (other than directors' qualifying shares or shares held pursuant to similar requirements of law in respect of Foreign Subsidiaries) of which are owned, directly or indirectly, by the Company.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                         SECTION 2.  THE US COMMITMENTS

          2.1  The US Commitments.  (a)  Subject to the terms and conditions
               ------------------
hereof, each US$ Lender severally agrees to make revolving credit loans ("US$
                                                                          ---
Loans") to the Company from time to time during the Commitment Period in an
-----
aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's US Commitment. During the Commitment Period the Company may use the US Commitments by borrowing, prepaying or repaying the US$ Loans of such Lender in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The US$ Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the US Administrative Agent in accordance with subsections 2.2 and 2.3, provided that no US$ Loan shall be made as a Eurodollar Loan after the day
     --------
that is one month prior to the Termination Date.

          2.2  Procedure for US$ Loan Borrowing.   The Company may borrow under
               --------------------------------
the US Commitments during the Commitment Period on any Business Day, provided
                                                                     --------
that the Company shall give the US Administrative Agent irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (which notice must be received by the US Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested US$ Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period or Interest Periods therefor. Each borrowing under the US Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, US$300,000 or a whole multiple of US$100,000 in excess thereof (or, if the then Available Commitments are less than US$300,000, such lesser amount) and (y) in the case of Eurodollar Loans, US$1,000,000 or a whole multiple of US$100,000 in excess thereof (or, if the then Available Commitments are less than US$1,000,000, such lesser amount). Upon receipt of any such notice from the Company, the US Administrative Agent shall promptly notify each US$ Lender thereof. Each US$ Lender will make the amount of its pro rata share of each borrowing available to the US Administrative Agent for the account of the Company at the US Administrative Office prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the US Administrative Agent. Such borrowing will then be made available to the Company by the US Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the US Administrative Agent by the US$ Lenders and in like funds as received by the US Administrative Agent.

          2.3  Conversion and Continuation Options. (a)  The Company may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to Base Rate Loans by giving the US Administrative Agent at least one Business Day's prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) of such election, provided that if any such conversion of Eurodollar
                           --------
Loans occurs on a day other than the last day of an Interest Period with respect thereto the Company shall pay any breakage costs in connection with such conversion. The Company may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the US Administrative Agent at least three Business Days' prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the US Administrative Agent shall promptly notify each US$ Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Base Rate Loan may be
                                     --------
converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the US Administrative Agent has or the Required US$ Lenders have determined that such a conversion is not appropriate and (ii) no Base Rate Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving, at least three Business Days' prior, irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) to the US Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan
                                                --------
may be continued as such (i) when any Event of Default has occurred and is continuing and the US Administrative Agent has or the Required US$ Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date in accordance with the terms described above and provided, further, that if the Company shall fail to give
                    --------  -------
such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring

Interest Period. Upon receipt of any notice given by the Company pursuant to this subsection 2.3(b), the US Administrative Agent shall promptly notify each US$ Lender thereof.

          2.4  Minimum Amounts and Maximum Number of Eurodollar Tranches.
               ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, payments, prepayments, conversions and continuations of US$ Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to US$1,000,000 or a whole multiple of US$100,000 in excess thereof. More than one borrowing may occur on the same date, but in no event shall there be more than five Eurodollar Tranches outstanding at any time.


                      SECTION 3.  THE CANADIAN COMMITMENTS

          3.1  The Canadian Commitments.  Subject to the terms and conditions
               ------------------------
hereof, each C$ Lender severally agrees to make revolving credit loans (which shall be C$ Prime Loans) to, and to accept and, at the option of the Canadian Borrower, purchase Bankers' Acceptances from, the Canadian Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Canadian Commitment. During the Commitment Period, the Canadian Borrower may use the Canadian Commitments by borrowing, prepaying or repaying the C$ Prime Loans or Bankers' Acceptances, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          3.2  Procedure for C$ Loan Borrowing.  The Canadian Borrower may
               -------------------------------
borrow C$ Prime Loans during the Commitment Period on any Business Day, provided
                                                                        --------
that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (which notice must be received by the Canadian Administrative Agent prior to 10:00 A.M., Toronto time, one Business Day prior to the requested Borrowing Date), specifying (a) the amount to be borrowed and
(b) the requested Borrowing Date. Each borrowing of C$ Prime Loans shall be in an amount equal to C$300,000 or a whole multiple of C$100,000 in excess thereof. Upon receipt of any such irrevocable notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify each C$ Lender thereof.
Each C$ Lender will make the amount of its pro rata share of each such borrowing available to the Canadian Administrative Agent for the account of the Canadian Borrower at the Canadian Administrative Office prior to 11:00 A.M., Toronto time, on the Borrowing Date requested by the Canadian Borrower in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available on such Borrowing Date to the Canadian Borrower by the Canadian Administrative Agent crediting the account of the Canadian Borrower on the books of the Canadian Administrative Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the C$ Lenders and in like funds as received by the Canadian Administrative Agent.

          3.3  Bankers' Acceptances.  (a)  The Canadian Borrower may issue
               --------------------
Bankers' Acceptances denominated in C$, for acceptance and, at the Canadian Borrower's option, purchase by the C$ Lenders, each in accordance with the provisions of this subsection 3.3.

          (b)  Procedures.
               ----------

          (1)  Notice.  The Canadian Borrower shall notify the Canadian
               ------
     Administrative Agent by irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) by 10:00 A.M., Toronto time, one Business Day prior to the Borrowing Date in respect of any borrowing by way of Bankers' Acceptances.

          (2)  Minimum Borrowing Amount.  Each borrowing by way of Bankers'
               ------------------------
     Acceptances shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

          (3)  Face Amounts.  The face amount of each Bankers' Acceptance shall
               ------------
     be C$100,000 or any whole multiple thereof.

          (4)  Term.  Bankers' Acceptances shall be issued and shall mature on a
               ----
     Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or 180 days (or such shorter or longer term as shall be agreed to by all of the C$ Lenders), shall mature on or before the Termination Date and shall be in form and substance reasonably satisfactory to each C$ Lender.

          (5)  Bankers' Acceptances in Blank.  To facilitate the acceptance of
               -----------------------------
     Bankers' Acceptances under this Agreement, the Canadian Borrower shall, from time to time as required, provide to the Canadian Administrative Agent Drafts duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each C$ Lender to fulfill its obligations hereunder. Each C$ Lender is hereby authorized to accept such Drafts endorsed in blank in such face amounts as may be determined by such C$ Lender in accordance with the terms of this Agreement, provided that the
                                                            --------
     aggregate amount thereof is less than or equal to the aggregate amount of Bankers' Acceptances required to be accepted by such C$ Lender. No C$ Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts to the Canadian Administrative Agent on a timely basis, nor shall any C$ Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such C$ Lender, its officers, employees, agents or representatives. The Canadian Administrative Agent and each C$ Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each C$ Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts then held by it for the Canadian Borrower. Each C$ Lender shall maintain a record with respect to Drafts and Bankers' Acceptances (i) received by it from the Canadian Administrative Agent in blank hereunder,
     (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) cancelled at their respective maturities. Each C$ Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such C$ Lender.

          (6)  Execution of Bankers' Acceptances.  Drafts of the Canadian
               ---------------------------------
     Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrower.

          (7)  Issuance of Bankers' Acceptances.  Promptly following receipt of
               --------------------------------
     a notice of borrowing by way of Bankers' Acceptances, the Canadian Administrative Agent shall so advise the C$ Lenders and shall advise each C$ Lender of the face amount of each Draft to be accepted by it and the term thereof. The aggregate face amount of Drafts to be accepted by a C$ Lender shall be determined by the Canadian Administrative Agent on a pro rata basis by reference to the respective Canadian Commitments of the C$ Lenders, except that, if the face amount of a Draft which would otherwise be accepted by a C$ Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

          (8)  Acceptance of Bankers' Acceptances.  Each Draft to be accepted by
               ----------------------------------
     a C$ Lender shall be accepted at such C$ Lender's Canadian Lending Office.

          (9)  Purchase of Bankers' Acceptances.  Each C$ Lender shall be
               --------------------------------
     required to purchase (subject to the commercial availability of a resale market in the case of Bankers' Acceptances with a term of approximately 30, 60, 90 or 180 days, as the case may be) from the Canadian Borrower on such Borrowing Date, at the Applicable BA Discount Rate, the Bankers' Acceptances accepted by it on such Borrowing Date and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof not later than 12:00 Noon, Toronto time, on such Borrowing Date for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to such C$ Lender under subsection 3.3(e) in respect of each Bankers' Acceptance accepted and purchased by such C$ Lender from the Canadian Borrower shall be set off against the BA Discount Proceeds payable by such C$ Lender under this subsection 3.3(b)(9). Not later than 2:00 P.M., Toronto time, on such Borrowing Date, the Canadian Administrative Agent shall make such BA Discount Proceeds available to the Canadian Borrower by crediting the account of the Canadian Borrower on the books of the Canadian Administrative Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the C$ Lenders and in like funds as received by the Canadian Administrative Agent.

          (10)  Sale of Bankers' Acceptances.  Each C$ Lender may at any time
                ----------------------------
     and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

          (11)  Waiver of Presentment and Other Conditions.  To the extent
                ------------------------------------------
     permitted by applicable law, the Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a C$ Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such C$ Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such C$ Lender as holder sues the Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by the Canadian Borrower thereunder.

          (c) The Canadian Borrower shall reimburse a C$ Lender for, and there shall become due and payable at 10:00 A.M., Toronto time, on the contract maturity date for each Bankers' Acceptance, an amount in Canadian Dollars in same day funds equal to the face amount of such Bankers' Acceptance. The Canadian Borrower shall make each such reimbursement payment (i) by causing any proceeds of a Refunding Bankers' Acceptance issued in accordance with subsection 3.3(d) or conversion of such Bankers' Acceptance in accordance with subsection
3.4 to be applied in reduction of such reimbursement payment; and (ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after application of any proceeds referred to in clause (i)) with the Canadian Administrative Office in accordance with subsection 4.8. The Canadian Borrower's payment in accordance with this Section shall satisfy its obligations under any Bankers' Acceptance to which it relates, and the C$ Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

          (d) The Canadian Borrower shall give irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and the Canadian Borrower) to the Canadian Administrative Agent at or before 10:00 A.M., Toronto time, one Business Day prior to the maturity date of each Bankers' Acceptance of the Canadian Borrower's intention to issue a Bankers' Acceptance on such maturity date (a

"Refunding Bankers' Acceptance") to provide for the payment of such maturing
------------------------------
Bankers' Acceptance (it being understood that payments by the Canadian Borrower and fundings by the C$ Lenders in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). If the Canadian Borrower fails to give such notice or does not have sufficient funds on deposit in the amount of reimbursement payment in accordance with subsection 3.3(c)(ii), the Canadian Borrower shall be deemed to have requested that such maturing Bankers' Acceptances be repaid with the proceeds of C$ Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers' Acceptances.

          (e) An Acceptance Fee shall be payable by the Canadian Borrower to each C$ Lender in advance (in the manner specified in subsection 3.3(b)(9)) upon the issuance of a Bankers' Acceptance to be accepted by such C$ Lender calculated at the rate per annum equal to the Applicable Margin, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance.

          (f) Upon the occurrence of any Event of Default which is continuing, and in addition to any other rights or remedies of any C$ Lender and the Canadian Administrative Agent hereunder, any C$ Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Borrower and such C$ Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the C$ Lenders, amounts which are received by such C$ Lender or the Canadian Administrative Agent from the Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any C$ Lender or the Canadian Administrative Agent hereunder against the Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrower to the C$ Lenders or the Canadian Administrative Agent, or any of them hereunder.

          3.4  Conversion Option.  Subject to the provisions of this Agreement,
               -----------------
the Canadian Borrower may, prior to the Termination Date, effective on any Business Day, convert, in whole or in part, C$ Prime Loans into Bankers' Acceptances or vice versa upon giving to the Canadian Administrative Agent prior irrevocable written or telephonic notice (in the case of telephonic notice, to be promptly confirmed in writing) within the notice period and in the form which would be required to be given to the Canadian Administrative Agent in respect of the category of C$ Loan into which the outstanding C$ Loan is to be converted in accordance with the provisions of subsection 3.2 or 3.3, as applicable, provided
                                                                        --------
that:

          (a) no C$ Prime Loan may be converted into a Bankers' Acceptance when any Event of Default has occurred and is continuing;

          (b) each conversion to Bankers' Acceptances shall be for an aggregate amount of C$1,000,000 (and whole multiples of C$100,000 in excess thereof), and each conversion to C$ Prime Loans shall be in a minimum aggregate amount of C$100,000; and

          (c) Bankers' Acceptances may be converted only on the maturity date of such Bankers' Acceptances and, provided that, if less than all
                                            --------
          Bankers' Acceptances are converted, then after such conversion not less than C$1,000,000 (and whole multiples of C$100,000 in excess thereof) shall remain as Bankers' Acceptances.

          3.5  Circumstances Making Bankers' Acceptances Unavailable.  (a) If
               -----------------------------------------------------
the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

          (i) the right of the Canadian Borrower to request a borrowing by way of Bankers' Acceptance shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

          (ii) any notice relating to a borrowing by way of Bankers' Acceptance which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loans (all as if it were a notice given pursuant to subsection 3.2).

          (b) The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the C$ Lenders of the suspension of the Canadian Borrower's right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.


                         SECTION 4.  GENERAL PROVISIONS

          4.1  Repayment of Loans; Evidence of Debt.  (a) The Company hereby
               ------------------------------------
unconditionally promises to pay to the US Administrative Agent for the account of each US$ Lender the then unpaid principal amount of each US$ Loan of such US$ Lender on the Termination Date (or such earlier date on which the US$ Loans become due and payable pursuant to Section 9). The Company hereby further agrees to pay interest on the unpaid principal amount of the US$ Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5.

          (b) The Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each C$ Lender the then unpaid principal amount of each C$ Loan of such C$ Lender on the Termination Date (or such earlier date on which the C$ Loans become due and payable pursuant to Section 9). The Canadian Borrower hereby further agrees to pay interest on the unpaid principal amount of the C$ Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the relevant Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (d) Each Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each relevant Lender, in which shall be recorded (i) the amount of each relevant Loan made hereunder, whether such Loan is, as applicable, a US$ Loan, a C$ Prime Loan or a Bankers' Acceptance, the Type of each US$ Loan made and each Interest Period applicable to any Eurodollar Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each relevant Lender hereunder and (iii) both the amount of any sum received by such Administrative Agent hereunder from the relevant Borrower and each relevant Lender's share thereof.

          (e) The entries made in the Registers and the accounts of each Lender maintained pursuant to subsection 4.1(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the relevant Borrower therein recorded; provided, however, that
                                                       --------  -------
the failure of any Lender or either Administrative Agent to maintain such Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest and all other amounts owing with respect thereto) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (f) The Company agrees that, upon the request to the US Administrative Agent by any US$ Lender, the Company will execute and deliver to such Lender a promissory note of the Company evidencing the US$ Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "US$ Note"), as the same may be amended,
                                 --------
supplemented or otherwise modified from time to time.

          (g) The Canadian Borrower agrees that, upon the request to the Canadian Administrative Agent by any C$ Lender, the Canadian Borrower will execute and deliver to such Lender a promissory note of the Canadian Borrower evidencing the C$ Prime Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "C$
                                                                            --
Note"), as the same may be amended, supplemented or otherwise modified from time
----
to time.

          4.2  Commitment Fee.  (a)  The Company agrees to pay to the US
               --------------
Administrative Agent for the account of each US$ Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 3/8ths of 1% per annum on the average daily amount of the Available US Commitment of such US$ Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the US Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each C$ Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 3/8ths of 1% per annum on the average daily amount of the Available Canadian Commitment of such C$ Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Canadian Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (c) The Company agrees to pay to the US Administrative Agent and the Canadian Borrower agrees to pay to the Canadian Administrative Agent, for their own accounts, the fees in the amounts and on the dates previously agreed to in the Fee Letter dated March 28, 1997, among the Borrowers, the US Administrative Agent and the Canadian Administrative Agent.

          4.3  Termination or Reduction of Commitments.  (a)  The aggregate
               ---------------------------------------
amount of the US Commitments shall be automatically reduced to zero on the Termination Date. The aggregate amount of the US Commitments shall also reduce on the last day of March, June, September and December of each year, commencing March 31, 2001, each of which reductions on any such date shall be in an amount equal to the amount set forth below opposite such date:


        Date                    Amount
        ----                    ------

March 31, 2001               $ 5,625,000

June 30, 2001                  5,625,000

September 30, 2001             5,625,000

December 31, 2001              5,625,000

March 31, 2002                 7,500,000

June 30, 2002                  7,500,000

September 30, 2002             7,500,000

December 31, 2002              7,500,000

March 31, 2003                11,250,000

June 30, 2003                 11,250,000

September 30, 2003            11,250,000

December 31, 2003             11,250,000

March 31, 2004                26,250,000

June 30, 2004                 26,250,000

          (b) The aggregate amount of the Canadian Commitments shall be automatically reduced to zero on the Termination Date. The aggregate amount of the Canadian Commitments shall also reduce on the last day of March, June, September and December of each year, commencing March 31, 2001, each of which reductions on any such date shall be in an amount equal to the amount set forth below opposite such date:


        Date                    Amount
        ----                    ------
March 31, 2001               C$1,312,500

June 30, 2001                  1,312,500


        Date                    Amount
        ----                    ------

September 30, 2001           1,312,500

December 31, 2001            1,312,500

March 31, 2002               1,750,000

June 30, 2002                1,750,000

September 30, 2002           1,750,000

December 31, 2002            1,750,000

March 31, 2003               2,625,000

June 30, 2003                2,625,000

September 30, 2003           2,625,000

December 31, 2003            2,625,000

March 31, 2004               6,112,500

June 30, 2004                6,112,500

          (c) The Company shall have the right, upon not less than two Business Days' notice to the applicable Administrative Agent, without premium or penalty, to terminate the Commitments or, from time to time, to reduce the amount of the US Commitments (so long as, after giving effect thereto and to any contemporaneous prepayment of the Loans, the then outstanding US$ Loans of each US$ Lender shall be no greater than such Lender's US Commitment) or reduce the amount of the Canadian Commitments (so long as, after giving effect thereto and to any contemporaneous prepayment of the C$ Loans, the then outstanding C$ Loans of each C$ Lender shall be no greater than such Lender's Canadian Commitment). Upon receipt of such notice the applicable Administrative Agent shall promptly notify each relevant Lender thereof. Any such reduction shall be in an amount of at least US$500,000 and, if greater, in integral multiples of US$100,000 (in the case of the US Commitments) or C$500,000 and, if greater, in integral multiples of C$100,000 (in the case of the Canadian Commitments) and shall reduce permanently the amount of the affected Commitments then in effect. Any termination of the Commitments shall be accompanied by prepayment in full of the Loans, together with accrued interest thereon to the date of such prepayment.

          4.4  Optional and Mandatory Prepayments.  (a)  Each Borrower may at
               ----------------------------------
any time and from time to time prepay the relevant Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the relevant Administrative Agent (in the case of Eurodollar Loans), or one Business Day's irrevocable notice to the relevant Administrative Agent (otherwise), specifying the date and amount of prepayment, and the Type of Loan to be prepaid, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the relevant Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Loans, any interest accrued thereon, and in the case of all Loans, any amounts payable pursuant to subsection 4.12. Partial prepayments shall be in an aggregate principal amount of US$1,000,000 or C$1,000,000, as the case may be, or a whole multiple of US$100,000 or C$100,000, as the case may be, in excess thereof.

Notwithstanding anything to the contrary above, C$ Loans consisting of Bankers' Acceptances may not be prepaid pursuant to this subsection.

          (b) Without limiting the obligation of the Company to obtain the consent of the Required Lenders pursuant to subsection 8.2 to any Disposition not otherwise permitted hereunder, in the event that the Net Proceeds of any Disposition by either Borrower or any of its Subsidiaries (the "Current
                                                                -------
Disposition"), and of all prior Dispositions of the Borrowers and their
-----------
Subsidiaries as to which a prepayment has not yet been made under this subsection 4.4(b), but excluding any Reinvestable Proceeds (as defined below), shall exceed US$2,500,000 then, no later than five Business Days after the occurrence of the Current Disposition, the relevant Borrower will deliver to the US Administrative Agent a statement, certified by a Responsible Officer of such Borrower, in form and detail reasonably satisfactory to the US Administrative Agent, of the amount of the Net Proceeds of the Current Disposition and of all such prior Dispositions and shall prepay its Loans, and its Commitments shall be subject to automatic reduction (and, if required, such Borrower shall provide cash collateral in connection with such reduction, which cash collateral shall be invested in Cash Equivalents), in an aggregate amount equal to the excess of 100% of the Net Proceeds of the Current Disposition and such prior Dispositions (but excluding the amount of any Reinvestable Proceeds) over US$2,500,000 (or the C$ Equivalent thereof, as the case may be), such prepayment and reduction to be effected in each case in the manner and order specified in subsection 4.4(g);

provided that, at the option of such Borrower and so long as no Default or Event
--------
of Default shall have occurred and be continuing or would be caused thereby and subject to the consent of the Required Lenders in connection with any Disposition not otherwise permitted hereunder, such Net Proceeds shall not be required to be applied on such date so long as such Borrower delivers a certificate of a Responsible Officer to the US Administrative Agent prior to such date stating that such Borrower intends to use all or a portion of the Net Proceeds of any Disposition (the "Reinvestable Proceeds" of such Disposition) to
                                  ---------------------
purchase assets to be used by such Borrower or such Subsidiary in its business (the "Qualified Assets") within 270 days after receipt of such proceeds and
      ----------------
setting forth an estimate of the Reinvestable Proceeds to be so expended. After such election to use the Reinvestable Proceeds, on the date which is 270 days after the relevant Disposition, such Borrower shall (I) deliver a certificate of a Responsible Officer to the US Administrative Agent certifying as to the amount and use of such Reinvestable Proceeds actually used to purchase Qualified Assets and (II) deliver to the US Administrative Agent, for application in accordance with this subsection 4.4(b), an amount equal to the remaining unused Reinvestable Proceeds.

          (c) On the date of the receipt thereof by either Borrower or any of its Subsidiaries, such Borrower shall prepay its Loans (but the Commitments shall not be subject to any reduction) in an aggregate amount equal to (i) 100% of the proceeds (net of underwriting discounts and commissions and other costs associated therewith) from any sale or issuance of equity of such Borrower or any of its Subsidiaries (other than any portion of such proceeds applied to redeem 1997 Senior Subordinated Notes as permitted by subsection 8.11(a)) other than to either Borrower or any of its Subsidiaries and (ii) 100% of the proceeds (net of underwriting discounts and commissions and other costs associated therewith) from any incurrence of any Indebtedness for borrowed money by such Borrower or any of its

Subsidiaries (other than Indebtedness permitted by subsection 8.4), such prepayment to be effected in each case in the manner and order specified in subsection 4.4(g). The provisions of this paragraph shall not limit the obligation of the Company to obtain the consent of the Required Lenders to any action referred to in this paragraph that is not otherwise permitted hereunder.

          (d) In the event that the Net Proceeds of any Casualty Event of either Borrower or any of its Subsidiaries (the "Current Casualty Event"), and
                                                 ----------------------
of all prior Casualty Events of the Borrowers and their Subsidiaries as to which a prepayment has not yet been made under this subsection 4.4(d), but excluding any Casualty Reinvestable Proceeds (as defined below), shall exceed US$2,500,000, then, no later than five Business Days after the occurrence of the Current Casualty Event, the relevant Borrower will deliver to the US Administrative Agent a statement, certified by a Responsible Officer of such Borrower, in form and detail reasonably satisfactory to the relevant Administrative Agent, of the amount of the Net Proceeds of the Current Casualty Event and of all such prior Casualty Events and shall prepay its Loans, and its Commitments shall be subject to automatic reduction (and, if required, such Borrower shall provide cash collateral in connection with such reduction, which cash collateral shall be invested in Cash Equivalents), in an aggregate amount equal to the excess of 100% of the Net Proceeds of the Current Casualty Event and such prior Casualty Events (but excluding the amount of any Casualty Reinvestable Proceeds) over US$2,500,000 (or the C$ Equivalent thereof, as the case may be), such prepayment and reduction to be effected in each case in the manner and order specified in subsection 4.4(g); provided, that such Net
                                                 --------
Proceeds shall not be required to be applied on such date (other than if such Net Proceeds are required to be applied pursuant to the terms of any Mortgage or lease) so long as (i) such Borrower delivers a certificate of a Responsible Officer to the US Administrative Agent prior to such date stating that such Borrower intends to use or cause the appropriate Subsidiary to use such Net Proceeds (the "Casualty Reinvestable Proceeds" of such Casualty Event) to repair
               ------------------------------
or replace the property affected by such Casualty Event (the "Affected
                                                              --------
Property") within 270 days after receipt of such Net Proceeds and setting forth an estimate of the Casualty Reinvestable Proceeds to be so expended and (ii) no Event of Default shall have occurred and be continuing or would be caused thereby. After such election to reinvest, on the date which is 270 days after the relevant Casualty Event, such Borrower shall (I) deliver a certificate of a Responsible Officer to the relevant Administrative Agent certifying as to the amount and use of such Casualty Reinvestable Proceeds actually used to purchase or replace the Affected Property and (II) deliver to the relevant Administrative Agent, for application in accordance with this subsection 4.4(d), an amount equal to the remaining unused Casualty Reinvestable Proceeds.

          (e) On the date of the receipt thereof by either Borrower or any of its Subsidiaries, such Borrower shall prepay its Loans (but its Commitments shall not be subject to any reduction) in an aggregate amount equal to 100% of the proceeds of any Tax Refund (net of any marginal increase in income taxes payable as a result of the receipt by such Borrower and/or any of its Subsidiaries of such Tax Refund, such prepayment to be effected in each case in the manner and order specified in subsection 4.4(g).

          (f) On the date of the receipt thereof by either Borrower or any of its Subsidiaries, such Borrower shall prepay its Loans (but its Commitments shall not be subject to any reduction) in an aggregate amount equal to 100% of the Net Proceeds of any Disposition of property acquired as part of a Permitted Acquisition but not used or useful to the business of such Borrower or such Subsidiary so long as such Disposition is made within 270 days of the date of the consummation of such Permitted Acquisition, such prepayment to be effected in each case in the manner and order specified in subsection 4.4(g).

          (g)  Prepayments of the Loans pursuant to subsections 4.4(b), (c),
(d), (e) and (f) and permanent reductions of Commitments pursuant to subsections 4.4(b) and (d) shall be applied in the following manner:

          (i) to the extent such prepayment is required to be made by the Company, such prepayment shall be applied to reduce (ratably among the US Lenders) such of the then outstanding US$ Loans as the Company shall determine in its sole discretion, and any reduction of the Commitments required pursuant thereto shall be applied ratably to reduce the US Commitments (which reduction of US Commitments shall reduce the remaining scheduled commitment reductions thereof in inverse order of maturity); and

          (ii) to the extent that such prepayment is required to be made by the Canadian Borrower, such prepayment shall be applied to reduce (ratably among the Canadian Lenders) such of the then outstanding C$ Loans (or, in the case of Bankers' Acceptances, cash collateralization of such Bankers' Acceptances on terms satisfactory to the Canadian Administrative Agent, which cash collateral shall be invested in Cash Equivalents) as the Canadian Borrower shall determine in its sole discretion, and any reduction of the Canadian Commitments required pursuant thereto shall be applied ratably to reduce the Canadian Commitments (which reduction of Canadian Commitments shall reduce the remaining scheduled commitment reductions thereof in inverse order of maturity).

          (h) Notwithstanding anything to the contrary contained above, all prepayments of each Loan shall be made in the currency in which such Loans were made, and all cash collateralization of Bankers Acceptances shall be made in Canadian Dollars. For purposes of determining the amounts required to be applied, conversions of one currency to another are assumed to be made by using the C$ Equivalent or US$ Equivalent, as the case may be, of amounts received in the other currency. However, it shall remain the responsibility of the respective Borrower to convert amounts received in one currency into the other to the extent needed to repay, or cash collateralize, Loans or Bankers Acceptances maintained in the other such currency.

          4.5  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest for each day on the unpaid principal amount thereof, at a rate per annum equal to the Base Rate determined for such day plus the Applicable Margin.

          (c) Each C$ Prime Loan shall bear interest for each day on the unpaid principal amount thereof, at a rate per annum equal to the C$ Prime Rate determined for such day plus the Applicable Margin.

          (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any Acceptance Fee or any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, Acceptance Fee or commitment fee or other amount, the rate described in paragraph (b) of this subsection (in the case of amounts payable in US Dollars) or paragraph (c) of this subsection (in the case of amounts payable in Canadian Dollars) plus 2%, in each case from the date of such non-payment until such overdue principal, interest, Acceptance Fee or commitment fee or other amount is paid in full (after as well as before judgment).

          (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this
      --------
subsection shall be payable from time to time on demand. Interest in respect of US$ Loans (and all other amounts denominated in US$) shall be payable in US$, and interest in respect of C$ Loans (and all other amounts denominated in C$) shall be payable in C$.

          (f) (i) If any provision of this Agreement would obligate any Loan Party to make any payment of interest or other amount payable to any C$ Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such C$ Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such
                              -------------
provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such C$ Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

          (x) first, by reducing the amount or rates of interest required to be paid under this subsection 4.5; and

          (y) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).
                          -------------

          (ii) If, notwithstanding the provisions of clause (i) of this subsection 4.5.(f), and after giving effect to all adjustments contemplated thereby, any C$ Lender shall have received an amount in excess of the maximum permitted by such clause, then the applicable Loan Party shall be entitled, by notice in writing to such C$ Lender, to obtain reimbursement from such C$ Lender of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by such C$ Lender to such Loan Party.

          (iii) Any amount or rate of interest referred to in this subsection 4.5(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any C$ Loan on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada))
                                                    -------------
shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

          4.6  Computation of Interest and Fees.  (a)  Interest calculated on
               --------------------------------
the basis of the Eurodollar Rate and Federal Funds Rate shall be calculated on the basis of a 360-day year for the actual days elapsed; Acceptance Fees and commitment fees and interest calculated on the basis of the CDOR Rate shall be calculated on the basis of a 365-day year for the actual days elapsed; and interest calculated on any other basis shall be calculated on the basis of a 365- or 366- day year, as the case may be, for the actual days elapsed. The relevant Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of Eurodollar Rates or the Applicable BA Discount Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate, the C$ Prime Rate or the Applicable Margin shall become effective as of the opening of business on the day on which such change becomes effective. The relevant Administrative Agent shall as soon as practicable notify the relevant Lenders and the relevant Borrower of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the relevant Administrative Agent pursuant to any provision of this Agreement shall be prima facie evidence of the accuracy thereof on the Borrowers and the Lenders in the absence of manifest error. When applicable, each determination by CIBC of a rate to be notified to the relevant Administrative Agent pursuant to the definition of "CDOR Rate" shall be prima facie evidence of the accuracy thereof. The relevant Administrative Agent shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing any quotations and the computations used by the relevant Administrative Agent in determining any CDOR Rate.

          (c)  For the purposes of the Interest Act (Canada), in any case in
                                       ------------
which an interest rate is stated in this Agreement to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively. In addition, the principles of deemed investment of interest do not apply to any interest calculations under this Agreement and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          4.7  Inability to Determine Eurodollar Rate.  If prior to the first
               --------------------------------------
day of any Interest Period:

          (a) the US Administrative Agent shall have determined (which determination shall be prima facie evidence of the accuracy thereof) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the US Administrative Agent shall have received notice from the Required US$ Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such US$ Lenders (as conclusively certified by such US$ Lenders) of making or maintaining their affected Loans during such Interest Period, the US Administrative Agent shall give telecopy or telephonic notice (to be confirmed in writing) thereof to the Company and the US$ Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the US Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

          4.8  Pro Rata Treatment and Payments.  (a)  Each borrowing by each
               -------------------------------
Borrower from the Lenders hereunder, each payment by each Borrower on account of any commitment fee or Acceptance Fee hereunder and any reduction of the US Commitments or the Canadian Commitments of the Lenders shall be made pro rata according to the respective US Commitment Percentages, in the case of the US$ Lenders, and the respective C$ Commitment Percentages, in the case of the C$ Lenders. Each payment (excluding prepayments pursuant to subsection 4.4(g)) by each Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant Loans then held by the relevant Lenders. All payments (including prepayments) to be made by each Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Local Time, on the due date thereof to the relevant Administrative Agent, for the account of the Lenders, at the relevant Administrative Office, in US$ or C$, as the case may be, and in immediately available funds. The relevant Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received, but the relevant Borrower shall have satisfied its payment obligation hereunder upon payment to the relevant Administrative Agent, regardless of whether such Administrative Agent distributes such payments as required hereunder. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the relevant Administrative Agent shall have received notice from a Lender prior to 11:00 A.M., Local Time, on any Borrowing Date that such Lender will not make available to such Administrative Agent such Lender's share of the borrowing requested to be made on such Borrowing Date, such Administrative Agent may assume that such Lender has made its share of such borrowing available to such Administrative Agent on such Borrowing Date, and such Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such Borrowing Date a corresponding amount. If such Administrative Agent does, in such circumstances, make available to such Borrower such amount, such Lender shall within three Business Days following such Borrowing Date make its share of such borrowing available to such Administrative Agent, together with interest thereon for each day from and including such Borrowing Date that its share of such borrowing was not made available, to but excluding the date such Lender makes its share of such borrowing available to such Administrative Agent, at the Federal Funds Rate (in the case of US$ Loans) or at the then effective CDOR Rate (in the case of C$ Loans). If such amount is so made available, such payment to such Administrative Agent shall constitute such Lender's Loan on such Borrowing Date for all purposes of this Agreement. A certificate of such Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be prima facie evidence of such amounts. If such amount is not so made available to such Administrative Agent by such Lender within three Business Days of such Borrowing Date, such Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the relevant Lender. Nothing contained in this subsection 4.8(b) shall relieve any Lender which has failed to make available its share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof or prejudice any rights which the relevant Borrower may have against any Lender as a result of any default by such Lender to make loans.

          (c) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

          4.9  Illegality.  Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

          4.10  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any

Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to, or cause the withdrawal or termination of a previously granted exemption with respect to, any tax of any kind whatsoever, or change the basis of taxation of, or increase any existing tax on, payments of principal, interest, fees or other amounts payable by either Borrower to such Lender under this Agreement (except for taxes on the overall receipts or overall net income or capital of such Lender, and any related surtaxes, or taxes for which such Lender is being fully compensated under subsection 4.11);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon written demand therefor, such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided, that such Borrower shall not be required to
                           --------
pay any Lender any such additional amount if such additional amount arises (x) in the case of US$ Loans made to the Company, as a consequence of such Lender's failure to meet the requirements of subsection 4.11(b) or (y) in the case of C$ Loans made to the Canadian Borrower, as a result of such Lender's failure to be a Person resident in Canada for the purposes of the Income Tax Act (Canada).
                                                    --------------

          (b) If the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by any Governmental Authority or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly pay to such Lender, upon written demand therefor, such additional amount or amounts as will compensate such Lender for such reduced rate of return. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the reduced rate of return relates to such Lender's loans or commitments in general and are not specifically attributable to Loans or Commitments hereunder, be calculated with respect to all loans or commitments similar to the Loans or Commitments made by such Lender hereunder whether or not the loan documentation for such other loans or commitments permits the Lender to charge the respective borrower on a basis similar to that provided in this subsection 4.10.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the relevant Borrower (with a copy to the relevant Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to such Borrower (with a copy to the relevant Administrative Agent), showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such additional amounts payable. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.11  Taxes.  (a)  All payments made by any Loan Party under this
                -----
Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding gross or net income or gross receipts taxes, ad valorem taxes, personal property and/or sales taxes and franchise taxes (imposed in lieu of net income taxes) imposed on either Administrative Agent or any Lender as a result of a present or former connection between either Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld
                             ------------------
from any amounts payable to either Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to such Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that no Loan Party shall
                                     --------  -------
be required to increase any such amounts payable to either Administrative Agent, any Lender or any holder of Bankers' Acceptances if such increased amount arises as a result of (i) in the case of amounts payable by the Company with respect to US$ Loans, such Lender's failure to comply with any applicable requirements of subsection 4.11(b), including a material failure of any statement or certification given pursuant to subsection 4.11(b) to be true for any reason other than a change in United States federal income tax law or an amendment, modification or revocation of an applicable double tax treaty or (ii) in the case of amounts payable by any Canadian Borrower with respect to C$ Loans, the failure of such C$ Lender, the Canadian Administrative Agent or any holder of Bankers' Acceptances to be a Person resident in Canada for the purposes of the

Income Tax Act (Canada).  Each Loan Party shall also indemnify each
--------------
Administrative Agent and each Lender on an after-tax basis for any additional taxes on net income which such Administrative Agent or such Lender, as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this subsection

4.11(a). Whenever any Non-Excluded Taxes are payable by any Loan Party, as promptly as possible thereafter but in any event within 45 days after the date of payment such Loan Party shall send to the relevant Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party showing payment thereof. If any Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the relevant Administrative Agent the required receipts or other required documentary evidence, such Loan Party shall indemnify such Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by such Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) deliver to the Company and the US Administrative Agent (A) two original signed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Company and the US Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the US Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the US Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant
                                      --------
such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          4.12  Indemnity.  Each Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of Eurodollar Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto or
(d) repayment of any Bankers' Acceptance prior to its maturity date. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.13  Change of Lending Office.  Each Lender agrees that if it makes
                ------------------------
any demand for payment under subsection 4.10 or 4.11(a), or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Company to make payments under subsection 4.10 or 4.11(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.


                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agents and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agents and each Lender that:

          5.1  Financial Condition.  The consolidated balance sheet of the
               -------------------
Company and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and retained earnings and changes in cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1997, and the related unaudited consolidated statements of income and retained earnings and changes in cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 5.1, during the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at December 31, 1996.

          5.2  No Change.  (a) Except as set forth on Schedule 5.2, since
               ---------
December 31, 1996 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) except as permitted by the Existing Credit Agreement, during the period from December 31, 1996 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries other than in connection with the Stock Recapitalization.

          5.3  Corporate Existence; Compliance with Law.  Each of the Company
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation,
(b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or an extraprovincial corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (each of which jurisdictions are listed on Schedule 5.3), except where the failure to be so qualified could not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.4  Corporate Power; Authorization; Enforceable Obligations.  Each of
               -------------------------------------------------------
the Company and its Subsidiaries has the corporate or partnership power and authority, as applicable, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder, and each of the Company and its Subsidiaries has taken all necessary corporate or partnership action, as applicable, to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Company or any of its Subsidiaries is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party which is a party thereto enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          5.5  No Legal Bar.  The execution, delivery and performance of the
               ------------
Loan Documents to which each Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (except pursuant to the Loan Documents to which it is a party) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          5.6  No Material Litigation.  No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against either Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          5.7  No Default.  Neither Borrower nor any of its Subsidiaries is in
               ----------
default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          5.8  Ownership of Property; Liens.  All real property owned or leased
               ----------------------------
by either Borrower or any of its Subsidiaries and the nature of the interest therein, is correctly set forth on Schedule 5.8. The Company and its Subsidiaries have good and valid title to all real property owned by them and good and merchantable title to all other properties owned by them, in each case, including all property reflected in the balance sheets referred to in subsection
5.1 (except as sold or otherwise disposed of as permitted by this Agreement), free and clear of all Liens, other than (i) as referred to in such balance sheets or in the notes thereto or (ii) as otherwise permitted by subsection 8.1.

          5.9  Intellectual Property.  The Company and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual
                                                               ------------
Property").  Neither the Company nor any of its Subsidiaries has any knowledge
--------
that any claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.10  No Burdensome Restrictions.  No Requirement of Law or
                --------------------------
Contractual Obligation of either Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          5.11  Taxes.  Each of the Company and its Subsidiaries has filed or
                -----
caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than as set forth on Schedule 5.11 and any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

          5.12  Margin Regulations.  No part of the proceeds of any Loans will
                ------------------
be used to purchase or carry any Margin Stock (as defined in Regulation G, T, U or X) or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan, the creation of any Bankers Acceptance or the purchase of any Draft nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          5.13  ERISA; Canadian Pension Plans.  (a) Neither a Reportable Event
                -----------------------------
nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly

Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans in which it participates as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          (b) Each Canadian Pension Plan is in substantial compliance with all applicable pension benefits and tax laws; no Canadian Pension Plan has any unfunded liabilities (either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada), all contributions (including any special payments to amortize any unfunded liabilities) required to be made in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made; no event has occurred and no condition exists with respect to any Canadian Pension Plan that has resulted or could result in any Canadian Pension Plan being ordered or required to be wound up in whole or in part pursuant to any applicable pension benefits laws or having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, other than events or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; no order has been made and no notice has been given pursuant to any applicable pension benefits or tax laws in respect of any Canadian Pension Plan requiring (or proposing to require) any Person to take or to refrain from taking any action in respect thereof or that there has (or there are circumstances that indicate that there has) been a contravention of any such applicable laws, other than in respect of matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; no event has occurred and no condition exists which has resulted or could result in the Company or any Subsidiary of the Company being required to pay, repay or refund any amount (other than contributions required to be made or expenses required to be paid in the ordinary course) to or on account of any Canadian Pension Plan or a current or former member thereof, other than events or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and no event has occurred and no condition exists that has resulted or could result in a payment being made out of a guarantee fund established under any applicable pension benefits laws in respect of a Canadian Pension Plan.

          (c) With respect to any pension, retirement or other deferred compensation plan maintained by the Canadian Borrower or any of its Subsidiaries which is not a Canadian Pension Plan, all required contributions have been made, and there are no unfunded liabilities in respect of such plans (either on a "going concern" or on a "winding up'" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada).

          5.14  Investment Company Act; Other Regulations.  No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          5.15  Environmental Matters.  (a)  Except as set forth on Schedule
                ---------------------
5.15: the Company and its Subsidiaries are in compliance in all material respects with, and on the Closing Date and on the date of each Loan will be in compliance in all material respects with, all applicable Environmental Laws; to the best knowledge of the Company, there are no past, pending or threatened Environmental Claims against the Company or any of its Subsidiaries or any real property owned or operated by such Persons; there are no facts, circumstances, conditions or occurrences on any real property owned or operated at any time by the Company or any of its Subsidiaries that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or (ii) in the case of real property owned or operated by the Company or any of its Subsidiaries, to cause such real property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law.

          (b) The Company and its Subsidiaries have not at any time generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, any real property owned or operated at any time by the Company or any of its Subsidiaries, except for (i) Hazardous Materials used in the ordinary course of such Person's business and (ii) petroleum products contained in underground storage tanks at the Canadian Borrower's facility in Saint Lambert, Quebec, in each case, in compliance in all material respects with all Environmental Laws. The Company and its Subsidiaries have not at any time Released or disposed of Hazardous Materials on or from any real property owned or operated at any time by the Company or any of its Subsidiaries, except in compliance in all material respects with Environmental Laws.

          (c) Except as set forth on Schedule 5.15, there are no underground storage tanks located on any real property owned or operated by the Company or any of its Subsidiaries.

          (d) Except for asbestos and asbestos-containing materials located at the Texas Avenue Property and also in Murray St., Montreal, Ville Marie, Montreal, St. Helene, St. Lambert, Summerlea Road, Brampton, Wolfdale Road, Mississauga, Coronation Drive, Scarborough, 27th St. N.E., Calgary, all of which are in compliance in all material respects with all Environmental Laws, to the best of the Company's knowledge there is no friable asbestos in any form present or suspected to be present at any real property owned or operated by the Company or any of its Subsidiaries.

          5.16  Regulation H.  No Mortgage encumbers improved real property
                ------------
which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          5.17  Capitalization.  On the Closing Date, the authorized Capital
                --------------
Stock of the Company will consist of (i) 80,000,000 shares of Common Stock, US$.01 par value per share, of which approximately 16,150,000 shares will be outstanding, and (ii) 10,000,000 shares of Preferred Stock, US$.01 par value per share (the "Preferred Stock"), none of which shares will be outstanding. On the
            ---------------
Closing Date, the authorized Capital Stock of the Canadian Borrower will consist of 10,000 common shares, without nominal or par value, of which 1,000 will be issued and outstanding. All of such outstanding shares will have been duly and validly issued, will be fully paid and nonassessable and will be free of preemptive rights.

          5.18  Subsidiaries.  Schedule 5.18 correctly sets forth, as of the
                ------------
Closing Date, the percentage ownership (direct and indirect) of the Company in each class of Capital Stock or partnership interest, as the case may be, of each of its Subsidiaries and also identifies the direct owner thereof.

          5.19  Restrictions on or Relating to Subsidiaries.  There does not
                -------------------------------------------
exist any encumbrance or restriction on the ability of (i) any Subsidiary of the Company to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or to pay any Indebtedness owed to the Company or a Subsidiary of the Company, (ii) any Subsidiary of the Company to make loans or advances to the Company or any of its Subsidiaries or (iii) the Company or any Subsidiary of the Company to transfer any of its properties or assets to the Company or any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or by reason of (w) applicable law,
(x) this Agreement or the other Loan Documents, (y) customary provisions restricting subletting or assignment of any lease governing a leasehold interest or leases of equipment of the Company or any Subsidiary of the Company and (z) the 1996 Senior Subordinated Notes, the 1996 Senior Subordinated Notes Indenture, the 1997 Senior Subordinated Notes and the 1997 Senior Subordinated Notes Indenture.

          5.20  Subchapter S Status.  From its incorporation in 1990 until June
                -------------------
29, 1997, the Company had validly elected to be treated as a Subchapter S corporation within the meaning of Section 1361 of the Code. The Company was at all times from March 1, 1990 until June 29, 1997 qualified to be treated as a Subchapter S corporation within the meaning of Section 1361 of the Code.

          5.21  Leases.  With respect to any lease or rental agreement regarding
                ------
any real property to which the Company or any of its Subsidiaries is a party,
(i) such lease or rental agreement is in full force and effect, (ii) the Company and its Subsidiaries have complied in all material respects with all of the terms of such lease or rental agreement, (iii) there exists no event of default or to the best of the Company's knowledge, any event, act or condition which with notice or lapse of time, or both, would constitute an event of default thereunder by the Company or any of its Subsidiaries, or to the best knowledge of the Company, the landlord thereunder and (iv) the Company or its Subsidiaries as the case may be, is in possession of the premises demised under all such leases and rental agreements and is conducting business on such premises.

          5.22  Related Agreements.  The Company has delivered to the US
                ------------------
Administrative Agent true and correct copies of:

          (a) any agreement evidencing or relating to material Indebtedness of the Company or any of its Subsidiaries (excluding the Loans) which shall remain outstanding on and after the Closing Date, including the 1996 Senior Subordinated Notes Indenture and the 1997 Senior Subordinated Notes Indenture;

          (b)    any Tax Sharing Agreements;

          (c)   the Management Services Agreement;

          (d)    the Affiliate Contracts; and

          (e)  the Tax Indemnity Agreement.

          5.23 Proceeds of Equity Offerings.  The Company has received at least
               ----------------------------
US$60,000,000 in gross proceeds from the issuance during July 1997 of shares of its Common Stock in the Equity Offerings.


                        SECTION 6.  CONDITIONS PRECEDENT

          6.1  Conditions to Effectiveness.  This Agreement and the agreement of
               ---------------------------
each Lender to make Loans hereunder shall not become effective until the following conditions precedent shall have been satisfied on or before September 30, 1997:

          (a)  Loan Documents.  The US Administrative Agent shall have received
               --------------
     (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender, (ii) any Notes requested by the Lenders, each executed and delivered by a duly authorized officer of the relevant Borrower and (iii) the US Global Guarantee and Security Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.
     Each Note which shall be delivered hereunder at the request of a Lender which is the holder of a Note issued pursuant to the Existing Credit Agreement shall be deemed issued in replacement of and substitution for, and not as payment for, such latter Note.

          (b)  Existing Credit Agreement.  All loans, all interest thereon and
               -------------------------
     all commitment and other fees payable under, and in respect of, the Existing Credit Agreement shall have been repaid or paid, as the case may be, in full.

          (c)  Existing Indebtedness.  Except as set forth below, the US
               ---------------------
     Administrative Agent shall have received, with a copy for each Lender, evidence, in form and substance reasonably satisfactory to the US Administrative Agent that the Company and its Subsidiaries shall have repaid all Indebtedness so that, on the Closing Date, the Company and its Subsidiaries shall have no Indebtedness or Preferred Stock outstanding except for (i) any Loans to be made on the Closing Date, (ii) the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes and (iii) Indebtedness set forth on Schedule 6.1.

          (d)  Corporate Proceedings of the Loan Parties.  The US Administrative
               -----------------------------------------
     Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the US Administrative Agent, of the Boards of Directors of each of the Loan Parties authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to its respective Security Documents, certified by its respective Secretary or an Assistant Secretary as of the Closing Date, each of which certificates shall be in form and substance reasonably satisfactory to the US Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (e)  Incumbency Certificates of the Loan Parties.  The US
               -------------------------------------------
     Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each of the Loan Parties, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, each of which certificates shall be reasonably satisfactory in form and substance to the US Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (f)  Corporate Documents.  The US Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, true and complete copies of
     (i) the certificate of incorporation and by-laws of each of the corporate Loan Parties, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, (ii) the limited partnership agreement of each Limited Partnership, certified as of the Closing Date as complete and correct copies thereof by a duly authorized officer of the general partner of such Limited Partnership and (iii) the certificate of formation and operating agreement of any Loan Party that is a limited liability company, certified as of the Closing Date as complete and correct copies thereof by a duly authorized officer of the sole member of such limited liability company.

          (g)  Fees.  The US Administrative Agent shall have received the fees
               ----
     to be received on the Closing Date referred to in subsection 4.2(c).

          6.2  Conditions to Initial Loans.  The agreement of each Lender to
               ---------------------------
make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the initial Borrowing Date, of the following conditions precedent:

          (a)  Leverage Ratio Certificate.  The US Administrative Agent shall
               --------------------------
     have received, with a counterpart for each Lender, a certificate of the Company, dated the initial Borrowing Date, stating that after giving effect to all transactions and borrowings on the initial Borrowing Date, the Leverage Ratio on the initial Borrowing Date is not greater than 6.00 to 1.00.

          (b)  Borrowing Certificate.  The relevant Administrative Agent shall
               ---------------------
     have received, with a counterpart for each Lender, a certificate of the relevant Borrower, dated the initial Borrowing Date, substantially in the form of Exhibit C-1 and Exhibit C-2, respectively, with appropriate insertions and attachments, satisfactory in form and substance to the relevant Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the relevant Borrower.

          (c)  Legal Opinions.  The US Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, the following executed legal opinions:

                    (i) the executed legal opinion of Cozen and O'Connor, counsel to the Borrowers, substantially in the form of Exhibit F-1; and

                    (ii) the executed legal opinion of Blake, Cassels & Graydon, Canadian counsel to the Canadian Borrower, substantially in the form of Exhibit F-2.

          (d)  Actions to Perfect Liens.  The US Administrative Agent shall have
               ------------------------
     received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1, PPSA Form 1-C or the appropriate equivalent thereof, necessary or, in the opinion of the US Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or that all such financing statements and other documents with respect to such filings, recordings, registrations and other actions shall have been delivered to the applicable Administrative Agent.

          (e)  Lien Searches.  The US Administrative Agent shall have received,
               -------------
     with respect to any material properties or assets owned by the Borrowers and their Subsidiaries with respect to which the US Administrative Agent shall not previously have received such a search, (i) the results of a recent search by a Person satisfactory to the US Administrative Agent of the Uniform Commercial Code, judgment and tax lien filings and (ii) PPSA search results certified by the Ontario Registrar of Personal Property or equivalent certificate in any other province or territory with PPSA-type legislation which may have been filed, with respect to personal property of either Borrower and its Subsidiaries, and the results of such searches in clauses (i) and (ii) above shall be reasonably satisfactory to the US Administrative Agent.

          (f)  Insurance.  The US Administrative Agent shall have received
               ---------
     evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 5.3 of the US Global Guarantee and Security Agreement and subsection 6.1 of the Canadian Security Agreement shall have been satisfied.

          6.3  Additional Conditions for Acquisition Loans.  The agreement of
               -------------------------------------------
each Lender to make any Acquisition Loan requested to be made by it on any Borrowing Date is subject to the satisfaction of the following conditions precedent:

          (a)  Acquisition Documents.  The US Administrative Agent shall have
               ---------------------
     received, prior to the proposed borrowing date for such Acquisition Loan, true and correct copies, certified as to authenticity by the relevant Borrower, of each Acquisition Document (unless requested by the US Administrative Agent, without exhibits) (or the most recent form thereof) pursuant to which the Permitted Acquisition financed with such Acquisition Loan (the "Relevant Permitted Acquisition") is to be consummated, and such
                ------------------------------
     other documents or instruments as may be reasonably requested by the US Administrative Agent, including, without limitation, a copy of any debt, instrument, security agreement or other material contract to which such Borrower or its Subsidiaries may be a party upon the consummation of such Relevant Permitted Acquisition. The Relevant Permitted Acquisition shall have been (or shall concurrently be) consummated in accordance with such agreements or an agreement substantially similar to the form presented to the US Administrative Agent.

          (b)  Pro Forma Compliance.  The Company shall be in compliance, on a
               --------------------
     pro forma basis after giving effect to the Relevant Permitted Acquisition, with the covenants contained in subsection 8.10 recomputed as at the last day of the most recently ended calendar month of the Company for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1(a) or (b) as if such Relevant Permitted Acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the US Administrative Agent a certificate of a Responsible Officer to such effect, together with all relevant financial information for such Subsidiary or assets, and, after giving effect to such transaction, any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by subsection 8.4).

          (c)  Corporate Documents.  The US Administrative Agent shall have
               -------------------
     received true and complete copies of the certificate of incorporation and by-laws of any new Subsidiary executing any Loan Document to be delivered on such Borrowing Date, certified as of such Borrowing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such new Subsidiary.

          (d)  Litigation.  No litigation, investigation, injunction or
               ----------
     restraining order shall be pending, entered or threatened (including any proposed statute, rule or regulation) in respect of the Relevant Permitted Acquisition which could reasonably be expected to have a Material Adverse Effect.

          (e)  Filings.  All filings and other actions required to create and
               -------
     perfect a Lien in favor of the relevant Administrative Agent for the benefit of the relevant Lenders in all property to be acquired pursuant to the Relevant Permitted Acquisition shall have been duly made or taken or all necessary financing statements and other documents with respect to such filing and other actions shall have been delivered to the relevant Administrative Agent, and all such property shall be free and clear of other Liens except Liens permitted under the Loan Documents; provided, however, that no such Liens shall be
                               --------  -------
     granted with respect to any real property acquired in a Permitted Acquisition with respect to which a Lien permitted by subsection 8.1(l) exists and no Mortgages need to be filed except as required by subsection 7.14.

          (f)  Lien Searches.  The US Administrative Agent shall have received
               -------------
     copies of the results of any search conducted in connection with the Relevant Permitted Acquisition on behalf of or at the request of any Loan Party for any Uniform Commercial Code, judgment, tax lien or PPSA filings, which may have been filed with respect to personal property which is to be acquired (or which is owned by any Person to be acquired) in connection with such Permitted Acquisition.

          (g)  Pledged Stock; Stock Powers.  The relevant Administrative Agent
               ---------------------------
     shall have received the certificates representing any additional shares of Capital Stock to be pledged pursuant to the Security Documents in connection with the Relevant Permitted Acquisition, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and each addendum or supplement as required under subsections 7.15 and 7.16.

          (h)  Legal Opinions.  The US Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, such executed legal opinions of counsel to the Loan Parties, covering substantially the same matters as the opinion delivered pursuant to subsection 6.2(c)(i) or (ii), as the case may be, with respect to any Person acquired in connection with the Relevant Permitted Acquisition which shall become a party to a Loan Document.

          (i)  Environmental Assessment.  The US Administrative Agent shall have
               ------------------------
     received to the extent available or prepared on behalf of the Company one or more environmental assessments with respect to the Relevant Permitted Acquisition, in form and substance reasonably satisfactory to it, concerning environmental compliance and liability issues affecting either Borrower and the other Loan Parties.

          6.4  Conditions to Each Loan.  The agreement of each Lender to make
               -----------------------
any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by either Borrower and any other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

           (b) No Default. No Default or Event of Default shall have occurred
               ----------
      and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the US Administrative Agent, and the US Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as they shall reasonably request.

Each borrowing by either Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied.


                       SECTION 7.  AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or any Administrative Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          7.1  Financial Statements, Etc.  Furnish to the US Administrative
               -------------------------
Agent for distribution to each Lender:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statement of income and the related consolidated statements of retained earnings and cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and, in the case of the consolidated statements, certified by Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, together with comparative figures for the preceding fiscal year prepared by the Company and an unaudited schedule prepared by the Company containing comparable budgeted figures for such period; and

          (b) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth (i) in the case of such consolidated balance sheet, in comparative form the figures as at the end of the previous fiscal year and (ii) in the case of such consolidated statements of income and of cash flows, in comparative form the budgeted figures for such quarter and the figures for the corresponding quarter of the previous fiscal year, certified by a Responsible Officer as being fairly stated in accordance with GAAP in all material respects (subject to normal year-end audit ad justments);

     all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

          7.2  Certificates; Other Information.  Furnish to the US
               -------------------------------
Administrative Agent for distribution to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in connection with their audit nothing has come to their attention to cause them to believe that the Company or any of its Subsidiaries failed to comply with the covenants contained in Sections 7 and 8; provided, however,
                                                              --------  -------
     that such audit shall not have been directed primarily toward obtaining knowledge of such noncompliance, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer ("Compliance Certificate") stating that, to the best of such
               ----------------------
     Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Company has complied with the requirements of subsections
     7.15 and 7.16 with respect thereto), (ii) neither the Company nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) the Company in all material respects has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, except as specified in such certificate, and (iv) the Company has set forth in reasonable detail any and all calculations necessary to show compliance with all of the financial condition covenants set forth in subsections 8.3 through 8.5 inclusive, and 8.7 through 8.10 inclusive, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of GAAP consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1, and such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c) no later than 30 days after the first day of each fiscal year of the Company, a budget for the Company and its Subsidiaries using a format reasonably satisfactory to the Administrative Agents and the Required Lenders (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Company for each fiscal quarter of such fiscal year, prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Responsible Officer of the Company to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

          (d) within five days after the same are filed, copies of all financial statements and reports which either Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          7.3  Books, Records and Inspections.  The Company and its Subsidiaries
               ------------------------------
will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. The Company and its Subsidiaries will permit officers and designated representatives of either Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Company or such Subsidiaries, any of the properties of the Company and its Subsidiaries, and to examine the books of account of the Company and its Subsidiaries and discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and be advised as to the same by, its and their respective officers, all at such reasonable times and intervals and to such reasonable extent as either Administrative Agent or such Lender may request.

          7.4  Maintenance of Property, Insurance.  (a)  Schedule 7.4 sets forth
               ----------------------------------
a true and complete listing of all insurance maintained by the Company and its Subsidiaries with respect to its property as of the Closing Date. The Company and its Subsidiaries will (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated and (iii) furnish to each Lender, upon written request, full information as to the insurance carried.

          (b) The Company will (i) maintain with a financially sound and reputable insurance company key-man insurance on J. Peter Pierce of at least US$1,000,000 and (ii) furnish to each Lender, upon written request, full information as to the insurance carried.

          (c) At any time that insurance at levels described in Schedule 7.4 or at the level described in subsection 7.4(b) is not being maintained by the Company, the Company will notify the Lenders in writing within two Business Days thereof. The provisions of this subsection 7.4 shall be deemed to be supplemental to, but not duplicative of, the provisions of any Security Document that require the maintenance of insurance.

          7.5  Corporate Franchises.  The Company and its Subsidiaries will do
               --------------------
all things necessary to preserve and keep in full force and effect its existence and all of its rights, franchises, licenses and patents, except where the failure to do so could not have been reasonably expected to have a Material Adverse Effect; provided, however, nothing in this subsection 7.5 shall prevent
                --------  -------
the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in a jurisdiction in which such withdrawal could not be reasonably expected to have a Material Adverse Effect.

          7.6  Compliance with Statutes, Etc.  The Company and its Subsidiaries
               ------------------------------
will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.7  Compliance with Environmental Laws.  (a)  The Company and its
               ----------------------------------
Subsidiaries will comply in all material respects with all Environmental Laws applicable to ownership or use of their real property (including, without limitation, state laws applicable to underground storage tanks), will promptly pay or cause to be paid by other responsible parties all costs and expenses incurred in such compliance, and will keep or cause to be kept all such real properties free and clear of any Liens or any restrictions on the ownership, occupancy, use or transferability of such real property imposed pursuant to such Environmental Laws, except where the failure to do so could not have been reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries will use or store or knowingly permit the use or storage of Hazardous Materials on any of its respective real property, or transport or knowingly permit the transportation of Hazardous Materials to or from any of its respective real property except in material compliance with Environmental Laws. Neither the Company nor any of its Subsidiaries will generate, treat, release or dispose of, or permit the generation, treatment, release or disposal of, Hazardous Materials on any of its respective real property except in material compliance with Environmental Laws.

          (b) At the reasonable request of either Administrative Agent or the Required Lenders that at any time there exists a condition or set of circumstances or facts which has given rise to a material Environmental Claim, material noncompliance with an Environmental Law or an Event of Default exists with respect to this Section 7.7, the Company will provide, at its sole cost and expense, an environmental site assessment report concerning such real property of the Company or its Subsidiaries which is affected by any Environmental Claim, or noncompliance with an Environmental Law or material Event of Default, prepared by an environmental consulting firm approved by the US Administrative Agent or the Required Lenders, indicating the presence or Release or absence of Hazardous Materials and the potential cost of any required removal or remedial action in connection with any Hazardous Materials on such real property. If the Company fails to provide the same within sixty (60) days after such request is made or within a reasonable time thereafter, the US Administrative Agent or the Required Lenders may upon ten (10) days' prior notice order the same or undertake such an assessment all at the expense of the Company, and the Company or its Subsidiary shall grant and hereby grants to the US Administrative Agent and the Lenders and their agents access to such real property.

          7.8  ERISA; Canadian Pension Plans.  (a)  As soon as possible and, in
               -----------------------------
any event, within 10 days after the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Lenders a certificate of a Responsible Officer of the Company setting forth details as to such occurrence and the action, if any, which the Company or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an unfunded current liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Company or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(1) of ERISA. The Company will deliver to each of the Lenders a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any notices received by the Company or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or received by the Company or the ERISA Affiliate.

          (b) As soon as possible and, in any event, within 10 days after the Company or any Subsidiary of the Company knows of any of the following, the Company will deliver to the US Administrative Agent a certificate setting forth the details of any such occurrence or condition and such action, if any, which is required or proposed to be taken, together with any notices required or proposed to be given to or filed with or by the Company or such Subsidiary, the relevant pension or tax regulatory authority, a current or former member of a Canadian Pension Plan, an administrator or member of an advisory committee of a Canadian Pension Plan or a union representing current or former members of a Canadian Pension Plan with respect thereto: that a Canadian Pension Plan is not in substantial compliance with any applicable pension benefits and tax laws; that a Canadian Pension Plan has an unfunded liability (either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada); that any contribution (including any special payment to amortize any unfunded liability) required to be made in accordance with any applicable law or the terms of a Canadian Pension Plan has not been made; that an event has occurred or a condition exists with respect to a Canadian Pension Plan that has resulted or could result in the Canadian Pension Plan being ordered or required to be wound up in whole or in part pursuant to any applicable pension benefits laws or having its registration revoked or refused for the purposes of any applicable pension benefits and tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits and tax laws; that an order has been made or notice has been given pursuant to any applicable pension benefits and tax laws in respect of any Canadian Pension Plan requiring (or proposing to require) any person to take or refrain from taking any action in respect thereof or that there has (or there are circumstances that indicate that there has) been a contravention of any such applicable laws; or that an event has occurred or a condition exists that has resulted or could result in the Company or any Subsidiary of the Company being required to pay, repay or refund any amount (other than contributions required to be made or expenses required to be paid in the ordinary course) to or on account of any Canadian Pension Plan or a current or former member thereof; or that an event has occurred or a condition exists that has resulted or could result in a payment being made out of a guarantee fund established under the applicable pension benefits laws in respect of a Canadian Pension Plan.

          (c) The Company will, and will cause each of its Subsidiaries, to make all contributions (including any special payments to amortize any unfunded liabilities) required to be made in accordance with all applicable laws and the terms of each Canadian Pension Plan in a timely manner.

          7.9  End of Fiscal Years; Fiscal Quarters.  The Company will cause its
               ------------------------------------
and each of its Subsidiaries' fiscal years to end on December 31, and each of its and its Subsidiaries' first three fiscal quarters to end on March 31, June 30 and September 30.

          7.10  Performance of Obligations.  The Company will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and each other agreement or contract to which it is a party, except such non-performances as could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          7.11  Payment of Taxes.  Each of the Company and its Subsidiaries will
                ----------------
pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of such Person;

provided, that such Person shall not be required to pay any such tax,
--------
assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.12  Use of Proceeds.  The proceeds of Loans shall be used by the
                ---------------
Borrowers (i) to fund Permitted Acquisitions, (ii) provided that no Default or Event of Default shall have occurred and be continuing, to provide funds in an aggregate amount not to exceed US$5,000,000 per annum, through December 31, 2000, for the purchase, repurchase, redemption or other payment in respect of shares of the Common Stock of the Company, (iii) provided that no Default or Event of Default shall have occurred and be continuing, to provide funds in an aggregate amount not to exceed US$50,000,000 for the purchase, repurchase, redemption or other payment in respect of the 1996 Senior Subordinated Notes and (iv) for general corporate purposes, including to finance the working capital needs of the Borrowers.

          7.13  Notices.  Promptly give notice to the US Administrative Agent
                -------
and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries, including, without limitation, under the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount involved is US$3,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;

          (d) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; and

          (e) as soon as possible after a Responsible Officer of the Company knows or reasonably should know thereof, (i) any Release by the Company or any of its Subsidiaries of any Hazardous Materials required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Company reasonably determines that the total Environmental Costs arising out of such release or discharge are unlikely to exceed US$1,000,000 or to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the US Administrative Agent that could result in liability under applicable Environmental Laws unless the Company reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed US$1,000,000 or to have a Material Adverse Effect, or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Company or any of its Sub sidiaries that could reasonably be expected to have a Material Adverse Effect; and (iii) any proposed action to be taken by the Company or any of its Subsidiaries that would reasonably be expected to subject the Company or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Company determines that the total Environmental Costs arising out of such proposed action are unlikely to exceed US$1,000,000 or to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          7.14  Additional Mortgages.  (a)  The Company shall grant, and shall
                --------------------
cause its Subsidiaries to grant, to the relevant Administrative Agent, for the benefit of the relevant Lenders a lien and security interest in any real property of such Person not covered by a Mortgage (including, without limitation, any real property acquired by such Loan Party pursuant to a Permitted Acquisition, but excluding any property that has a Lien thereon permitted by subsection 8.1(l)) so long as the fair market value of such property exceeds US$5,000,000 (or the C$ Equivalent thereof) an "Additional
                                                                 ----------
Mortgaged Property"), and shall take all actions reasonably requested by the US
------------------
Administrative Agent (including, without limitation, the obtaining of title insurance policies and title surveys) in connection with the granting of such security interest, provided, however, that no such Mortgage shall be required to
                   --------  -------
be created with respect to any real property that is subject to a Lien permitted by subsection 8.1(l).

          (b) The liens and security interests required to be granted pursuant to clause (a) above shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents) reasonably satisfactory in form and substance to the US Administrative Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by subsection 8.1. The Mortgages and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the relevant Administrative Agent for the benefit of the relevant Lenders, required to be granted pursuant to the Mortgages, as the case may be, and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the respective Borrower. At the time of the execution and delivery of the Mortgages, such Borrower shall cause to be delivered to the relevant Administrative Agent such opinions of counsel, title insurance, title surveys and other related documents other than real estate appraisals as may be reasonably requested by such Administrative Agent or the relevant Required Lenders to assure themselves that this subsection has been complied with.

          (c) Each Borrower agrees that each action required by subsections (a) or (b) with respect to any Mortgages, as the case may be, shall be completed within 60 days of the later of (i) the date such action is requested to be taken and (ii) the date of the Relevant Permitted Acquisition.

          7.15  Additional Stock Pledges.  (a)  The Company will, and will cause
                ------------------------
each of its Subsidiaries to, pledge to the US Administrative Agent 100% of the issued and outstanding Capital Stock (other than directors' qualifying shares) which it or such Subsidiary holds of each Domestic Subsidiary of the Company which has not previously been pledged hereunder. Such pledge shall be granted pursuant to an addendum to the US Global Guarantee and Security Agreement substantially in the form of Annex 1 thereto.

          (b) The Company will, and will cause each of its US Subsidiaries to, pledge (or grant analogous security interests) to the US Administrative Agent in accordance with the laws of the jurisdiction of organization of the issuer thereof 65% (rounded downward to eliminate any fraction of a share) of the issued and outstanding shares of each class of Capital Stock entitled to vote (within the meaning of Treasury Regulations (S)1.956-2(c)(2)) ("Voting Stock")
                                                                ------------
and 100% of the issued and outstanding shares of each class of Capital Stock not entitled to vote (within the meaning of such Regulation) ("Non-Voting Stock") of
                                                           ----------------
each first-tier Foreign Subsidiary from time to time of the Company which (in each case) is owned of record by the Company or any Domestic Subsidiary of the Company and which has not previously been pledged hereunder. Each such pledge shall, unless otherwise agreed to by the US Administrative Agent, be granted pursuant to an addendum to the US Global Guarantee and Security Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the pledged stock delivered thereto as defined therein under the laws of the jurisdiction in which the issuer of such pledged stock is organized and (y) is in form and substance reasonably satisfactory to the US Administrative Agent.

          (c) The Company will, and will cause each of the US Subsidiaries to, execute and deliver each addendum required to be executed and delivered pursuant to this subsection 7.15 promptly following the organization, acquisition or identification of any such Subsidiary or first-tier Foreign Subsidiary. Each such addendum shall be accompanied by (i) share certificates evidencing the pledged stock thereunder (to the extent that such pledged stock is certificated) as defined therein, together with an undated stock power for each such share certificate (duly executed in blank and delivered by a duly authorized officer of the pledgor of the pledged stock represented by such certificate), (ii) in the case of the pledge of Capital Stock of any Foreign Subsidiary, evidence of the taking of all such other actions as may be necessary or appropriate for the perfection and first priority of such pledge and (iii) in the case of any Subsidiary, such resolutions, incumbency certificates and legal opinions as are reasonably requested by the US Administrative Agent and shall otherwise be in form and substance reasonably satisfactory to the US Administrative Agent.

          (d) The Canadian Borrower will, and will cause each of its Subsidiaries to, pledge to the Canadian Administrative Agent 100% of the issued and outstanding Capital Stock or other equity interests (other than directors' qualifying shares) which it or such Subsidiary holds of each of its Subsidiaries which has not previously been pledged hereunder. Such pledge shall, unless otherwise agreed to by the Canadian Administrative Agent, be granted pursuant to an addendum to the Canadian Security Agreement substantially in the form of Exhibit A thereto.

          (e) The Canadian Borrower will, and will cause each of its Subsidiaries to, execute and deliver each addendum required to be executed and delivered pursuant to this subsection 7.15 promptly following the organization, acquisition or identification of any such Subsidiary. Each such addendum shall be accompanied by (i) share certificates, if any, evidencing the pledged stock thereunder (to the extent that such pledged stock is certificated) as defined therein, together with an undated stock power for each such share certificate (duly executed in blank and delivered by a duly authorized officer of the pledgor of the pledged stock represented by such certificate), (ii) in the case of the pledge of Capital Stock of any Foreign Subsidiary, evidence of the taking of all such other actions as may be necessary or appropriate for the perfection and first priority of such pledge and (iii) in the case of any Subsidiary, such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Canadian Administrative Agent and shall otherwise be in form and substance reasonably satisfactory to the Canadian Administrative Agent.

          7.16  Additional Guarantee and Security Agreements.  Each Borrower
                --------------------------------------------
will cause each of its respective Subsidiaries which has not previously done so to execute and deliver to the relevant Administrative Agent an addendum to, and
thereby become a party   to, the respective US Global Guarantee and Security
Agreement or Canadian Security Agreement and to take such other action as reasonably shall be necessary or as the relevant Administrative Agent reasonably shall request to grant to such Administrative Agent a perfected (to the extent required in the US Global Guarantee and Security Agreement or Canadian Security Agreement) security interest in all Collateral described in the US Global Guarantee and Security Agreement or Canadian Security Agreement (subject to any Liens permitted to encumber such Collateral pursuant to subsection 8.1). Each such addendum to the relevant US Global Guarantee and Security Agreement or Canadian Security Agreement shall be accompanied by such evidence of the taking of all actions as may be necessary or appropriate for the perfection (to the extent required in such US Global Guarantee and Security Agreement or Canadian Security Agreement) of such security interest (including, without limitation, the filing of any necessary Uniform Commercial Code or PPSA financing statements) and such resolutions, incumbency certificates and legal opinions as are reasonably requested by such Administrative Agent, all of which shall be in form and substance reasonably satisfactory to such Administrative Agent.


                         SECTION 8.  NEGATIVE COVENANTS

          Each Borrower covenants and agrees with the Lenders and the Administrative Agents that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by such Borrower hereunder:

          8.1  Liens.  Such Borrower will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, except:

          (a) inchoate Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers', warehousemen's, materialmen's, mechanics' and similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such Person's property or assets or materially impair the use thereof in the operation of the business of such Person or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (c)  Liens in existence on the Closing Date and listed on Schedule
     8.1;

          (d)  Liens created pursuant to the Security Documents;

          (e) easements, rights-of-way, restrictions, encroachments and other similar charges, encumbrances or defects or irregulations of title not materially interfering with the conduct of the business of such Borrower or such Subsidiary;

          (f) any attachment or judgment Lien so long as no Event of Default shall have arisen under subsection 9(h) in connection therewith;

          (g) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits as required by law, or securing leases incurred in the ordinary course of business;

          (h) Liens created by leases or subleases granted to others not interfering in any material respect with the business of such Borrower or such Subsidiary;

          (i) Liens on property of such Borrower or any of its Subsidiaries securing Capitalized Lease Obligations permitted by subsection 8.4(f),

     provided that such Liens only secure the payment of such Capitalized Lease
     --------
     Obligation and encumber only the asset giving rise to the Capitalized Lease Obligation;

          (j) Liens placed upon equipment or machinery used in the ordinary course of business of such Borrower or such Subsidiary at the time of the acquisition thereof to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; provided that the Indebtedness secured by
                                    --------
     Liens permitted by this clause is permitted pursuant to subsection 8.4(f) and that such Liens do not encumber any other asset or property of such Borrower or any of its Subsidiaries;

          (k) Liens on real property acquired in connection with a Permitted Acquisition, or which is owned by a Person acquired in connection with a Permitted Acquisition which becomes a Subsidiary after the date hereof, in either case, securing Indebtedness permitted by subsection 8.4(f), provided that (i) such Liens
                                                  --------
     existed at the time of such Permitted Acquisition and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any other property or assets after the date of such Permitted Acquisition and (iii) the amount of Indebtedness secured thereby is not increased;

          (l) Liens arising pursuant to purchase money mortgages securing Indebtedness representing a portion of the purchase price of real property acquired by such Borrower or such Subsidiary in accordance with subsection 8.2(d) or (e), provided, that (i) any such Liens attach only to the real
                    --------
     property so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the lesser of the fair market value or the purchase price of such real property at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured by Liens permitted by this clause is permitted pursuant to subsection 8.4(f);

          (m) Liens created by applicable by-laws and other governmental regulations and restrictions provided that the same do not materially interfere with the conduct of the business of the owner of the property subject thereto; and

          (n) reservations, limitations and conditions expressed in any original grants from the Crown.

          8.2  Consolidation, Merger, Purchase or Sale of Assets, Etc.  Such
               -------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, nor convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (including, without limitation, stock of any Subsidiary), nor enter into any partnerships, joint ventures or sale-leaseback transactions, nor purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions by such Borrower or such Subsidiary of inventory, materials and equipment in the ordinary course of business) of any Person, except:

          (a)  Capital Expenditures permitted by subsection 8.7;

          (b) sales of inventory and other assets in the ordinary course of business;

          (c)  investments permitted by subsection 8.5;

          (d)  Permitted Acquisitions;

          (e) so long as prior to and after giving effect thereto, there shall not be a Default or Event of Default in existence, (i) the purchase of the Travelers Corporation Building Archives, provided that the aggregate
                                              --------
     consideration paid in connection therewith shall not exceed US$6,000,000,
     (ii) the consummation of the Knott Transaction, provided that the aggregate
                                                     --------
     consideration paid in connection therewith shall not exceed US$3,000,000 and (iii) other purchases of real property in the ordinary course of business, provided that the aggregate consideration paid
                                  --------
     during any fiscal year of the Company in connection with all such other purchases (excluding any purchases in connection with a Permitted Acquisition) shall not exceed US$7,500,000;

          (f) other Dispositions of property or assets (i) which do not exceed US$2,500,000 in the aggregate or (ii) with respect to which (x) the Company or a Subsidiary, as the case may be, receives consideration at the time of such Disposition at least equal to the fair market value thereof; (y) not less than 85% of such consideration is in the form of cash; and (z) the Net Proceeds thereof are applied in accordance with subsections 4.4(b), (g) and
     (h);

          (g) leases (as lessee) of real or personal property (so long as such lease does not create Capitalized Lease Obligations);

          (h) mergers, consolidations or amalgamations of one or more Subsidiaries (i) with and into the Company or another Subsidiary or (ii) in which any Subsidiary is the surviving or resulting company; and

          (i)  "Restricted Payments" to the extent permitted by subsection 8.3.

          8.3  Limitation on Restricted Payments.  The Company will not make any
               ---------------------------------
"Restricted Payments" (as defined in the 1996 Senior Subordinated Notes Indenture and the 1997 Senior Subordinated Notes Indenture) other than in accordance with, respectively, the provisions of Section 4.09 of the 1996 Senior Subordinated Notes Indenture and Section 4.9 of the 1997 Senior Subordinated Notes Indenture (relating to "Limitation on Restricted Payments") as such provisions are in effect on the date hereof without giving effect to any amendments, supplements or other modifications thereto or any termination thereof, which provisions, together with related definitions, are deemed incorporated herein by reference, as if set forth at length herein.

          8.4  Indebtedness.  Such Borrower will not, and will not permit any of
               ------------
its Subsidiaries to, contract, create, incur, assume nor suffer to exist any Indebtedness, except:

          (a) Indebtedness in respect of the Loans, any Notes, the Security Documents and the other obligations of the Loan Parties under this Agreement and the other Loan Documents;

          (b) Indebtedness outstanding on the Closing Date (including Indebtedness evidenced by the 1996 Senior Subordinated Notes and the 1997 Senior Subordinated Notes) and listed on Schedule 6.1, and any subsequent extension, renewal or refinancing thereof which does not increase the amount thereof or result in any advancement in the maturity date of any portion of the principal thereof;

          (c) so long as prior to, and after giving effect thereto, there shall not be a Default or Event of Default then in existence, Indebtedness of the Company incurred to finance the purchase by the Company of (i) the Travelers Corporation Building

     Archives in an aggregate principal amount not to exceed US$4,250,000 and
     (ii) the Knott Transaction, in an aggregate principal amount not to exceed US$3,000,000;

          (d)  Permitted Intercompany Indebtedness;

          (e) Indebtedness under Interest Rate Protection Agreements entered into in the ordinary course of business; and

          (f) additional Indebtedness (including, without limitation, (i) Capitalized Lease Obligations and other Indebtedness secured by Liens permitted under subsection 8.1(j) or 8.1(k), (ii) Indebtedness assumed in connection with any Permitted Acquisition and (iii) Indebtedness incurred to finance the acquisition of any real property in accordance with subsection 8.2(e)(iii)) up to but not exceeding US$20,000,000 at any one time outstanding.

          8.5  Advances, Investments and Loans.  Such Borrower will not, and
               -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly lend money or credit or make advances to any Person, nor purchase or acquire any stock, obligations or securities of, or any other interest in, nor make any capital contribution to, any other Person, except:

          (a) receivables created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (b)  Permitted Acquisitions;

          (c) such Borrower may make and maintain travel, relocation and other expense advances to employees for business-related activities in the ordinary course of business and consistent with past practice, in an aggregate outstanding principal amount not to exceed US$500,000 at any time;

          (d) loans and advances which create Indebtedness permitted by subsection 8.4(d);

          (e) the Company may enter into Interest Rate Protection Agreements to the extent permitted pursuant to subsection 8.4(e);

          (f)  Permitted Intercompany Indebtedness; and

          (g) reasonable and customary loans made to employees not to exceed $500,000 in the aggregate at any one time outstanding, plus any loans which may be required to be made under the Company's Nonqualified Stock Option Plan in an amount not to exceed US$2,000,000.

          8.6  Transactions with Affiliates.  Such Borrower will not, and will
               ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate except that:

     (a)  the Company may enter into transactions permitted by subsection
     8.5(g);

          (b) the Company may pay customary and reasonable fees to any directors of the Company who would not be Affiliates of the Company if they were not directors;

          (c) the Company and the Canadian Borrower shall be permitted to perform the Management Services Agreement;

          (d) the Company shall be permitted to perform under any Tax Indemnity Agreement;

          (e) the Company may make any "Restricted Payment" that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained in Section 4.09 of the 1996 Senior Subordinated Notes Indenture and Section 4.9 of the 1997 Senior Subordinated Notes Indenture and incorporated by reference in subsection 8.3, including, without limitation, payments made to Leo W. Pierce, Sr. or his spouse pursuant to a pension obligation of the Company in the annual amount of $96,000; or

          (f) the Company or any Subsidiary of the Company may pay customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to the Company or any Subsidiary of the Company;

          (g) the Company may enter into any transaction, approved by the Board of Directors of the Company in good faith, with an officer, director, employee or consultant of the Company or of any Subsidiary in his or her capacity as an officer, director, employee or consultant entered into in the ordinary course of business, including compensation, indemnity and employee benefit arrangements with any officer, director, employee or consultant of the Company or of any Subsidiary;

          (h) the Company may enter into transactions creating Permitted Intercompany Indebtedness; and

          (i) the Company may make rental or lease payments and perform its obligations under existing leases with Affiliates in accordance with the terms thereof;

provided, however, that the Company and its Subsidiaries may renew any of the
--------  -------
existing Affiliate Contracts through either a renewal option or upon expiration of an arrangement on substantially similar terms to those in effect immediately preceding such expiration.

          8.7  Capital Expenditures.  Such Borrower will not, and will not
               --------------------
permit any of its Subsidiaries to, make any expenditure (collectively, "Capital
                                                                        -------
Expenditures") for fixed or capital assets (including, without limitation,
------------
expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including Capitalized Lease Obligations and excluding Client Acquisition Costs (whether or not such costs would be classified as capital expenditures in accordance with GAAP) but excluding (a) Capital Expenditures related to a Permitted Acquisition; (b) insurance proceeds received in connection with any Casualty

Event used as and permitted by subsection 4.4(d) to effect the repair, construction or rebuilding of the asset which is the subject of such Casualty Event; (c) amounts expended to purchase the Travelers Corporation Building Archives and consummate the Knott Transaction in accordance with subsections 8.2(e)(i) and 8.2(e)(ii), respectively; and (d) amounts expended to purchase real property pursuant to subsection 8.2(e)(iii) and (iv)) which should be capitalized in accordance with GAAP; provided that the Company and its
                                     --------
Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof (other than those described in clauses (a) through (d) above) does not exceed, during any fiscal year of the Company, an amount equal to the sum of (x) 17% of total consolidated revenues of the Company and its Subsidiaries during the 12-month period ending on September 30 of such year plus (y) to the extent not included in clause (x) above, 17% of the total revenues for such 12-month period of all businesses acquired by the Company and its Subsidiaries during such 12-month period (including the revenues of each such business for the period from the beginning of such 12-month period through the date of the acquisition thereof).

          8.8  Fixed Charge Coverage Ratio.  Commencing on September 30, 1997,
               ---------------------------
the Company will not permit its Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending on and after such date, in each case taken as one accounting period, to be less than 1.0:1.0.

          8.9  Interest Coverage Ratio.  The Company will not permit its ratio
               -----------------------
of EBITDA to Interest Expense for any period of four consecutive fiscal quarters ending during any period set forth below, in each case taken as one accounting period, to be less than the ratio set forth opposite such period below:


               Period                     Ratio
-------------------------------------  ------------

From and including the Closing Date    1.50 to 1.00
 through December 31, 1997

From and including January 1, 1998     1.75 to 1.00
 through June 30, 1998

From and including July 1, 1998        2.00 to 1.00
 through December 31, 2000

From and including January 1, 2001     2.50 to 1.00
 and thereafter
---------------------------------------------------


          8.10  Leverage Ratio.  (a)  The Company will not permit the Leverage
                --------------
Ratio at any time during any period set forth below to exceed the ratio set forth opposite such period below:


               Period                     Ratio
-------------------------------------  ------------

From and including the Closing Date    6.00 to 1.00
 through December 31, 2000

From and including January 1, 2001     5.50 to 1.00
 through December 31, 2001

From and including January 1, 2002     4.50 to 1.00
 through December 31, 2002

From and including January 1, 2003     3.50 to 1.00
 and thereafter
---------------------------------------------------

          (b) The Company will not at any time during any period set forth below permit the ratio of (i) the aggregate principal amount of Loans then outstanding, less any cash balances in excess of US$500,000 then outstanding to the credit of the Company and its Subsidiaries in their operating accounts to
(ii) Adjusted EBITDA of the Company for the then most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1(a) or 7.1(b) to exceed the ratio set forth opposite such period below:


               Period                     Ratio
-------------------------------------  -----------

From and including the Closing Date    2.75 to 1.0
 through June 30, 1998

From and including July 1, 1998        2.50 to 1.0
 through December 31, 2000

From and including January 1, 2001     2.00 to 1.0
 through December 31, 2002

From and including January 1, 2003     1.50 to 1.0
 and thereafter
--------------------------------------------------

          8.11  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness and Certain Other Agreements, Etc.  The Company will not, and will
-----------------------------------------------
not permit any of its Subsidiaries to:

          (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment, defeasance or redemption or acquisition for value of any Indebtedness (other than the Loans and Permitted Intercompany Indebtedness), provided that the Company may utilize the proceeds of any
                    --------
     sale of shares of its Capital Stock completed subsequent to the date hereof to redeem 1997 Senior Subordinated Notes in accordance with Section 3.7(b) of the Senior Subordinated Notes Indenture so long as simultaneously therewith the Borrowers shall prepay the Loans in accordance with subsection 4.4(a) in an amount at least equal to the amount of such proceeds so utilized (or, if the aggregate then unpaid principal amount of the Loans is less than such amount, the Borrowers shall prepay the Loans in full) and provided further that the Company may purchase, repurchase, redeem or make
     -------- -------
     any other payment in respect of the 1996 Senior Subordinated Notes to the extent permitted by subsection 7.12(iii);

          (b) amend or modify, or permit the amendment or modification of, or relating to the payment or prepayment of the principal of or interest on any Indebtedness other than Permitted Intercompany Indebtedness (other than any such amendment or modification which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon);

          (c) amend or modify, or permit the amendment or modification of, any of the terms and conditions of the 1996 Senior Subordinated Note Indenture, the 1997 Senior Subordinated Notes Indenture, the 1996 Senior Subordinated Notes or the 1997 Senior Subordinated Notes (other than (i) as permitted by clause (b) above and (ii) those that would relax any restriction on the Company imposed thereby and would not have an adverse effect upon the Lenders); or

          (d) amend, modify or change, or enter into any new Affiliate Contract, Management Services Agreement, Tax Indemnity Agreement or Tax Sharing Agreement, except for any such amendment, modification or change which is beneficial to the Company and its Subsidiaries.

          8.12  Limitation on Issuance of Capital Stock.  The Company will not
                ---------------------------------------
permit any of its Subsidiaries to issue any Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Capital Stock, except for issuances which do not decrease the percentage of the ownership of any Subsidiary currently held, directly or indirectly, by the Company.

          8.13  Business.  The Company will not, and will not permit any of its
                --------
Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof and any other reasonably related businesses. The Limited Partnerships shall engage in no business other than owning the stock of the Canadian Borrower.

          8.14  Designation of "Designated Senior Indebtedness".  The Company
                -----------------------------------------------
will not, without the prior written consent of the Required Lenders, designate any Indebtedness as "Designated Senior Indebtedness" within the meaning of such term as used in the 1996 Senior Subordinated Notes Indenture and the 1997 Senior Subordinated Notes Indenture.

                                 SECTION 9.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Either Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or either Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company or any other Loan Party shall default in the observance or due performance of any agreement contained in Section 8, Sections 6 and 7 of the US Mortgage, and Article 2 of the Canadian Security Agreement; or

          (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Company by either Administrative Agent or any Lender or (ii) the date upon which either Borrower obtains knowledge of such default; or

          (e) The Company or any of its Subsidiaries shall (i) default (unless such default has been waived by the relevant creditor) in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event
                                   --------  -------
     of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least US$1,000,000; or

          (f) (i) The Company or any of its material Subsidiaries shall commence any voluntary case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; but only if, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, involve an aggregate amount in excess of US$3,000,000; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of US$3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Company or any other Loan Party which is a party to any of the Security Documents shall so assert; or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
     (iii) any guarantee in any of the Security Documents shall cease, for any reason, to be in full force and effect or any Loan Party which is a guarantor thereunder shall so assert; or

          (j)  Any Change of Control shall occur; or

          (k) Any "Dissolution Event," as defined in the Articles of Association of the Canadian Borrower shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (including the face amount of all Bankers' Acceptances accepted by any C$ Lender), with accrued interest thereon, and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:

          (i) (x) with the consent of the Required US$ Lenders, the US Administrative Agent may, or upon the request of the Required US$ Lenders, the US Administrative Agent shall, by notice to the Company declare the US Commitments to be terminated forthwith, whereupon the US Commitments shall immediately terminate; and (y) with the consent of the Required US$ Lenders, the US Administrative Agent may, or upon the request of the Required US$ Lenders, the US Administrative Agent shall, by notice to the Company, declare the US$ Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to the US$ Lenders to be due and payable forthwith, whereupon the same shall immediately become due and payable; and

          (ii) (x) with the consent of the Required C$ Lenders, the Canadian Administrative Agent may, or upon the request of the Required C$ Lenders, the Canadian Administrative Agent shall, by notice to the Canadian Borrower declare the Canadian Commitments to be terminated forthwith, whereupon the Canadian Commitments shall immediately terminate; and (y) with the consent of the Required C$ Lenders, the Canadian Administrative Agent may, or upon the request of the Required C$ Lenders, the Canadian Administrative Agent shall, by notice to the Canadian Borrower declare the C$ Loans hereunder (including the face amount of all Bankers' Acceptances accepted by any C$ Lender), with accrued interest thereon, and all other amounts owing under this Agreement to the Canadian Lenders to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                     SECTION 10.  THE ADMINISTRATIVE AGENTS

          10.1  Appointment.  Each Lender hereby irrevocably designates and
                -----------
appoints the Administrative Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agents, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth in this Agreement, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Administrative Agent. The Borrowers shall be entitled to conclusively rely upon any statement made by either Administrative Agent that it has received the approval of the Required Lenders, the Required US$ Lenders, the Required C$ Lenders, all of the Lenders, all of the US$ Lenders or all of the C$ Lenders.

          10.2  Delegation of Duties.  Each Administrative Agent may execute any
                --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Administrative Agent shall be responsible to any Lender for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          10.3  Exculpatory Provisions.  Neither Administrative Agent nor any of
                ----------------------
its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Neither Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          10.4  Reliance by Administrative Agent.  Each Administrative Agent
                --------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent. Each Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          10.5  Notice of Default.  Neither Administrative Agent shall be deemed
                -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that either Administrative Agent receives such a notice, such Administrative Agent shall give notice thereof to the Lenders. The Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the
                                             --------
Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable and in the best interests of the Lenders.

          10.6  Non-Reliance on Administrative Agents and Other Lenders.  Each
                -------------------------------------------------------
Lender expressly acknowledges that neither Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Administrative Agent hereinafter taken, including any review of the affairs of either Borrower, shall be deemed to constitute any representation or warranty by such Administrative Agent to any Lender. Each Lender represents to the Administrative Agents that it has, independently and without reliance upon either Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of either Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents hereunder, neither Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party which may come into the possession of such Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          10.7  Indemnification.  The Lenders agree to indemnify the
                ---------------
Administrative Agents in their respective capacities as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of either Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agents under or in connection with any of the foregoing; provided that no Lender shall be liable
                                      --------
for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from an Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          10.8  Administrative Agents in Their Individual Capacity.  The
                --------------------------------------------------
Administrative Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with either Borrower as though the Administrative Agents were not the Administrative Agents hereunder and under the other Loan Documents. With respect to the Loans made by it, each Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include such Administrative Agent in its individual capacity.

          10.9  Successor Administrative Agent.  Each Administrative Agent may
                ------------------------------
resign as Administrative Agent upon 15 Business Days' prior written notice to the Borrowers and the Lenders. If either Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Company), shall succeed to the rights, powers and duties of such Administrative Agent hereunder. Such resignation shall take effect upon the appointment of a successor agent. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and such former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                           SECTION 11.  MISCELLANEOUS

          11.1  Amendments and Waivers.  (a)  Neither this Agreement nor any
                ----------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the US Administrative Agent may, from time to time, (1) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (2) waive, on such terms and conditions as the Required Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Lenders, or (iii) reduce the percentage specified in the definition of Required US$ Lenders or Required C$ Lenders without the written consent of all the US$ Lenders or C$ Lenders, respectively, or (iv) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agents, or (v) amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts among the US$ Loans and the C$ Loans or the application of such prepayment amounts to the respective installments of principal under the respective US$ Loans and C$ Loans without the written consent of the Required US$ Lenders and the Required C$ Lenders; or (vi) subject to clause (i) of this proviso as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of (x) Section 2 without the written consent of the Required US$ Lenders or (y) Section 3 without the written consent of the Required C$ Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agents and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          (b) If in connection with any proposed amendment, supplement, waiver or other modification of any of the provisions of this Agreement as contemplated by subsection 11.1(a), the consent of the Required Lenders or of all of the Lenders, as the case may be, for the relevant level of consent required, is not obtained, the Borrowers shall have the rights as follows. In matters requiring the consent of all Lenders or the consent of the Required Lenders, the Borrowers shall have the right to require any nonconsenting Lender to transfer or assign, in whole or in part, without recourse (in accordance with subsection 11.6) all or part of its interest, rights and obligations under this Agreement to another Person (provided that the relevant Borrower with the reasonable cooperation of such Lender identifies a Person which is ready, willing and able to be an Assignee with respect to thereto which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment); provided that (A) the Assignee shall have paid to such Lender in
             --------
immediately available funds an amount equal to the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder, including, without limitation, any amounts that would be owing under subsection 4.12 if such Loans were prepaid on the date of such assignment, and (B) such assignment of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any Governmental Authority. In cases where the consent referred to above is only with respect to the Required C$ Lenders or Required US$ Lenders, the foregoing provisions shall only apply to the Required C$ Lenders or Required US$ Lenders, as the case may be.

          11.2  Notices.  Unless otherwise expressly provided herein, all
                -------
notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Administrative Agents, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     Company:       Pierce Leahy Corp.
                    631 Park Avenue
                    King of Prussia, PA  19406
                    Attention:  President
                    Fax: (610) 992-8394

     Canadian
     Borrower:      Pierce Leahy Command Company
                    195 Summerlea Road
                    Brampton, Canada, Ontario, L6T 4P6
                    Fax: (905) 792-2567

                    with a copy to:
                    --------------

                    Pierce Leahy Corp.
                    631 Park Avenue
                    King of Prussia, PA  19406
                    Attention:  President
                    Fax: (610) 992-8394

     US Administrative
     Agent:         Canadian Imperial Bank of Commerce,
                    New York Agency, Syndications
                    425 Lexington Avenue
                    New York, New York  10017
                    Attention: Aimee Evans
                    Fax: (212) 856-3763

                    with a copy to:
                    ---------------

                    CIBC Wood Gundy Securities Corp.
                    425 Lexington Avenue
                    New York, New York  10017
                    Attention:  Lorain Granberg
                    Fax: (212) 856-3558

     Canadian
     Administrative
     Agent:         Canadian Imperial Bank of Commerce,
                    Commerce Court West 7
                    Toronto, Ontario, Canada  N5L 1A2
                    Attention: Cindy Grenough
                    Fax: 416-980-5855

provided that any notice, request or demand to or upon the Administrative Agents
--------
or the Lenders pursuant to Section 2, 3 or 4 shall not be effective until received.

          11.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of either Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          11.5  Payment of Expenses and Taxes.  The Company agrees (a) to pay or
                -----------------------------
reimburse each Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agents, (b) to pay or reimburse each Lender and each Administrative Agent for all of its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following an Event of Default, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to each Administrative Agent, (c) to pay, indemnify, and hold each Lender and each Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay (other than delay caused by any Administrative Agent or Lender) in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any other documents prepared in connection herewith, and (d) to pay, indemnify, and hold each Lender and each Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, and performance of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of either Borrower, any of their Subsidiaries or any of their properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that neither
                               -----------------------    --------
Borrower shall have any obligation hereunder to either Administrative Agent or any Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of either Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          11.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agents and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, with the consent of the relevant Borrower and the relevant Administrative Agent (which in each case shall not be unreasonably withheld), in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such
           ------------
Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 11.1(a). Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 4.10, 4.11 and 4.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 4.11, such
                    --------
Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the relevant Borrower and the relevant Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an

"Assignee") all or any part of its rights and obligations under this Agreement
---------
and the other Loan Documents pursuant to an Assignment and Acceptance (an

"Assignment and Acceptance"), substantially in the form of Exhibit G, executed
--------------------------
by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company and the relevant Administrative Agent) and delivered to the relevant Administrative Agent for its acceptance and recording in the relevant Register, provided that, in the case of
                                                   --------
any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available US

Commitment or Available Canadian Commitment, as the case may be, being assigned is equal to at least US$10,000,000 and C$10,000,000, respectively (or such lesser amount as may be agreed to by the relevant Borrower and the relevant Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of either Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the relevant Borrower, for any assignment which occurs at any time when any of the events described in subsection 9(f) shall have occurred and be continuing.

          (d) Each Administrative Agent, on behalf of the relevant Borrower shall maintain at the address of such Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (each a "Register") for the recordation of the names and addresses of
                  --------
the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agents and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Registers as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the relevant Register. The Registers shall be available for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the relevant Borrower and the relevant Administrative Agent) together with payment by the Assignee and/or the assigning Lender to the US Administrative Agent of a registration and processing fee of US$3,500, the US Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the relevant Borrower.

          (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee
                                  ----------
approved by the Company any and all financial information in such Lender's possession concerning such Borrower and its Subsidiaries which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Subsidiaries prior to becoming a party to this Agreement;

provided that such Transferee or prospective Transferee agrees to be bound by
--------
the provisions of subsection 11.16.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          11.7  Adjustments; Set-off.  (a)  If any Lender (a "Benefitted
                --------------------                          ----------
Lender") shall at any time receive any payment of all or part of its Loans which shall have been made under either Commitment, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans made under such Commitment, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders which hold Loans made under such Commitment; provided, however, that if all or
                                             --------  -------
any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either Borrower, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by such Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the relevant Borrower and the relevant US Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give
                                             --------
such notice shall not affect the validity of such set-off and application.

          11.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each Borrower and each Administrative Agent.

          11.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.10  Integration.  This Agreement and the other Loan Documents
                 -----------
represent the agreement of the Borrowers, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either Administrative Agent, either Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          11.12  Submission To Jurisdiction; Waivers.  Each Borrower hereby
                 -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agents shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          11.13  Foreign Currency Judgments.  (a)  If, for the purpose of
                 --------------------------
obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, each Loan Party agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender (or agent acting on its behalf) or the relevant Administrative Agent could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Loan Party in respect of any sum due hereunder shall, notwithstanding any judgment in a currency (the "Judgment
                                                                  --------
Currency") other than that in which such sum is denominated in accordance with
--------
this Agreement (the "Agreement Currency"), be discharged only to the extent
                     ------------------
that, on the Business Day following receipt by any Lender (or agent acting on its behalf) (the "Applicable Creditor") of any sum adjudged to be so due in the
                  -------------------
Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided that if the amount of the Agreement Currency so purchased exceeds the
--------
sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Loan Party. The obligations of each Loan Party and Lender contained in this subsection shall survive the termination of this Agreement and the payment of all amounts owing hereunder.

          11.14  Acknowledgements.  Each Borrower hereby acknowledges that:
                 ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) none of either Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

          11.15  WAIVERS OF JURY TRIAL.  THE BORROWERS, THE ADMINISTRATIVE
                 ---------------------
AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.16  Confidentiality.  Each Lender agrees to keep confidential all
                 ---------------
non-public information provided to it by the Company or any of its Subsidiaries pursuant to this Agreement or any other Loan Document and to use such information solely for the purposes contemplated by this Agreement; provided
                                                                    --------
that nothing herein shall prevent any Lender from disclosing any such information (i) to either Administrative Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof and which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors who are advised of the confidential nature of such information, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

          11.17  Conflicts.  In case of any conflict or inconsistency between
                 ---------
the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall control.

          11.18  Reference to and Effect on the Existing Credit Agreement.  On
                 --------------------------------------------------------
and after the date hereof, each reference to the "Credit Agreement" in any of the Security Documents, the other Loan Documents and all other agreements, documents and instruments delivered by all or any one or more of the Borrowers, the Lenders, the Administrative Agents and any other Person shall mean and be a reference to this Agreement. Except as specifically amended hereby, the Existing Credit Agreement shall remain in full force and effect in the form of this Agreement, and is hereby ratified and confirmed in such form.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    PIERCE LEAHY CORP.

                                    By:/s/ Joseph P. Linaugh
                                       -------------------------------
                                       Title:  Vice President


                                    PIERCE LEAHY COMMAND COMPANY

                                    By:/s/ Joseph P. Linaugh
                                       -------------------------------
                                       Title:  Vice President


                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   NEW YORK AGENCY
                                   as US Administrative Agent and as a
                                   US$ Lender

                                   By:/s/ Lorain Granberg
                                      -------------------------------
                                      Title:  Director, CIBC Wood Gundy
                                              Securities Corp., as Agent


                                   CANADIAN IMPERIAL BANK OF COMMERCE
                                   as Canadian Administrative Agent
                                   and as a C$ Lender

                                   By:/s/ Lorain Granberg
                                      -------------------------------
                                      Title:  Director, CIBC Wood Gundy
                                              Securities Corp., as Agent

                                   CORESTATES BANK, N.A.
                                   as a Lender

                                   By:/s/ Michael M.A. Zahaby
                                      -------------------------------
                                      Title:  Senior Vice President


                                   CREDIT LYONNAIS NEW YORK BRANCH
                                   as a Lender

                                   By:/s/ Attila Koc
                                      -------------------------------
                                      Title:  First Vice President

                                   FLEET NATIONAL BANK
                                   as Documentation Agent and as a Lender

                                   By:/s/ James C. Silva
                                      -------------------------------
                                      Title:  Assistant Vice President


                                   THE FIRST NATIONAL BANK OF MARYLAND
                                   as a Lender

                                   By:/s/ John C. Acker
                                      -------------------------------
                                      Title:  Vice President


                                   HELLER FINANCIAL
                                   as a Lender

                                   By:/s/ Patrick Hayes
                                      -------------------------------
                                      Title:  Vice President


                                   STATE STREET BANK AND TRUST COMPANY
                                   as a Lender

                                   By:/s/ Hamilton H. Wood, Jr.
                                      -------------------------------
                                   Title:  Vice President


                                   THE BANK OF NEW YORK
                                   as a Lender

                                   By:/s/ Peter H. Abdill
                                      -------------------------------
                                      Title:  Vice President

     AMENDMENT, dated as of February 9, 1998 (this "Amendment"), to the Amended
                                                    ---------
and Restated Credit Agreement, dated as of August 12, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), among PIERCE LEAHY CORP., a Pennsylvania corporation (the
---------
"Company"), PIERCE LEAHY COMMAND COMPANY, a company organized and existing under
 -------
the laws of the Province of Nova Scotia (the "Canadian Borrower" and, together
                                              -----------------
with the Company, the "Borrowers"), the several banks and other financial
                       ---------
institutions from time to time parties thereto (the "Lenders"), Canadian
                                                     -------
Imperial Bank of Commerce, New York Agency, as US Administrative Agent for the US$ Lenders thereunder, and Canadian Imperial Bank of Commerce, as Canadian Administrative Agent for the C$ Lenders thereunder.


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers; and

     WHEREAS, the Borrowers have requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I.   Defined Terms.  Terms defined in the Credit Agreement and used herein
          -------------
shall have the meanings given to them in the Credit Agreement.

     II.  Amendments to Credit Agreement.
          ------------------------------

     1.   Amendment to Recitals of the Credit Agreement.  The third recital of
          ---------------------------------------------
the Credit Agreement is hereby amended by deleting the amount "US$140,000,000" in clause (a) thereof and substituting in lieu thereof the amount
"US$150,000,000".

     2.   Amendments to Subsection 1.1 of the Credit Agreement.  Subsection 1.1
          ----------------------------------------------------
of the Credit Agreement is hereby amended as follows:

     (a) by deleting the amount "C$35,000,000" in the last sentence of the definition of "Canadian Commitment" and substituting in lieu thereof the amount "C$40,000,000";

     (b) by deleting the amount "US$140,000,000" in the last sentence of the definition of "US Commitment" and substituting in lieu thereof the amount "US$150,000,000"; and

     (c) by adding thereto the following definition in its appropriate alphabetical order:

          "Permitted Intercompany Investment":  the equity capital investment by
           ---------------------------------
     the Company into the Canadian Borrower in the amount of approximately US$6,200,000 on or about December 31, 1997, through the purchase of additional shares of Capital Stock of the Canadian Borrower with a corresponding amount of Permitted Intercompany Indebtedness outstanding on such date.

     3.  Amendment to Schedule 1.1 of the Credit Agreement.  Schedule 1.1 of the
         -------------------------------------------------
Credit Agreement is hereby amended by deleting said Schedule in its entirety and substituting in lieu thereof a new Schedule 1.1 in the form of Schedule 1.1 to this Amendment.

     4.  Amendment to Subsection 4.3 of the Credit Agreement.  Subsection
         ---------------------------------------------------
4.3(b) of the Credit Agreement is hereby amended by deleting the amount "C$6,112,500" wherever such amount appears therein and substituting in lieu thereof the amount "C$8,625,000".

     5.  Amendment to Subsection 8.5 of the Credit Agreement.  Subsection 8.5
         ---------------------------------------------------
of the Credit Agreement is hereby amended (1) by deleting the word "and" at the end of paragraph (f) thereof, (2) by deleting the period at the end of paragraph
(g) thereof and substituting in lieu thereof "; and" and (3) by adding thereto the following paragraph:

         (h) the Permitted Intercompany Investment.

     III.  Conditions to Effectiveness.  This Amendment shall become effective
           ---------------------------
(provided that Subsection 2(c) and Subsection 4 of Section II hereof shall be deemed to have become effective as of December 31, 1997) on the date (the

"Amendment Effective Date") upon which:
-------------------------

     (a) the Borrowers, each of the Guarantors, the US Administrative Agent, the Canadian Administrative Agent and each of the Lenders shall have executed and delivered to the US Administrative Agent this Amendment;

     (b) the Borrowers shall have paid all outstanding Loans in full, and subsequent borrowings of Loans hereunder shall be made after giving effect to the effectiveness of this Amendment;

     (c) the US Administrative Agent shall have received any US$ Notes meeting the requirements of Subsection 2.2 of the Credit Agreement requested by the Lenders, if any, and any C$ Notes meeting the requirements of Subsection
     3.2 of the Credit Agreement requested by the Lenders, if any, each executed and delivered by a duly authorized officer of the relevant Borrower;

     (d) the US Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the US Administrative Agent, of the Boards of Directors of each of the Company and the Canadian Borrower authorizing the execution, delivery and performance of this Amendment and the Credit Agreement and the Loan Documents, as amended hereby;

     (e) the US Administrative Agent shall have received amendments to each of the Mortgages, executed and delivered by the US Administrative Agent and the Company, and the Canadian Borrower and the Canadian Administrative Agent, as the case may be; and

     (f) each of the Loan Parties shall have executed and delivered such documents and taken such other actions as may have been requested by or on behalf of the Administrative Agents, and in the form and manner as may have been so requested, to perfect the security interests and liens created by the Loan Documents, as amended by this Amendment, in each case with the priority contemplated by such Loan Documents, as amended by this Amendment, including, without limitation, any and all amendments to and confirmations in respect of the Canadian Security Documents deemed necessary or advisable by counsel to the Canadian Administrative Agent, certified PPSA search results from each applicable Canadian jurisdiction and new registrations in each applicable Canadian jurisdiction.

     IV. General.
         -------

     1.  Representation and Warranties.  To induce the Administrative Agents and
         -----------------------------
the Lenders to enter into this Amendment, the Company hereby represents and warrants to the US Administrative Agent and each of the Lenders as of the Amendment Effective Date that:

     (a) Corporate Power; Authorization; Enforceable Obligations.
         -------------------------------------------------------

         (i) Each Borrower has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform the Loan Documents, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan Documents, as so amended.

         (ii) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the Loan Documents, as amended by this Amendment.

         (iii) This Amendment has been duly executed and delivered on behalf of each Borrower.

         (iv) Each of this Amendment and each Loan Document, as amended by this Amendment, constitutes a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (b) No Legal Bar.  The execution, delivery and performance of this
         ------------
     Amendment and the performance of the Loan Documents, as amended by this Amendment, will not violate any Requirement of Law or Contractual Obligation of each Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     (c) Representations and Warranties.  The representations and warranties
         ------------------------------
     made by the Company in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date (other than any representations and warranties made as of a specific date, which continue to be true and correct in all material respects as of such date).

     2.  Payment of Expenses.  The Company agrees to pay or reimburse the
         -------------------
Administrative Agents for all of their reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the US Administrative Agent and the Canadian Administrative Agent.

     3.  No Other Amendments and Consents; Confirmation.  Except as expressly
         ----------------------------------------------
amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

     4.  Governing Law; Counterparts.
         ---------------------------

     (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Company and the US Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                            PIERCE LEAHY CORP.

                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            PIERCE LEAHY COMMAND COMPANY

                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as US Administrative Agent and as a US$ Lender

                            By: /s/ Lorain Granberg
                               -------------------------------------
                            Title: Executive Director
                            CIBC Oppenheimer Corp. AS AGENT

                            CANADIAN IMPERIAL BANK OF COMMERCE
                            as Canadian Administrative Agent and as a C$ Lender

                            By: /s/ Lorain Granberg
                               -------------------------------------
                               Title: Executive Director
                                       CIBC Oppenheimer Corp. AS AGENT

                            BANK OF AMERICA NATIONAL TRUST &
                            SAVINGS ASSOCIATION
                            as a Lender

                            By: /s/ Terrence A. Walsh
                               -------------------------------------
                               Title: Vice President

                            BANK OF AMERICA CANADA
                            as a Lender

                            By: /s/ David C. King
                               -------------------------------------
                               Title: Vice President

                            CORESTATES BANK, N.A.
                            as a Lender

                            By: /s/ Richard G. Hood
                               -------------------------------------
                               Title: Vice President

                            CREDIT LYONNAIS NEW YORK BRANCH
                            as a Lender

                            By: /s/ Vladimir Labun
                               -------------------------------------
                               Title: First Vice President - Manager

                            FLEET NATIONAL BANK
                            as Documentation Agent and as Lender

                            By: /s/ James C. Silva
                               -------------------------------------
                               Title: Assistant Vice President

                            THE FIRST NATIONAL BANK OF MARYLAND
                            as a Lender

                            By: /s/ John C. Acker
                               -------------------------------------
                               Title: Vice President


                            HELLER FINANCIAL
                            as a Lender

                            By: /s/ Patrick Hayes
                               -------------------------------------
                               Title: Vice President


                            ROYAL BANK OF CANADA
                            as a Lender

                            By: /s/ Tej Panjwani
                               -------------------------------------
                               Title: Senior Account Manager

                                                                               7
                            STATE STREET BANK AND TRUST COMPANY
                            as a Lender

                            By: /s/ Hamilton H. Wood, Jr.
                               -------------------------------------
                               Title: Vice President


                            THE BANK OF NEW YORK
                            as a Lender

                            By: /s/ Peter H. Abdill
                               -------------------------------------
                               Title: Vice President

                          ACKNOWLEDGEMENT AND CONSENT

         Each of the undersigned, as a Guarantor under that certain Amended and Restated US Global Guarantee and Security Agreement, dated as of August 12, 1997, made by each of such Guarantors in favor of the US Administrative Agent, hereby acknowledges and consents to the execution and delivery of this Amendment to which this Acknowledgement and Consent is attached and hereby reaffirms its obligations as a Guarantor under said US Global Guarantee and Security Agreement.


                            PIERCE LEAHY CORP.


                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            PLC COMMAND I, INC.


                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            PLC COMMAND II, INC.


                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            PLC COMMAND I, L.P.
                            By PLC Command I, Inc., as its general partner

                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            PLC COMMAND II, L.P.
                            By PLC Command II, Inc., as its general partner

                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President

                            MONARCH BOX, INC.

                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            ADVANCED BOX, INC.

                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President


                            PIERCE MARYLAND, LLC

                            By: /s/ Joseph P. Linaugh
                               -------------------------------------
                               Title: Vice President

                                                                     EXHIBIT A-1
                                        TO AMENDED AND RESTATED CREDIT AGREEMENT
                                        ----------------------------------------

                               [FORM OF US$ NOTE]



 $___________                                          New York, New York

                                                       _______________ ___, ____


     FOR VALUE RECEIVED, the undersigned, PIERCE LEAHY CORP., a Pennsylvania corporation (the "Borrower"), hereby unconditionally promises to pay to the
                  --------
order of ________________ (the "Lender") at the office of Canadian Imperial Bank
                                ------
of Commerce, New York Agency, located at 425 Lexington Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) ________________ US DOLLARS (US$__________), or, if less, (b) the aggregate unpaid principal amount of all US$ Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.5 of such Credit Agreement.

     The holder of this US$ Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each US$ Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the
                                  ----- -----
information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such US$ Loan.

     This US$ Note (a) is one of the US$ Notes referred to in the Amended and Restated Credit Agreement dated as of August 12, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the
                                              ----------------
Borrower, the Canadian Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, New York Agency as US Administrative Agent and Canadian Imperial Bank of Commerce, as Canadian Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This US$ Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this US$ Note in respect thereof.

     In case an Event of Default shall occur and be continuing, all amounts then remaining unpaid on this US$ Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS US$ NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                                PIERCE LEAHY CORP.



                                                By:
                                                   -------------------------
                                                Name:
                                                     -------------------------
                                                Title:

                                                                       EXHIBIT B
                                        TO AMENDED AND RESTATED CREDIT AGREEMENT
                                        ----------------------------------------


                                 FORM OF DRAFT


BANKERS' ACCEPTANCE                            Due___________ ____/1/

ACCEPTATION BANCAIRE                                       Echeant le


NO. B.A. IL.______                                             Toronto, Ontario


                                                             ___________ ____/2/


On/Le ___________ ____/1/ without grace, for value received, pay to the order
                      ---
of the undersigned drawer the sum of/sans jours de grace et contra valeur, payez a l'ordre du tireur soussigne la somme de ___________ Canadian dollars (Cdn. $____________).

To/A - [Name of Bank]
         [Address]

                                                PIERCE LEAHY COMMAND
                                                COMPANY


                                                Per:
                                                par:__________________________
                                                Authorized Signature
                                                Signature Autorisee


/1/ Maturity date, which must be a Business Day which occurs approximately 30, 60, 90 or, subject to the availability of all C$ Lenders with the applicable Canadian Commitments, 180 days after the date hereof.

/2/  Date of drawing.

                                                                  EXECUTION COPY

================================================================================


                  AMENDED AND RESTATED US GLOBAL GUARANTEE AND
                               SECURITY AGREEMENT

                                    made by

                              PIERCE LEAHY CORP.,

                                      and

                   certain of its Affiliates and Subsidiaries

                                  in favor of

              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
                           as US Administrative Agent

                          Dated as of August 12, 1997


================================================================================

                               TABLE OF CONTENTS
                               -----------------

Page
-----------------------------------------------------------------------------

SECTION 1.  DEFINED TERMS....................................................   2
     1.1  Definitions                                                           2
     1.2  Other Definitional Provisions......................................   5

SECTION 2.  GUARANTEE........................................................   6
     2.1  Guarantee                                                             6
     2.2  Right of Contribution..............................................   7
     2.3  No Subrogation.....................................................   7
     2.4  Amendments, etc. with respect to the Guarantor Obligations.........   7
     2.5  Guarantee Absolute and Unconditional...............................   8
     2.6  Reinstatement......................................................   9
     2.7  Payments...........................................................   9

SECTION 3.  GRANT OF SECURITY INTEREST.......................................   9

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF GUARANTORS.....................  10
     4.1  Representations....................................................  10
     4.2  Title; No Other Liens..............................................  11
     4.3  Perfected Liens....................................................  11
     4.4  Chief Executive Office.............................................  12
     4.5  Inventory and Equipment............................................  12
     4.6  Farm Products......................................................  12
     4.7  Pledged Securities.................................................  12
     4.8  Receivables........................................................  13
     4.9  Intellectual Property..............................................  13
     4.10  Vehicles..........................................................  13

SECTION 5.  COVENANTS OF GUARANTORS..........................................  13
     5.1  Covenants in Amended and Restated Credit Agreement.................  13
     5.2  Delivery of Instruments and Chattel Paper..........................  13
     5.3  Maintenance of Insurance...........................................  13
     5.4  Maintenance of Perfected Security Interest; Further Documentation..  14
     5.6  Notices............................................................  15
     5.7  Pledged Securities.................................................  15
     5.8  Receivables........................................................  16
     5.9  Intellectual Property..............................................  16

SECTION 6.  REMEDIAL PROVISIONS..............................................  17
     6.1  Certain Matters Relating to Receivables............................  17
     6.2  Communications with Obligors; Guarantors Remain Liable.............  18
     6.3  Pledged Stock......................................................  18
     6.4  Proceeds to be Turned Over To US Administrative Agent..............  19
     6.5  Application of Proceeds............................................  20



     6.6  Code and Other Remedies............................................  20
     6.7  Registration Rights................................................  21
     6.8  Waiver; Deficiency.................................................  22

SECTION 7.  THE US ADMINISTRATIVE AGENT......................................  22
     7.1  US Administrative Agent's Appointment as Attorney-in-Fact, etc.....  22
     7.2  Duty of Administrative Agent.......................................  24
     7.3  Execution of Financing Statements..................................  24
     7.4  Authority of Administrative Agent..................................  25

SECTION 8.  MISCELLANEOUS....................................................  25
     8.1  Amendments in Writing..............................................  25
     8.2  Notices............................................................  25
     8.3  No Waiver by Course of Conduct; Cumulative Remedies................  25
     8.4  Enforcement Expenses; Indemnification..............................  26
     8.5  Successors and Assigns.............................................  26
     8.6  Set-Off............................................................  26
     8.7  Counterparts.......................................................  27
     8.8  Severability.......................................................  27
     8.9  Section Headings...................................................  27
     8.10  Integration.......................................................  27
     8.11  GOVERNING LAW.....................................................  27
     8.12  Submission To Jurisdiction; Waivers...............................  27
     8.13  Acknowledgements..................................................  28
     8.14  WAIVER OF JURY TRIAL..............................................  28
     8.15  Additional Guarantors; Pledged Stock..............................  28
     8.16  Releases..........................................................  29

SCHEDULES:

Schedule 1    Notice Addresses of Guarantors
Schedule 2    Description of Pledged Securities
Schedule 3    Filings and Other Actions Required to Perfect Security Interests
Schedule 4    Location of Jurisdiction of Organization and Chief Executive
              Office
Schedule 5    Location of Inventory and Equipment
Schedule 6    Copyrights, Patents and Trademarks
Schedule 7    Vehicles

                 AMENDED AND RESTATED US GLOBAL GUARANTEE AND
                               SECURITY AGREEMENT


          AMENDED AND RESTATED US GLOBAL GUARANTEE AND SECURITY AGREEMENT, dated as of August 12, 1997, made by each of the signatories hereto, in favor of CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as US Administrative Agent (in such capacity, the "US Administrative Agent") for the banks and other
                        -----------------------
financial institutions (the "Lenders") from time to time parties to the Amended
                             -------
and Restated Credit Agreement, dated as of August 12, 1997 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated
                                                           --------------------
Credit Agreement"), among PIERCE LEAHY CORP., a Pennsylvania corporation (the
----------------
"Company"), PIERCE LEAHY COMMAND COMPANY, a company organized under the laws of
--------
the Province of Nova Scotia (the "Canadian Borrower" and, together with the
                                  -----------------
Company, the "Borrowers"), the Lenders, the US Administrative Agent and the
              ---------
Canadian Administrative Agent named therein (together with the US Administrative Agent, the "Administrative Agents").
            ---------------------


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, pursuant to the Amended and Restated Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Guarantor or entities owned by such Guarantor;

          WHEREAS, each Borrower and each such Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Amended and Restated Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Amended and Restated Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the US Administrative Agent for the benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agents and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby agrees with the US Administrative Agent, for the benefit of the Lenders, as follows:

                                 SECTION 1.  DEFINED TERMS

          1.1  Definitions.  (a)  Unless otherwise defined herein, terms defined
               -----------
in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:
Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

                             (b)  The following terms shall have the following
meanings:

          "Agreement":  this Amended and Restated US Global Guarantee and
           ---------
     Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Canadian Borrower Obligations":  the collective reference to the
           -----------------------------
     unpaid principal of and interest on the C$ Loans and all other obligations and liabilities of the Canadian Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the maturity of the C$ Loans and interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to either Administrative Agent or any C$ Lender (or, in the case of any Interest Rate Protection Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Amended and Restated Credit Agreement, this Agreement, the other Loan Documents, or any Interest Rate Protection Agreement entered into by the Canadian Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise with respect to the foregoing (including, without limitation, all fees and disbursements of counsel to either Administrative Agent or to the Lenders that are required to be paid by the Canadian Borrower pursuant to the terms of any of the foregoing agreements).

          "Code":  the Uniform Commercial Code as from time to time in effect in
           ----
     the State of New York.

          "Collateral":  as defined in Section 3.1.
           ----------

          "Collateral Account":  any collateral account established by the US
           ------------------
     Administrative Agent as provided in Section 6.1 or 6.4.

           "Company Obligations":  the collective reference to the unpaid
            -------------------
     principal of and interest on the US$ Loans and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the maturity of the US$ Loans and interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to either Administrative Agent or any US$ Lender (or, in the case of any Interest Rate Protection Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Amended and Restated Credit Agreement, this Agreement (including, without limitation, pursuant to the guarantee by the Company of the Canadian Borrower Obligations provided for in Section 2 hereof), the other Loan Documents, or any Interest Rate Protection Agreement entered into by the Company with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to either Administrative Agent or to the Lenders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

          "Copyrights":  (i) all copyrights owned by a Guarantor (including,
           ----------
     without limitation, those listed in Schedule 6), all registration and
                                         ----------
     recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.

          "General Intangibles":  all "general intangibles" as such term is
           -------------------
     defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof.

          "General Partners":  (i) PLC Command I, Inc., a Pennsylvania
           ----------------
     corporation, in its capacity as the general partner of PLC Command I, L.P., and (ii) PLC Command II, Inc., a Pennsylvania corporation, in its capacity as the general partner of PLC Command II, L.P.

          "Guarantor Obligations":  with respect to any Guarantor, the
           ---------------------
     collective reference to (i) (x) with respect to the Company, the Canadian Borrower Obligations and (y) with respect to any other Guarantor, the Company Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise relating thereto (including, without limitation, all fees and disbursements of counsel to either Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors":  the collective reference to the Company, each General
           ----------
     Partner, the Limited Partnerships, each other Domestic Subsidiary of the Company and any other entity that may become a party to this Agreement as provided herein.

          "Intellectual Property":  the collective reference to the Copyrights,
           ---------------------
     the Patents, and the Trademarks.

          "Intercompany Note":  any promissory note evidencing loans made by any
           -----------------
     Guarantor to the Company or any of its Domestic Subsidiaries.

          "Interest Rate Protection Agreement":  any interest rate protection
           ----------------------------------
     agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

          "Issuers":  the collective reference to the Persons identified on
           -------
     Schedule 2 as the issuers of the Pledged Securities.
     ----------

          "Limited Partnerships":  (i) PLC Command I, L.P., a Pennsylvania
           --------------------
     limited partnership, and (ii) PLC Command II, L.P., a Pennsylvania limited partnership.

          "Obligations":  (i) in the case of each Guarantor other than the
           -----------
     Company, its Guarantor Obligations and (ii) in the case of the Company, its Guarantor Obligations and the Company Obligations.

          "Patents":  (i) all letters patent of a Guarantor issued by the United
           -------
     States or any other country, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all applications for letters
                              ----------
     patent of a Guarantor issued by the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6.
                                                             ----------

          "Pledged Notes":  all promissory notes listed on Schedule 2, all
           -------------                                   ----------
     Intercompany Notes at any time issued to any Guarantor and all other promissory notes issued to or held by any Guarantor (other than promissory notes issued in connection with extensions of trade credit by any Guarantor in the ordinary course of business).

          "Pledged Securities":  the collective reference to (i) the Pledged
           ------------------
     Stock, (ii) the Pledged Notes and (iii) any and all partnership interests (including any and all general partnership interests) any Guarantor may hold in either Borrower or any of its Domestic Subsidiaries, as set forth in Schedule 2 attached hereto including, without limitation, all of such
        ----------
     Guarantor's rights to properties, assets, and partnership interests under their respective Partnership Agreements, including, without limitation, any liquidating distributions in respect of such partnership interests.

          "Pledged Stock":  with respect to each Guarantor, the shares of
           -------------
     Capital Stock of such Guarantor listed on Schedule 2, together with any
                                               ----------
     other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, such Guarantor while this Agreement is in effect.

          "Proceeds":  all "proceeds" as such term is defined in Section 9-
           --------
     306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

          "Receivable":  any right to payment for goods sold or leased or for
           ----------
     services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          "Trademarks":  (i) all trademarks, trade names, corporate names,
           ----------
     company names, business names, fictitious business names, trade styles, service marks, logos and other source of business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all renewals thereof.
        ----------

          "Vehicles":  all cars, trucks, trailers, construction and earth moving
           --------
     equipment and other vehicles owned by a Guarantor (with an original purchase price paid by the Guarantor which is the owner thereof in excess of US$50,000) and covered by a certificate of title law of any state and, in any event including, without limitation, the vehicles listed on Schedule
                                                                        --------
     7 and all tires and other appurtenances to any of the foregoing.
     -

          1.2  Other Definitional Provisions.  (a)  The words "hereof,"
               -----------------------------
"herein," "hereto," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor's Collateral or the relevant part thereof.


                             SECTION 2.  GUARANTEE

          2.1  Guarantee.  (a)(i)  The Company hereby, unconditionally and
               ---------
irrevocably, guarantees to the US Administrative Agent, for the benefit of the C$ Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Canadian Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Borrower Obligations, and (ii) each of the Guarantors other than the Company hereby, jointly and severally, unconditionally and irrevocably, guarantees to the US Administrative Agent, for the benefit of the US$ Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Company) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

          (c) Each Guarantor agrees that the Company Obligations or the Canadian Borrower Obligations, as the case may be, may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the US Administrative Agent or any Lender hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Company Obligations and the Canadian Borrower Obligations, and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Bankers' Acceptance shall be outstanding, and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Amended and Restated Credit Agreement either Borrower may be free from any Company Obligations or Canadian Borrower Obligations, as the case may be.

          (e) No payment made by either Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the US Administrative Agent or any Lender from either Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations or the Canadian Borrower Obligations, as the case may be, shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or the Canadian Borrower Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations or Canadian Borrower Obligations, as the case may be), remain liable for the Company Obligations or the Canadian Borrower Obligations, as the case may be, up to the maximum liability of such Guarantor hereunder until the Company Obligations and the Canadian Borrower Obligations are paid in full, no Bankers' Acceptance shall be outstanding, and the Commitments are terminated.

          2.2  Right of Contribution.  Each Guarantor (other than the Company)
               ---------------------
hereby agrees that to the extent that a Guarantor (other than the Company) shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the US Administrative Agent and the US$ Lenders or C$ Lenders, as the case may be, and each Guarantor shall remain liable to the US Administrative Agent and the US$ Lenders or C$ Lenders, as the case may be, for the full amount guaranteed by such Guarantor hereunder.

          2.3  No Subrogation.  Notwithstanding any payment made by any
               --------------
Guarantor hereunder or any set-off or application of funds of any Guarantor by the US Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the US Administrative Agent or any US$ Lender or C$ Lender, as the case may be, against the Company or the Canadian Borrower, as the case may be, or any other Guarantor or any collateral security or guarantee or right of offset held by the US Administrative Agent or any US$ Lender or C$ Lender, as the case may be, for the payment of the Company Obligations or the Canadian Borrower Obligations, as the case may be, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the relevant Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the US Administrative Agent and the US$ Lenders or the C$ Lenders, as the case may be, by the relevant Borrower on account of the Company Obligations or the Canadian Borrower Obligations, as the case may be, are paid in full, no Bankers' Acceptance shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Company Obligations or the Canadian Borrower Obligations, as the case may be, shall not have been paid in full, such amount shall be held by such Guarantor in trust for the US Administrative Agent and the US$ Lenders or the C$ Lenders, as the case may be, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the US Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the US Administrative Agent, if required), to be applied against the Company Obligations, or the Canadian Borrower Obligations, as the case may be, whether matured or unmatured, in such order as the US Administrative Agent may determine.

          2.4  Amendments, etc. with respect to the Guarantor Obligations.  Each
               ----------------------------------------------------------
Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, made by the US Administrative Agent or any Lender may be rescinded by the US Administrative Agent or such Lender and any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, may be continued, and the Company Obligations, the Canadian Borrower Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the US Administrative Agent or any Lender, and the Amended and Restated Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the US Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the US Administrative Agent or any Lender for the payment of the Company Obligations or the Canadian Borrower Obligations, as the case may be, may be sold, exchanged, waived, surrendered or released. Neither the US Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations, the Canadian Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except as provided in Section 7.2.

          2.5  Guarantee Absolute and Unconditional.  Each Guarantor waives any
               ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, and notice of or proof of reliance by the US Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Company Obligations, the Canadian Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between either Borrower and any of the Guarantors, on the one hand, and the US Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or any of the Guarantors with respect to the Company Obligations or the Canadian Borrower Obligations, as the case may be. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Amended and Restated Credit Agreement or any other Loan Document, any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the US Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower against the US Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Company Obligations or the Canadian

Borrower Obligations, as the case may be, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the US Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations or the Canadian Borrower Obligations, as the case may be, or any right of offset with respect thereto, and any failure by the US Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from either Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the US Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.6  Reinstatement.  The guarantee contained in this Section 2 shall
               -------------
continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations or the Canadian Borrower Obligations is rescinded or must otherwise be restored or returned by the US Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.7  Payments.  Each Guarantor hereby guarantees that payments
               --------
hereunder will be paid to the US Administrative Agent without set-off or counterclaim in US Dollars at the office of the US Administrative Agent located at 425 Lexington Avenue, New York, New York 10017.

                     SECTION 3.  GRANT OF SECURITY INTEREST

          Each Guarantor hereby grants to the US Administrative Agent, for the benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt
                             ----------
and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Guarantor's Obligations:

          (a)  all Accounts;

          (b)  all Chattel Paper;

          (c)  all Documents;

          (d)  all Equipment;

          (e)  all General Intangibles;

          (f)  all Instruments;

          (g)  all Intellectual Property;

          (h)  all Inventory;

          (i)  all Pledged Securities;

          (j)  all Vehicles;

          (k)  all books and records pertaining to the Collateral; and

          (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing (except to the extent the creation of such Lien would cause a breach or termination of such collateral security or guarantees under the terms thereof and of any applicable law).

     SECTION 4.  REPRESENTATIONS AND WARRANTIES OF GUARANTORS

          To induce the Administrative Agents and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to make their respective extensions of credit to the applicable Borrower thereunder, each Guarantor hereby represents and warrants severally, not jointly, to each Administrative Agent and each Lender that:

          4.1  Representations.  (a)  General Partners' Representations.  (i)
               ---------------        ---------------------------------
Each General Partner (w) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (x) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (y) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect and (z) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ii) Each General Partner has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any

     Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the General Partner is a party, except for any filings required to perfect the Liens created hereby. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such General Partner. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such General Partner enforceable against such General Partner in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (iii) Each General Partner has the right, subject to the terms and provisions of its Partnership Agreement, the Amended and Restated Credit Agreement and the other Loan Documents (x) to vote its Pledged Securities and (y) to pledge and grant a security interest in all or any of its Pledged Securities.

          (iv) The execution, delivery and performance of the Loan Documents to which each General Partner is a party will not violate any Requirement of Law or material Contractual Obligation of such General Partner and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement or the Loan Documents).

          (v) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each General Partner, threatened by or against such General Partner or against any of its properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

          4.2  Title; No Other Liens.  Except for the security interest granted
               ---------------------
to the US Administrative Agent for the benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Amended and Restated Credit Agreement, such Guarantor owns each item of the Collateral, free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the US Administrative Agent, for the benefit of the Lenders, pursuant to this Agreement or as are permitted by the Amended and Restated Credit Agreement.

          4.3  Perfected Liens.  The security interests granted pursuant to this
               ---------------
Agreement (a) (i) upon giving of appropriate notices pursuant to Article 8 of the Code in the form of Annexes 2 and 3 to this Agreement with respect to each
                        ---------     -
partnership interest and (ii) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents
             ----------
referred to on said Schedule, have been delivered to the US

Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the US Administrative Agent, for the benefit of the Lenders, as collateral security for such Guarantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Guarantor and any Persons purporting to purchase any Collateral from such Guarantor and (b) will be prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Amended and Restated Credit Agreement which have priority over the Liens on the Collateral by operation of law.

          4.4  Chief Executive Office.  On the date hereof, such Guarantor's
               ----------------------
jurisdiction of organization and the location of such Guarantor's chief executive office or, if such Guarantor has only one place of business, such place of business are specified on Schedule 4.
                                   ----------

          4.5  Inventory and Equipment.  On the date hereof, the Inventory and
               -----------------------
the Equipment (other than mobile goods) of the Guarantors are kept at the locations listed on Schedule 5.
                    ----------

          4.6  Farm Products.  None of the Collateral constitutes, or is the
               -------------
Proceeds of, Farm Products.

          4.7  Pledged Securities.  (a)  The Pledged Securities of each Issuer
               ------------------
pledged by such Guarantor constitutes (i) all the issued and outstanding shares of all classes of the Capital Stock of each domestic Issuer owned by such Guarantor and (ii) 65% of the issued and outstanding shares of the voting class of Capital Stock and all of the non-voting class of Capital Stock of each foreign Issuer owned by such Guarantor.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Such Guarantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or any of the Loan Documents.

          (d) None of the Pledged Securities are evidenced by any certificates or other instruments which have not been delivered to the US Administrative Agent, and none of the Partnership Agreements make any provision for the issuance of any such certificates or instruments.

          (e) None of the Pledged Securities are subject to any options to purchase or similar rights.

          (f) There are no restrictions, other than those contained in the Partnership Agreements, the Amended and Restated Credit Agreement and the other Loan Documents, upon any of the voting rights associated with, or the transfer of, any of the Pledged Securities.

          4.8  Receivables.  (a)  No amount payable to such Guarantor under or
               -----------
in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the US Administrative Agent.

          (b) The amounts represented by such Guarantor to the Lenders from time to time as owing to such Guarantor in respect of the Receivables will at such times be accurate in all material respects.

          4.9  Intellectual Property.  Schedule 6 lists all Intellectual
               ---------------------   ----------
Property owned by such Guarantor in its own name on the date hereof.

          4.10  Vehicles.   Schedule 7 is a complete and correct list of all
                --------    ----------
Vehicles owned by such Guarantor on the date hereof.

                      SECTION 5.  COVENANTS OF GUARANTORS

          Each Guarantor covenants and agrees with each Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Bankers' Acceptance shall be outstanding and the Commitments shall have terminated:

          5.1  Covenants in Amended and Restated Credit Agreement.  Such
               --------------------------------------------------
Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          5.2  Delivery of Instruments and Chattel Paper.  If any amount payable
               -----------------------------------------
under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks acquired in the ordinary course of business) or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the US Administrative Agent, duly indorsed in a manner reasonably satisfactory to the US Administrative Agent, to be held as Collateral pursuant to this Agreement.

          5.3  Maintenance of Insurance.  (a)  Such Guarantor will maintain,
               ------------------------
with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the US Administrative Agent and (ii) insuring such Guarantor, the US Administrative Agent and the Lenders against liability for personal injury and insuring against property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the US Administrative Agent.

          (b) All insurance maintained by the Guarantors shall (i) name the US Administrative Agent as insured party or loss payee, (ii) if reasonably requested by the US

Administrative Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the US Administrative Agent.

          (c) The Borrowers shall deliver to the US Administrative Agent such reports of a reputable insurance broker with respect to such insurance as the US Administrative Agent may from time to time reasonably request.

          5.4  Maintenance of Perfected Security Interest; Further
               ---------------------------------------------------
Documentation. (a) Such Guarantor shall not take any action inconsistent with maintaining the security interest created by this Agreement as a perfected security interest and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Guarantor will furnish to the US Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the US Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the US Administrative Agent, and at the sole expense of such Guarantor, such Guarantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the US Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          5.5  Changes in Locations, Name, etc.  Such Guarantor will not, except
               --------------------------------
upon 15 days' prior written notice to the US Administrative Agent:

          (i) permit any material amount of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5, as the same shall
                                                   ----------
     be supplemented from time to time, and those with respect to which financing statements and other documents reasonably requested by the US Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein shall have been filed;

          (ii) change the location of its chief executive office or, if such Guarantor has only one place of business, such sole place of business from that referred to in Section 4.4; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the US Administrative Agent in connection with this Agreement would become misleading.

Such Guarantor will deliver to the US Administrative Agent (a) all additional executed financing statements and other documents reasonably requested by the US Administrative

Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) together with each set of financial statements delivered pursuant to subsection 7.1(a) and (b) of the Amended and Restated Credit Agreement, a written supplement to Schedule 5 showing any
                                                   ----------
additional location at which Inventory or Equipment shall be kept.

          5.6  Notices.  Such Guarantor will advise the US Administrative Agent
               -------
and the Lenders promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Amended and Restated Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the US Administrative Agent to exercise any of its remedies hereunder; and

          (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.7  Pledged Securities.  (a)  If such Guarantor shall become entitled
               ------------------
to receive or shall receive any certificate, instrument or other document (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, such Guarantor shall accept the same as the agent of the US Administrative Agent and the Lenders, hold the same in trust for the US Administrative Agent and deliver the same forthwith to the US Administrative Agent in the exact form received, duly indorsed by such Guarantor to the US Administrative Agent, if required, together with an undated stock or bond power covering such certificate duly executed in blank by such Guarantor and with, if the US Administrative Agent so requests, signature guaranteed, to be held by the US Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the US Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the US Administrative Agent, be delivered to the US Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Guarantor, such Guarantor shall, until such money or property is paid or delivered to the US Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Guarantor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the US Administrative Agent, such Guarantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except the issuance of options pursuant to the Company's Nonqualified Stock Option Plan and any option exercises thereunder), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Amended and Restated Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any of the Loan Documents or (iv) enter into any agreement or undertaking restricting the right or ability of such Guarantor or the US Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof (except pursuant to any Loan Document).

          (c) In the case of each Guarantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the US Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to
                                              ------- --------
all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

          5.8  Receivables.  (a)  Other than in the ordinary course of business
               -----------
consistent with its past practice, such Guarantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

          (b) Such Guarantor will deliver to the US Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          5.9  Intellectual Property.  (a)  Such Guarantor is the true and
               ---------------------
lawful owner of all rights to the Patents, Trademarks and Copyrights and such Patents, Trademarks and Copyrights constitute all of the United States Patents, Trademarks and Copyrights and applications for United States Patents, Trademarks and Copyrights that such Guarantor now owns. The Guarantor has no knowledge of any third party claim that any aspect of such Guarantor's present business operations or business operations contemplated as of the date hereof infringes or will infringe any patent, trademark or copyright.

          (b) Such Guarantor agrees, promptly upon learning thereof, to furnish the US Administrative Agent in writing all pertinent information available to such Guarantor with respect to any infringement, contributing infringement or active inducement to infringe in any material Patent or Trademark or to any claim that practice of any material Patent or Trademark violates any property right of a third party, or with respect to any misappropriation of any material Patent or Trademark. Such Guarantor agrees, absent direction from the US Administrative Agent to the contrary, to diligently prosecute any Person infringing or misappropriating any Patent or Trademark.

          (c) At its own expense, such Guarantor shall make timely payment of all post-issuance fees required to maintain in force rights under each Patent absent prior written consent of the US Administrative Agent.

          (d) At its own expense, such Guarantor shall diligently prosecute all applications for United States Patents or Trademarks and shall not abandon any such application prior to exhaustion of all administrative judicial remedies, absent written consent of the US Administrative Agent.

          (e) Prior to the later to occur of (i) 30 days of acquisition of a United States Patent or Trademark, or of filing of an application for a United States Patent or Trademark or (ii) five Business Days after the last day of the fiscal quarter in which such acquisition or filing occurs, such Guarantor shall report such acquisition or filing to the US Administrative Agent, and upon request of the US Administrative Agent, such Guarantor shall execute and deliver any and all agreements, instruments, documents and papers as the US Administrative Agent may request to evidence the US Administrative Agent's and the Lenders' security interest in any Patent or Trademark.

                        SECTION 6.  REMEDIAL PROVISIONS

          6.1  Certain Matters Relating to Receivables.  (a)  The US
               ---------------------------------------
Administrative Agent shall have the right, at its own cost and expense, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Guarantor shall furnish all such assistance and information as the US Administrative Agent may reasonably require in connection with such test verifications. At any time after an Event of Default which is continuing, upon the US Administrative Agent's request and at the expense of the relevant Guarantor, such Guarantor shall cause independent public accountants or others satisfactory to the US Administrative Agent to furnish to the US Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) If required by the US Administrative Agent at any time during the continuance of an Event of Default, any payments of Receivables, when collected by any Guarantor, (i) shall be forthwith (and, in any event, within two Business
Days) deposited by such Guarantor in the exact form received, duly indorsed by such Guarantor to the US Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the US Administrative Agent, subject to withdrawal by the US Administrative

Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Guarantor in trust for the US Administrative Agent and the Lenders, segregated from other funds of such Guarantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) At the US Administrative Agent's request, each Guarantor shall make available to the US Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original invoices.

          6.2  Communications with Obligors; Guarantors Remain Liable.   (a)
               ------------------------------------------------------
The US Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the US Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

          (b) Upon the request of the US Administrative Agent at any time during the continuance of an Event of Default, each Guarantor shall notify obligors on the Receivables that the Receivables have been assigned to the US Administrative Agent for the benefit of the Lenders and that payments in respect thereof shall be made directly to the US Administrative Agent.

          (c) Anything herein to the contrary notwithstanding, each Guarantor shall remain liable under each agreement relating to a Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the US Administrative Agent nor any Lender shall have any obligation or liability under any agreement relating to a Receivable by reason of or arising out of this Agreement or the receipt by the US Administrative Agent or any Lender of any payment relating thereto, nor shall the US Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Guarantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3  Pledged Stock.  (a)  Unless an Event of Default shall have
               -------------
occurred and be continuing and the US Administrative Agent shall have given notice to the relevant Guarantor of the US Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Guarantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate or partnership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast
                                   --------  -------
or corporate or partnership right exercised or other action taken which, in the US Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Amended and Restated Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the US Administrative Agent shall give notice of its intent to exercise such rights to the relevant Guarantor or Guarantors, (i) the US Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the US Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the US Administrative Agent or its nominee, and the US Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Guarantor or the US Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the US Administrative Agent may determine), all without liability except to account for property actually received by it, but the US Administrative Agent shall have no duty to any Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Guarantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Guarantor hereunder to (i) comply with any instruction received by it from the US Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Guarantor, and each Guarantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the US Administrative Agent.

          6.4  Proceeds to be Turned Over To US Administrative Agent.  In
               -----------------------------------------------------
addition to the rights of the US Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Guarantor consisting of cash, checks and other near-cash items shall be held by such Guarantor in trust for the US Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the US Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the US Administrative Agent, if required). All Proceeds received by the US Administrative Agent hereunder shall be held by the US Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the US Administrative Agent in a Collateral Account (or by such

Guarantor in trust for the US Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5  Application of Proceeds.  At such intervals as may be agreed upon
               -----------------------
by the Borrowers and the US Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the US Administrative Agent's election, the US Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the US Administrative Agent may elect (provided that all such payments in respect of principal, interest, fees and other amounts then due and payable hereunder shall in each case be applied pro rata among those Lenders to which
                                        --------
such types of amounts are payable), and any part of such funds which the US Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the US Administrative Agent to the Borrowers or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Bankers' Acceptances shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

          6.6  Code and Other Remedies.  If an Event of Default shall occur and
               -----------------------
be continuing, the US Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the US Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the US Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem commercially reasonable and at such prices as it may deem best for cash or on credit or for future delivery without assumption of any credit risk. The US Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Guarantor, which right or equity is hereby waived or released. Each Guarantor further agrees, at the US Administrative Agent's request, to assemble the Collateral and make it available to the US Administrative Agent at places which the US Administrative Agent shall reasonably select, whether at such Guarantor's premises or elsewhere. The US Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the US Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the US Administrative Agent may elect (provided that such application
                                                --------
shall in each case be applied pro rata among those Lenders to which such types
                              --------
of amounts are payable), and only after such application and after the payment by the US Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the US Administrative Agent account for the surplus, if any, to any Guarantor. To the extent permitted by applicable law, each Guarantor waives all claims, damages and demands it may acquire against the US Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          6.7  Registration Rights.  (a)  If the US Administrative Agent shall
               -------------------
determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the US Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, upon written request, the relevant Guarantor will use its best efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the US Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the US Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; provided, that the Guarantor shall not be required to effect such
         --------
registration under the Securities Act or with applicable state securities laws if the Guarantor delivers to the US Administrative Agent an opinion of counsel (who shall be satisfactory to the US Administrative Agent) satisfactory to the US Administrative Agent that such sale may be made pursuant to an exemption from the Securities Act and such state securities laws, and provided further, that
                                                       ----------------
the US Administrative Agent shall furnish to such Guarantor such information regarding the US Administrative Agent and the Lenders as such Guarantor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Guarantor agrees to use its best efforts to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the US Administrative Agent shall designate and, except where the US Administrative Agent does not deem it necessary or desirable to do so under the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Guarantor recognizes that the US Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Guarantor acknowledges and agrees that the mere fact that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and agrees that the mere fact that such sale is a private sale shall not be deemed to have made such sale one not made in a commercially reasonable manner, provided that such Pledged Stock is sold at a price that the US
        --------
Administrative Agent has determined in good faith is reasonable under the circumstances. The US Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Guarantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pledged by it pursuant to this Section
6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Guarantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the US Administrative Agent and the Lenders, that the US Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Guarantor, and such Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Amended and Restated Credit Agreement.

          6.8  Waiver; Deficiency.  Each Guarantor waives and agrees not to
               ------------------
assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the US Administrative Agent or any Lender to collect such deficiency.


                    SECTION 7.  THE US ADMINISTRATIVE AGENT

          7.1  US Administrative Agent's Appointment as Attorney-in-Fact, etc.
               --------------------------------------------------------------
(a) Each Guarantor hereby irrevocably constitutes and appoints the US Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Guarantor hereby gives the US Administrative Agent the power and right, on behalf of such Guarantor, without notice to or assent by such Guarantor, to do any or all of the following:

          (i) in the name of such Guarantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the US Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the US Administrative Agent may request to evidence the US Administrative Agent's and the Lenders' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Guarantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the US Administrative Agent or as the US Administrative Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Guarantor with respect to any Collateral;
     (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the US Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the US Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the US Administrative Agent were the absolute owner thereof for all purposes, and do, at the US Administrative Agent's option and such Guarantor's expense, at any time, or from time to time, all acts and things which the US Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the US Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Guarantor might do.

          Anything in this Section 7.1(a) to the contrary notwithstanding, the US Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Guarantor fails to perform or comply with any of its agreements contained herein, the US Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the US Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans, in the case of expenses paid in US$, or C$ Prime Loans, in the case of expenses paid in C$ under the Amended and Restated Credit Agreement, from the date of payment by the US Administrative Agent to the date reimbursed by the relevant Guarantor, shall be payable by such Guarantor to the US Administrative Agent on demand.

          (d) Each Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2  Duty of Administrative Agent.  The US Administrative Agent's sole
               ----------------------------
duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the US Administrative Agent deals with similar property for its own account. Neither the US Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the US Administrative Agent and the Lenders hereunder are solely to protect the US Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the US Administrative Agent or any Lender to exercise any such powers. The US Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7.3  Execution of Financing Statements.  Pursuant to Section 9-402 of
               ---------------------------------
the Code and any other applicable law, each Guarantor authorizes the US Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Guarantor in such form and in such offices as the US Administrative Agent reasonably determines appropriate to perfect the security interests of the US Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4  Authority of Administrative Agent.  Each Guarantor acknowledges
               ---------------------------------
that the rights and responsibilities of the US Administrative Agent under this Agreement with respect to any action taken by the US Administrative Agent or the exercise or non-exercise by the US Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the US Administrative Agent and the Lenders, be governed by the Amended and Restated Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the US Administrative Agent and the Guarantors, the US Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting as provided herein, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                           SECTION 8.  MISCELLANEOUS

          8.1  Amendments in Writing.  None of the terms or provisions of this
               ---------------------
Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Guarantor and the US Administrative Agent, provided that any provision of this Agreement imposing obligations on any
       --------
Guarantor may be waived by the US Administrative Agent in a written instrument executed by the US Administrative Agent.

          8.2  Notices.  All notices, requests and demands to or upon the US
               -------
Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Amended and Restated Credit Agreement;

provided that any such notice, request or demand to or upon any Guarantor shall
--------
be addressed to such Guarantor at its notice address set forth on Schedule 1 as
                                                                  ----------
such Schedule may be revised from time to time.

          8.3  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the
               ---------------------------------------------------
US Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the US Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the US Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the US Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4  Enforcement Expenses; Indemnification.  (a)  Each Guarantor
               -------------------------------------
agrees to pay or reimburse each Lender and the US Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the US Administrative Agent.

          (b) Each Guarantor agrees to pay, and to save the US Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay (except for any delay caused by the US Administrative Agent or any Lender) in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the US Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement (collectively, the

"indemnified liabilities") to the extent the Company would be required to do so
------------------------
pursuant to subsection 11.5 of the Amended and Restated Credit Agreement.

          (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Amended and Restated Credit Agreement and the other Loan Documents.

          8.5  Successors and Assigns.  This Agreement shall be binding upon the
               ----------------------
successors and assigns of each Guarantor and shall inure to the benefit of the US Administrative Agent and the Lenders and their successors and assigns;

provided that no Guarantor may assign, transfer or delegate any of its rights or
--------
obligations under this Agreement without the prior written consent of the US Administrative Agent.

          8.6  Set-Off.  In addition to any rights and remedies of the Lenders
               -------
provided by law, each Lender shall have the right, without prior notice to either Borrower, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by such Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the relevant Borrower and the relevant Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such set-off and application.

          8.7  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9  Section Headings.  The Section headings used in this Agreement
               ----------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10  Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Guarantors, the US Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the US Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. In the event of any conflict between the provisions of this Agreement and the Amended and Restated Credit Agreement, the provisions of the Amended and Restated Credit Agreement shall be controlling.

          8.11  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.12  Submission To Jurisdiction; Waivers.  Each Guarantor hereby
                -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 8.2 or at such other address of which the US Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13  Acknowledgements.  Each Guarantor hereby acknowledges that:
                ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the US Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the US Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

          8.14  WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY IRREVOCABLY AND
                --------------------
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.15  Additional Guarantors; Pledged Stock.  (a)  Each Domestic
                ------------------------------------
Subsidiary of the Company that is required to become a party to this Agreement pursuant to subsection 7.16 of the Amended and Restated Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Domestic Subsidiary of an Assumption Agreement in the form of Annex 1A hereto.

          (b) Subsection 7.15 of the Amended and Restated Credit Agreement also requires that the Company or any Domestic Subsidiary of the Company which holds the Capital Stock of any new Subsidiary (including a Foreign Subsidiary) of the Company created or acquired after the Closing Date, pledge 100% of the issued and outstanding Capital Stock of such new Subsidiary (provided, that in no event
                                                      --------
shall Capital Stock representing more than

65% of the voting power of the Capital Stock of any such new Subsidiary which is not a Domestic Subsidiary be so pledged) to the US Administrative Agent for the benefit of the Lenders by executing and delivering a Supplement to this Agreement in the form of Annex 1A hereto. From and after the date any Guarantor executes and delivers a Supplement to this Agreement, the pledged stock set forth on Schedule 1 to such Supplement shall be deemed to be Pledged Stock for all purposes under this Agreement and the issuer of such pledged stock shall be deemed to be an Issuer for all purposes under this Agreement.

          8.16  Releases.  (a)  At such time as the Loans and the other
                --------
Obligations shall have been paid in full and the Commitments have been terminated and no Bankers' Acceptances shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the US Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantors. At the request and sole expense of the Company following any such termination, the US Administrative Agent shall promptly, assign, transfer and deliver to such Guarantor any Collateral held by the US Administrative Agent hereunder, and execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Guarantor in a transaction permitted by the Amended and Restated Credit Agreement, then the US Administrative Agent, at the request of such Guarantor and sole expense of the Company, shall execute and deliver to such Guarantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Amended and Restated Credit Agreement; provided that the Company shall
                                              --------
have delivered to the US Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Amended and Restated Credit Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, each of the undersigned has caused this US Global Guarantee and Security Agreement to be duly executed and delivered as of the date first above written.



                                 PIERCE LEAHY CORP.



                                 By: /s/ Joseph P. Linaugh
                                    -------------------------------------
                                    Title: Vice President


                                 PLC COMMAND I, INC.


                                 By: /s/ Joseph P. Linaugh
                                    -------------------------------------
                                  Title: Vice President


                                 PLC COMMAND II, INC.


                                 By: /s/ Joseph P. Linaugh
                                    -------------------------------------
                                  Title: Vice President


                                 PLC COMMAND I, L.P.
                                 By PLC Command I, Inc., as its general partner


                                 By: /s/ Joseph P. Linaugh
                                    -------------------------------------
                                  Title: Vice president


                                 PLC COMMAND II, L.P.
                                 By PLC Command II, Inc., as its general partner


                                 By: /s/ Joseph P. Linaugh
                                    -------------------------------------
                                  Title: Vice President

                                 MONARCH BOX, INC.


                                 By:  /s/ Joseph P. Linaugh
                                    -------------------------------------
                                  Title: Vice President


                                 ADVANCED BOX, INC.


                                 By:  /s/ Joseph P. Linaugh
                                    -------------------------------------
                                  Title: Vice President


                                 PIERCE MARYLAND, LLC


                                 By:  /s/ Joseph P. Linaugh
                                    -------------------------------------
                                  Title: Vice President

            AMENDED AND RESTATED PLEDGE AND INTERCREDITOR AGREEMENT


     AMENDED AND RESTATED PLEDGE AND INTERCREDITOR AGREEMENT, dated as of July 7, 1997, by and among (a) PLC COMMAND I, L.P., a Pennsylvania limited partnership ("PLC I"), PLC COMMAND II, L.P., a Pennsylvania limited partnership
              -----
("PLC II" and, together with PLC I, the "Pledgors"), (b) CANADIAN IMPERIAL BANK
  ------                                 --------
OF COMMERCE, NEW YORK AGENCY, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for (i) the lenders (the "Lenders")
                       ----------------                             -------
from time to time parties to the Credit Agreement (as hereinafter defined) and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, (ii) the holders
                    --------------------
from time to time (the "1996 Holders") of the 11 1/8% Senior Subordinated Notes
                        ------------
due 2006 (collectively, the "1996 Notes") issued pursuant to the 1996 Indenture
                             ----------
(as defined below) of PIERCE LEAHY CORP., a Pennsylvania corporation as successor by merger with a New York corporation having the same name (the

"Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation,
--------
as trustee (together with its successors in such capacity, the "1996 Trustee")
                                                                ------------
for the 1996 Holders in accordance with the 1996 Indenture, and (iii) the holders from time to time (the "1997 Holders") of the Company's 9 1/8% Senior
                                ------------
Subordinated Notes due 2007 (collectively, the "1997 Notes") issued from time to
                                                ----------
time pursuant to the 1997 Indenture (as defined below) of the Company and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with its successors in such capacity, the "1997 Trustee") for the 1997 Holders in
                                  ------------
accordance with the 1997 Indenture, (c) the Administrative Agent, (d) the 1996 Trustee and (e) the 1997 Trustee. The 1996 Holders and the 1997 Holders are collectively referred to herein as the "Holders," the 1996 Notes and the 1997
                                        -------
Notes are collectively referred to herein as the "Notes," the 1996 Indenture and
                                                  -----
the 1997 Indenture are collectively referred to herein as the "Indentures," and
                                                               ----------
the 1996 Trustee and the 1997 Trustee are collectively referred to herein as the "Trustees."
 --------


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, pursuant to the Credit Agreement, dated as of August 13, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), among the Company, Pierce Leahy Command Company, a Nova Scotia
---------
unlimited liability company (together with the Company, the "Borrowers"), the
                                                             ---------
Lenders and the administrative agents named therein, including, without limitation, the Administrative Agent (the "Administrative Agents"), the Lenders
                                           ---------------------
have agreed to make loans (the "Loans") to the Borrowers upon the terms and
                                -----
subject to the conditions set forth therein;

     WHEREAS, pursuant to the Indenture, dated as of July 15, 1996 (as amended, supplemented or otherwise modified from time to time (the " 1996 Indenture"),
                                                           ---------------
between the

Company and the 1996 Trustee, the Company has issued the 1996 Notes to the 1996 Holders, upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the Pledge and Intercreditor Agreement, dated as of August 13, 1996, by and among the Pledgor, the Collateral Agent, the Administrative Agent and the 1996 Trustee (the "Existing Pledge and
                                                -------------------
Intercreditor Agreement"), the Pledgors granted to the Collateral Agent (a) for
-----------------------
the benefit of the Lenders and the Administrative Agent, a first priority lien on the Pledged Stock and (b) for the benefit of the 1996 Holders and the 1996 Trustee, a second priority lien on the Pledged Stock;

     WHEREAS, pursuant to the Indenture, dated as of July 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "1997 Indenture"),
                                                           --------------
between the Company and the 1997 Trustee, the Company has issued the 1997 Notes to the 1997 Holders, upon the terms and subject to the conditions set forth therein;

     WHEREAS, in connection with the 1997 Indenture, the Company has agreed to cause each Pledgor to grant to the Collateral Agent for the benefit of the 1997 Holders and the 1997 Trustee a third priority lien on the Pledged Stock;

     WHEREAS, each Pledgor is a Subsidiary of the Company, and it is to the advantage of each Pledgor that the 1997 Holders purchase the 1997 Notes from the Company;

     WHEREAS, the Lenders have consented to the grant to the Collateral Agent for the benefit of the 1997 Holders and the 1997 Trustee of a third priority lien on the Pledged Stock;

     WHEREAS, the parties hereto have agreed to amend and restate the Existing Pledge and Intercreditor Agreement to (a) provide for the grant to the Collateral Agent for the benefit of the 1997 Holders and the 1997 Trustee of a third priority lien on the Pledged Stock and (b) make certain other changes to the Existing Pledge and Intercreditor Agreement;

     WHEREAS, each Pledgor is the legal and beneficial owner of the shares of the Pledged Stock pledged by it hereunder; and

     WHEREAS, (a) pursuant to the Credit Agreement, the Administrative Agent has been granted the authority to act on behalf of all Lenders with respect to matters specified herein, including the execution and delivery of this Amended and Restated Pledge and Intercreditor Agreement; (b) pursuant to the 1996 Indenture, the 1996 Trustee has been granted the authority to act on behalf of all 1996 Holders with respect to matters specified therein, including the execution and delivery of this Amended and Restated Pledge and Intercreditor Agreement; and (c) pursuant to the 1997 Indenture, the 1997 Trustee has been granted the authority to act on behalf of all 1997 Holders with respect to matters specified therein, including the execution and delivery of this Amended and Restated Pledge and Intercreditor Agreement.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereby agree that the Existing Pledge and Intercreditor Agreement shall be amended and restated to read in its entirety as follows:

     1.  Defined Terms.  (a)  Unless otherwise defined herein, terms defined in
         -------------
the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

          "Agreement": this Amended and Restated Pledge and Intercreditor
           ---------
     Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Code":  the Uniform Commercial Code from time to time in effect in
           ----
     the State of New York.

          "Collateral":  the Pledged Stock and all Proceeds.
           ----------

          "Collateral Account":  any account established to hold money Proceeds,
           ------------------
     maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 9(a).

          "Default":  until the Senior Payout Date, the meaning ascribed to such
           -------
     term in the Credit Agreement and, after the Senior Payout Date but prior to the Senior Subordinated Payout Date, the meaning ascribed to such term in the 1996 Indenture and, after the Senior Payout Date and the Senior Subordinated Payout Date, the meaning ascribed to such term in the 1997 Indenture.

          "Event of Default":  until the Senior Payout Date, the meaning
           ----------------
     ascribed to such term in the Credit Agreement and, after the Senior Payout Date but prior to the Senior Subordinated Payout Date, the meaning ascribed to such term in the 1996 Indenture and, after the Senior Payout Date and the Senior Subordinated Payout Date, the meaning ascribed to such term in the 1997 Indenture.

          "Insolvency Event:  (i) Either Pledgor commencing any case, proceeding
           ----------------
     or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or either Pledgor making a general assignment for the benefit of its creditors; or (ii) there being commenced against either Pledgor any case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there being commenced against either Pledgor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either Pledgor taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above.

          "Issuer": Pierce Leahy Command Company, a company incorporated under
           ------
     the laws of Nova Scotia.

          "Junior Subordinated Secured Obligations":  the unpaid principal of
           ---------------------------------------
     and interest on the 1997 Notes and all other obligations and liabilities of the Company to the 1997 Trustee and the 1997 Holders (including, without limitation, interest accruing at the then applicable rate provided in the 1997 Indenture after the maturity of the 1997 Notes and interest accruing at the then applicable rate provided in the 1997 Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the 1997 Notes, the 1997 Indenture or this Agreement.

          "Junior Subordinated Secured Parties":  collectively, the 1997 Trustee
           -----------------------------------
     and the 1997 Holders.

          "Pledged Stock":  the shares of capital stock listed on Schedule 1
           -------------                                          ----------
     hereto, together with all stock certificates, options or rights of any nature whatsoever with respect to the Issuer's Capital Stock that may be issued or granted by the Issuer to either Pledgor in respect of the Pledged Stock while this Agreement is in effect.

          "Proceeds":  all "proceeds" as such term is defined in Section 9-
           --------
     306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          "Secured Obligations":  the collective reference to the Senior Secured
           -------------------
     Obligations and the Subordinated Secured Obligations.

          "Secured Parties":  collectively, the Senior Secured Parties and the
           ---------------
     Subordinated Secured Parties.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          "Senior Payout Date":  the date upon which the Senior Secured
           ------------------
     Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have expired or been terminated.

          "Senior Secured Obligations":  the collective reference to:
           --------------------------

          (a) unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agents and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith;

          (b) all obligations and liabilities of each Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which such Pledgor is a party; and

          (c) all obligations of the Borrowers with respect to any Interest Rate Protection Agreement entered into with any Lender or any affiliate thereof.

          "Senior Secured Parties": collectively, the Administrative Agents, the
           ----------------------
     Lenders and, in connection with the obligations described in clause (c) of the definition of Senior Secured Obligations, affiliates of Lenders.

          "Senior Subordinated Payout Date":  the date upon which the Senior
           -------------------------------
     Subordinated Secured Obligations shall have been paid in full.

          "Senior Subordinated Secured Obligations":  the unpaid principal of
           ---------------------------------------
     and interest on the 1996 Notes and all other obligations and liabilities of the Company to the 1996 Trustee and the 1996 Holders (including, without limitation, interest accruing at the then applicable rate provided in the 1996 Indenture after the maturity of the 1996 Notes and interest accruing at the then applicable rate provided in the 1996 Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the 1996 Notes, the 1996 Indenture or this Agreement.

          "Senior Subordinated Secured Parties":  collectively, the 1996 Trustee
           -----------------------------------
     and the 1996 Holders.

          "Subordinated Secured Obligations":  the collective reference to the
           --------------------------------
     Senior Subordinated Secured Obligations and the Junior Subordinated Secured Obligations.

          "Subordinated Secured Parties": collectively, the Senior Subordinated
           ----------------------------
     Secured Parties and the Junior Subordinated Secured Parties.

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.  Pledge; Grant of Security Interests.  (a)  Each Pledgor hereby confirms
         -----------------------------------
and reaffirms its mortgage, pledge and assignment of the Collateral to the Collateral Agent, for the benefit of the Senior Secured Parties, and its grant to the Collateral Agent, for the benefit of the Senior Secured Parties, of a security interest in the Collateral, in each case as collateral security on a first priority basis for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Senior Secured Obligations.

     (b) Each Pledgor hereby confirms and reaffirms its mortgage, pledge and assignment of the Collateral to the Collateral Agent, for the benefit of the Senior Subordinated Secured Parties, and its grant to the Collateral Agent, for the benefit of the Senior Subordinated Secured Parties, of a security interest in the Collateral, in each case as collateral security on a second priority basis for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Senior Subordinated Secured Obligations.

     (c) Each Pledgor hereby mortgages, pledges and assigns the Collateral to the Collateral Agent, for the benefit of the Junior Subordinated Secured Parties, and grants to the Collateral Agent, for the benefit of the Junior Subordinated Secured Parties, a security interest in the Collateral, in each case as collateral security on a third priority basis for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Junior Subordinated Secured Obligations.

     (d) As set forth in the separate granting clauses contained in Sections 2(a), (b) and (c), it is the intent of the parties hereto that this Agreement shall confirm, reaffirm and create three separate and distinct Liens in favor of the Collateral Agent, the first for the benefit of the Senior Secured Parties, the second for the benefit of the Senior Subordinated Secured Parties, and the third for the benefit of the Junior Subordinated Secured Parties.

     3.  Subordination of Lien of Subordinated Secured Parties; Bailment.  (a)
         ---------------------------------------------------------------
The 1996 Trustee acknowledges and agrees that (1) any interest that it or any 1996 Holder has or may have in the Collateral shall be junior and subordinate to the interest of the Senior Secured Parties; (2) prior to the Senior Payout Date, it will not take any action to enforce any rights it may have hereunder, without the prior written consent of the Administrative Agent; and (3) prior to the Senior Payout Date, any consent given in accordance with the terms of this Agreement by the Collateral Agent at the direction of the Administrative Agent to any amendment, waiver or other modification in respect of the obligations of each Pledgor hereunder shall be binding upon the Senior Subordinated Secured Parties with respect to any similar obligations of each Pledgor hereunder as fully as if such consent had been given by the Senior Subordinated Secured Parties.

     (b) The 1996 Trustee appoints and authorizes the Collateral Agent, and the Collateral Agent accepts such appointment and authorization by the 1996 Trustee, to act as the agent of, and bailee for, the Senior Subordinated Secured Parties to hold for the benefit of the Senior Subordinated Secured Parties those shares of the Pledged Stock evidenced by certificates, subject, however, to the prior security interest therein and rights thereto and to the proceeds thereof of the Senior Secured Parties.

     (c) The 1997 Trustee acknowledges and agrees that (1) any interest that it or any 1997 Holder has or may have in the Collateral shall be junior and subordinate to the interests of the Senior Secured Parties and the Senior Subordinated Secured Parties; (2) prior to (x) the Senior Payout Date and (y) the Senior Subordinated Payout Date, it will not take any action to enforce any rights it may have hereunder, without the prior written consent of the Administrative Agent and the 1996 Trustee or, if the Senior Payout Date shall have occurred, of the 1996 Trustee; (3) prior to the Senior Payout Date, any consent given in accordance with the terms of this Agreement by the Collateral Agent at the direction of the Administrative Agent to any amendment, waiver or other modification in respect of the obligations of each Pledgor hereunder shall be binding upon the Junior Subordinated Secured Parties with respect to any similar obligations of each Pledgor hereunder as fully as if such consent had been given by the Junior Subordinated Secured Parties; and (4) after the Senior Payout Date but prior to the Senior Subordinated Payout Date, any consent given in accordance with the terms of this Agreement by the Collateral Agent at the direction of the 1996 Trustee to any amendment, waiver or other modification in respect of the obligations of each Pledgor hereunder shall be binding upon the Junior Subordinated Secured Parties with respect to any similar obligations of each Pledgor hereunder as fully as if such consent had been given by the Junior Subordinated Secured Parties.

     (d) The 1997 Trustee appoints and authorizes the Collateral Agent, and the Collateral Agent accepts such appointment and authorization by the 1997 Trustee, to act as the agent of, and bailee for, the Junior Subordinated Secured Parties to hold for the benefit of the Junior Subordinated Secured Parties those shares of the Pledged Stock evidenced by certificates, subject, however, to the prior security interests therein and the respective rights thereto and to the proceeds thereof of the Senior Secured Parties and the Senior Subordinated Secured Parties.

     4.  Stock Powers.  Concurrently with the delivery to the Collateral Agent
         ------------
of each certificate representing one or more shares of Pledged Stock, each Pledgor has delivered an undated stock power, or such other instrument of transfer as may have been reasonably requested by the Collateral Agent, covering such certificate, duly executed in blank by such Pledgor with, if the Collateral Agent so requested, signature guaranteed.

     5.  Representations and Warranties.  Each Pledgor hereby represents and
         ------------------------------
warrants that:

     (a) Such Pledgor has the partnership power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the first, second and third priority security interests in the Collateral pursuant to, this Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant each of the security interests in the Collateral pursuant to, this Agreement.

     (b) This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Pledgor pursuant to any Requirement of Law or Contractual Obligation of such Pledgor, except the security interests created by this Agreement.

     (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority, and no consent of any other Person (including, without limitation, any stockholder or creditor of such Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

     (f) The shares of Pledged Stock constitute 65% of the issued and outstanding shares of all classes of the Capital Stock of the Issuer.

     (g) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (h) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the shares of Pledged Stock pledged by such Pledgor, free of any and all Liens or options in favor of, or claims of, any other Person, except for the separate and distinct security interests granted to the Senior Secured Parties, the Senior Subordinated Secured Parties and the Junior Subordinated Secured Parties.

     (i) The stock certificates evidencing the Pledged Stock having been delivered to the Collateral Agent and assuming continuous possession by the Collateral Agent of such certificates, each of the security interests granted pursuant to this Agreement constitutes a separate, distinct and valid perfected security interest in the Pledged Stock in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, the Senior Subordinated Secured Parties and the Junior Subordinated Secured Parties, respectively, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any shares of Pledged Stock from such Pledgor.

     6.  Covenants.  Each Pledgor covenants and agrees with the Collateral Agent
         ---------
and the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights to Capital Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, if required, together with an undated stock power, or such other instrument of transfer as may be reasonably requested by the Collateral Agent, covering such certificate duly executed in blank by such Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, unless, in either case, such sums or property are distributed or otherwise paid to the holders of the equity interests of such Pledgor. Subject to the "unless" clause at the end of the previous sentence, if any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

     (b) Without the prior written consent of the Administrative Agent (if the Senior Payout Date shall not have occurred), the 1996 Trustee (if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred) or the 1997 Trustee (if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred), such Pledgor will not (1) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer except as permitted in the Credit Agreement or the respective Indenture, as the case may be, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral except as permitted in the Credit Agreement or the respective Indenture, as the case may be, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement and except for any Lien on the Collateral which is junior to the Liens created hereby and which is created pursuant to an amendment and restatement of this Agreement in form and substance satisfactory to, and executed by, each of the parties hereto pursuant to which such junior Lien is subordinated to all prior Liens on terms and conditions substantially similar to those pursuant to which the Liens created hereby in favor of the Junior Subordinated Secured Obligations are subordinated to the Liens created hereby in favor of the Senior Secured Parties and the Senior Subordinated Secured Parties or (4) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral except as provided for in this Agreement, the Credit Agreement and the Indentures.

     (c)  Such Pledgor shall not take any action inconsistent with maintaining
(i) the security interest created by Section 2(a) of this Agreement as a first priority, perfected security interest, (ii) the security interest created by
Section 2(b) of this Agreement as a second priority, perfected security interest and (iii) the security interest created by Section 2(c) of this Agreement as a third priority, perfected security interest and, in each case of clauses (i),
(ii) and (iii), shall defend such security interest against claims and demands of all Persons whomsoever.

     (d) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     (e) Such Pledgor shall pay, and save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     7.  Cash Dividends; Voting Rights.  Unless an Event of Default shall have
         -----------------------------
occurred and be continuing and the Collateral Agent shall have given notice to the Pledgors of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 9 below, each Pledgor shall be permitted to receive all cash dividends or other distributions paid in the normal course of business of the Issuer, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate
                      --------  -------
right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Pledged Stock or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, any other Loan Document, any Notes, the Indentures or this Agreement.

     8.  Rights of the Secured Parties and the Collateral Agent.  (a)  All money
         ------------------------------------------------------
Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent for the benefit of the Secured Parties in a Collateral Account. All Proceeds while held by the Collateral Agent in a Collateral Account (or by each Pledgor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 10(c).

     (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise any of such rights to each Pledgor (1) the Collateral Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in the order provided in Section 10(c), and
(2) all shares of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by either Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any pledgee to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     9.  Remedies.  (a)  If an Event of Default shall have occurred and be
         --------
continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as provided in Section 10(c).

     (b) If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party with respect to the Collateral under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon either Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Collateral Agent or any Lender or Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in either Pledgor, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Secured Obligations, in the order provided in Section 10(c), and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     10.  Rights in Collateral; Application of Payments and Proceeds.  (a)
          ----------------------------------------------------------
Notwithstanding anything to the contrary contained in any agreement, document or instrument in favor of the Senior Subordinated Secured Parties and/or the Junior Subordinated Secured Parties and irrespective of:

          (1) the time, order or method of attachment or perfection of the security interests created hereby,

          (2) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral,

          (3) anything contained in any filing or agreement to which the Senior Secured Parties, the Senior Subordinated Secured Parties and/or the Junior Subordinated Secured Parties now or hereafter may be a party, and

          (4) the rules for determining priority under the Code or any other law governing the relative priorities of secured creditors,

any security interest in the Collateral in favor of the Senior Secured Parties has and shall have priority, to the extent of any unpaid Senior Secured Obligations, over any security interest in such Collateral in favor of the Senior Subordinated Secured Parties and the Junior Subordinated Secured Parties, and any security interest in the Collateral in favor of the Senior Subordinated Secured Parties has and shall have priority, to the extent of any unpaid Senior Subordinated Secured Obligations, over any security interest in such Collateral in favor of the Junior Subordinated Secured Parties.

     (b) In exercising rights and remedies with respect to the Collateral, the Collateral Agent may enforce the provisions hereof and exercise remedies hereunder, all in such order and in such manner as the Senior Secured Parties may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Code of any applicable jurisdiction. The Subordinated Secured Parties hereby (1) waive any right that they may have (whether by contract, by law or otherwise) to require the Collateral Agent to give notice of any collection, sale, disposition or other realization of or upon any or all of the Collateral contemplated by this Agreement or any such right the Subordinated Secured Parties may have to object to or otherwise contest any such collection, sale, disposition or other realization of or upon any or all of the Collateral by the Senior Secured Parties (including, without limitation, any requirement that the Collateral Agent foreclose upon such Collateral under applicable law) and (2) agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral or to assert any claim or defense that any such collection, sale, disposition or other realization of or upon all or any part of the Collateral was not commercially reasonable or otherwise failed to comply in any respect with applicable law. It is understood and agreed that, for purposes of this paragraph, after the Senior Payout Date, the term "Senior Secured Parties", when used in this paragraph, shall be deemed to mean the Senior Subordinated Secured Parties and the term "Subordinated Secured Parties", when used in this paragraph, shall be deemed to mean the Junior Subordinated Secured Parties.

     (c) Any money, property or securities realized upon the sale, disposition or other realization by the Collateral Agent or the Subordinated Secured Parties, as the case may be, upon all or any part of the Collateral (including, without limitation, any payment or distribution of assets of either Pledgor consisting of, or in respect of, Collateral, whether in cash, property or securities during the continuance of an Insolvency Event with respect to such Pledgor) (collectively, "Realizations"), shall be applied in the following
                         ------------
order:

          (1)  First, to the payment in full of all reasonable costs and
               -----
     expenses (including, without limitation, attorneys' reasonable fees and disbursements) paid or incurred by the Collateral Agent in connection with such Realization or the protection of its rights and interests in the Collateral;

          (2)  Second, to the Administrative Agent to be applied to the payment
               ------
     in full of all Senior Secured Obligations then due and payable in such order as the Administrative Agent may elect in its sole discretion;

          (3)  Third, to the 1996 Trustee to be applied to the payment in full
               -----
     of all Senior Subordinated Secured Obligations then due and payable in such order as the 1996 Trustee may elect in its sole discretion;

          (4)  Fourth, to the 1997 Trustee to be applied to the payment in full
               ------
     of all Junior Subordinated Secured Obligations then due and payable in such order as the 1997 Trustee may elect in its sole discretion; and

          (5)  Fifth, to pay to the applicable Pledgor, or its representative or
               -----
     as a court of competent jurisdiction may direct, any surplus then remaining.

     (d) Prior to the Senior Payout Date, the Subordinated Secured Parties shall not (1) enforce or apply any security interest in all or any of the Collateral, (2) collect or receive any proceeds of any of the Collateral or otherwise enforce or apply any security interest in the proceeds of any of the Collateral; or (3) in any other manner interfere with the security interest granted in favor of the Senior Secured Parties in any of the Collateral (or the proceeds thereof). In addition, the Subordinated Secured Parties hereby (x) agree not to assert prior to the Senior Payout Date any claim for marshalling;
(y) consent to the collection, sale, disposition or other realization of or upon all or any of the Collateral by the Collateral Agent prior to the Senior Payout Date free of any security interest therein in favor of the Subordinated Secured Parties; and (z) at the sole cost and expense of the Pledgors, agree to execute prior to the Senior Payout Date all such releases and other documents that the Administrative Agent may reasonably request in writing to facilitate the collection, sale, disposition or other realization of or upon any or all of the Collateral by the Collateral Agent (including, without limitation, the termination of any security interests in any of the Collateral in favor of the Subordinated Secured Parties concurrently with such sale, disposition or other realization).

     (e) If any payment or distribution, whether consisting of money, property or securities, from any Realizations is collected or received by the Subordinated Secured Parties in respect of the Subordinated Secured Obligations in violation of Section 10(d), the Subordinated Secured Parties shall forthwith deliver the same to the Collateral Agent, in the form received, duly indorsed to the Collateral Agent, if required, to be applied to the payment or prepayment of the Senior Secured Obligations until the Senior Secured Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Secured Parties as the property of the Senior Secured Parties, segregated from other funds and property held by the Subordinated Secured Parties.

     (f) Prior to the Senior Subordinated Payout Date, the Junior Subordinated Secured Parties shall not (1) enforce or apply any security interest in all or any of the Collateral, (2) collect or receive any proceeds of any of the Collateral or otherwise enforce or apply any security interest in the proceeds of any of the Collateral; or (3) in any other manner interfere with the security interest granted in favor of the Senior Subordinated Secured Parties in any of the Collateral (or the proceeds thereof). In addition, the Junior Subordinated Secured Parties hereby (x) agree not to assert prior to the Senior Subordinated Payout Date any claim for marshalling; (y) consent to the collection, sale, disposition or other realization of or upon all or any of the Collateral by the Collateral Agent prior to the Senior Subordinated Payout Date free of any security interest therein in favor of the Senior Subordinated Secured Parties; and (z) at the sole cost and expense of the Pledgors, agree to execute after the Senior Payout Date but prior to the Senior Subordinated Payout Date all such releases and other documents that the 1996 Trustee may reasonably request in writing to facilitate the collection, sale, disposition or other realization of or upon any or all of the Collateral by the Collateral Agent (including, without limitation, the termination of any security interests in any of the Collateral in favor of the Junior Subordinated Secured Parties concurrently with such sale, disposition or other realization).

     (g) If any payment or distribution, whether consisting of money, property or securities, from any Realizations is collected or received by the Junior Subordinated Secured Parties after the Senior Payout Date in respect of the Junior Subordinated Secured Obligations in violation of Section 10(f), the Junior Subordinated Secured Parties shall forthwith deliver the same to the Collateral Agent, in the form received, duly indorsed to the Collateral Agent, if required, to be applied to the payment or prepayment of the Senior Subordinated Secured Obligations until the Senior Subordinated Secured Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Junior Subordinated Secured Parties as the property of the Senior Subordinated Secured Parties, segregated from other funds and property held by the Junior Subordinated Secured Parties.

     11.  Release of Pledged Stock.  The Collateral Agent agrees that it will
          ------------------------
not release or otherwise dispose of any of the Pledged Stock or other Collateral except (a) to the 1996 Trustee or the 1997 Trustee in accordance with the terms hereof, unless instructed by the applicable Trustee to the contrary, or (b) in the exercise of its remedies under the terms hereof or (c) to the respective Pledgor upon satisfaction of all Secured Obligations.

     12.  Obligations of the Collateral Agent.  (a)  Unless the Collateral Agent
          -----------------------------------
has theretofore received a written notice from each of the 1996 Trustee and the 1997 Trustee to the effect that the Senior Subordinated Secured Obligations and the Junior Subordinated Secured Obligations, respectively, have been paid in full, if the Collateral Agent shall have resigned as collateral agent hereunder, not later than the tenth business day following the Senior Payout Date, the Collateral Agent will deliver at the cost and expense of the Pledgors, directly to the successor collateral agent appointed in accordance with Section 15(h) or, if prior to such tenth business day the Collateral Agent shall not have received notification of the identity of such successor collateral agent, to the 1996 Trustee (or, if the Collateral Agent shall have received a written notice from the 1996 Trustee to the effect that the Senior Subordinated Secured Obligations have been paid in full, to the 1997 Trustee), all the certificates representing the Pledged Stock and all other documents and instruments evidencing or relating to the Collateral then remaining in the possession of the Collateral Agent, together with any necessary instruments of assignment or transfer pertaining thereto. Each Pledgor agrees to give written notice to each of the 1996 Trustee and the 1997 Trustee of the Senior Payout Date within three business days thereof, and, after receipt of such notice, the Senior Subordinated Secured Parties (unless the Senior Subordinated Payout Date has occurred) or (if the Senior Subordinated Payout Date has occurred) the Junior Subordinated Secured Parties agree to promptly give written notice to the Collateral Agent requesting delivery of the Pledged Stock and such other documents and instruments. In no event shall the Collateral Agent relinquish control over such certificates representing the Pledged Stock or any such other documents and instruments after the Senior Payout Date, except as set forth in this Section or Section 11(c).

     (b) Unless the 1996 Trustee has theretofore received a written notice from the 1997 Trustee to the effect that the Junior Subordinated Secured Obligations have been paid in full, if the 1996 Trustee shall have resigned as successor collateral agent hereunder, not later than the tenth business day following the Senior Subordinated Payout Date, the 1996 Trustee will deliver at the cost and expense of the Pledgors, directly to the successor collateral agent appointed in accordance with Section 15(h) or, if prior to such tenth business day the 1996 Trustee shall not have received notification of the identity of such successor collateral agent, to the 1997 Trustee, all the certificates representing the Pledged Stock and all other documents and instruments evidencing or relating to the Collateral then remaining in the possession of the 1996 Trustee, together with any necessary instruments of assignment or transfer pertaining thereto. Each Pledgor agrees to give written notice to the 1997 Trustee of the Senior Subordinated Payout Date within three business days thereof, and, after receipt of such notice, the Junior Subordinated Secured Parties agree to promptly give written notice to the 1996 Trustee requesting delivery of the Pledged Stock and such other documents and instruments. In no event shall the 1996 Trustee relinquish control over such certificates representing the Pledged Stock or any such other documents and instruments after the Senior Subordinated Payout Date, except as set forth in this Section or in Section 11(c).

     (c) In taking any action hereunder (including the giving of consents and waivers hereunder) prior to the Senior Payout Date, the Collateral Agent shall not be obligated to consider the interests of the Subordinated Secured Parties except as set forth in Section 12(a) or Section 21. In taking any action hereunder (including the giving of consents and waivers hereunder) prior to the Senior Subordinated Payout Date, the 1996 Trustee, or its designee, shall not be obligated to consider the interests of the Junior Subordinated Secured Parties except as set forth in Section 12(b) or Section 21.

     13.  Dispositions of Collateral.  Notwithstanding any provision to the
          --------------------------
contrary contained in any agreement, document or instrument in favor of the Subordinated Secured Parties or to which any of the Subordinated Secured Parties is a party, the parties hereto agree as follows:

          (a) Upon the occurrence of any sale, lease, transfer or other disposition of any of the Collateral (a "Disposition"), as between the
                                              -----------
     Senior Secured Parties and the Subordinated Secured Parties, until the Senior Payout Date, all Collateral, including all proceeds thereof and all prepayments or distributions in respect thereof, shall be distributed or applied or paid to the Administrative Agent, acting on behalf of the Senior Secured Parties, for application to the Senior Secured Obligations without obtaining any further consent or agreement of the Subordinated Secured Parties and in any manner as the Administrative Agent may determine, and the Subordinated Secured Parties shall be deemed to have consented to such Disposition and no further consent thereto or notice or accounting in respect thereof on the part of any such Person shall be required, and, until the Senior Payout Date, none of such Collateral shall be distributed or paid to (or retained by) the Subordinated Secured Parties for application to the Subordinated Secured Obligations, and the Subordinated Secured Parties shall not have any right to restrict or permit, or approve or disapprove, any Disposition of all or any portion or item of the Collateral.

          (b) Upon a Disposition, as between the Senior Subordinated Secured Parties and the Junior Subordinated Secured Parties, after the Senior Payout Date and until the Senior Subordinated Payout Date, all Collateral, including all proceeds thereof and all prepayments or distributions in respect thereof, shall be distributed or applied or paid to the 1996 Trustee, acting on behalf of the Senior Subordinated Secured Parties, for application to the Senior Subordinated Secured Obligations without obtaining any further consent or agreement of the Junior Subordinated Secured Parties and in any manner as the 1996 Trustee may determine, and the Junior Subordinated Secured Parties shall be deemed to have consented to such Disposition and no further consent thereto or notice or accounting in respect thereof on the part of any such Person shall be required, and until the Senior Subordinated Payout Date, none of such Collateral shall be distributed or paid to (or retained by) the Junior Subordinated Secured Parties for application to the Junior Subordinated Secured Obligations, and the Junior Subordinated Secured Parties shall not have any right to restrict or permit, or approve or disapprove, any Disposition of all or any portion or item of the Collateral.

          (c) If the Collateral Agent is in possession of any proceeds from any Disposition of any Collateral following the Senior Payout Date, the Collateral Agent shall deliver such remaining proceeds to: (x) the 1996 Trustee if any Senior Subordinated Secured Obligations shall be then outstanding (which each Pledgor hereby irrevocably consents to); (y) the 1997 Trustee if any Junior Subordinated Secured Obligations shall be then outstanding (which each Pledgor hereby irrevocably consents to) and the Collateral Agent has received a written notice from the 1996 Trustee to the effect that the Senior Subordinated Secured Obligations have been paid in full; and (z) each Pledgor or its successors or assigns, if the Collateral Agent has received a written notice from the 1996 Trustee and the 1997 Trustee to the effect that the Senior Subordinated Secured Obligations or the Junior Subordinated Secured Obligations, as the case may be, have been paid in full and the 1996 Trustee and the 1997 Trustee shall agree in writing, or to whomever may be lawfully entrusted to receive the same as a court of competent jurisdiction shall so direct.

          (d) The Senior Subordinated Secured Parties and the Junior Subordinated Secured Parties will, immediately upon the request of the Administrative Agent acting on behalf of the Lenders at any time prior to the Senior Payout Date, release or otherwise terminate and discharge their respective subordinated liens in any Collateral to the extent such Collateral is the subject of a Disposition, and will deliver to the Collateral Agent all documents and instruments reasonably deemed by the Collateral Agent to be necessary or appropriate in connection therewith.
     In the event that the Collateral Agent, acting on behalf of the Senior Secured Parties at any time prior to the Senior Payout Date, settles, adjusts or compromises any claim in respect of all or any portion or item of Collateral, including, without limitation, any settlement, adjustment or compromise made in connection with any bankruptcy, reorganization or insolvency proceeding by or against either Pledgor or a Subsidiary of either of them, or accepts or is required to accept substitute or replacement collateral in exchange for or in lieu of or in full or partial settlement of any Collateral, the Subordinated Secured Parties shall be bound by any such settlement, adjustment or compromise, and shall, immediately upon the request of the Collateral Agent, confirm their consent to the same and release any claim that the Subordinated Secured Parties might otherwise have in respect of such Collateral; provided that the Senior Subordinated Secured Parties shall be granted a lien and security interest in any such substitute or replacement Collateral on a second priority basis and the Junior Subordinated Secured Parties shall be granted a lien and security interest in any such substitute or replacement Collateral on a third priority basis, which liens and security interests shall constitute subordinated liens.

          (e) The Junior Subordinated Secured Parties will, immediately upon the request of the 1996 Trustee at any time after the Senior Payout Date but prior to the Senior Subordinated Payout Date, release or otherwise terminate and discharge their respective subordinated liens in any Collateral to the extent such Collateral is the subject of a Disposition, and will deliver to the Collateral Agent all documents and instruments reasonably deemed by the Collateral Agent to be necessary or appropriate in connection therewith. In the event that the Collateral Agent, acting on behalf of the Senior Subordinated Secured Parties at any time after the Senior Payout Date but prior to the Senior Subordinated Payout Date, settles, adjusts or compromises any claim in respect of all or any portion or item of Collateral, including, without limitation, any settlement, adjustment or compromise made in connection with any bankruptcy, reorganization or insolvency proceeding by or against either Pledgor or a Subsidiary of either of them, or accepts or is required to accept substitute or replacement collateral in exchange for or in lieu of or in full or partial settlement of any Collateral, the Junior Subordinated Secured Parties shall be bound by any such settlement, adjustment or compromise, and shall, immediately upon the request of the Collateral Agent, confirm their consent to the same and release any claim that the Junior Subordinated Secured Parties might otherwise have in respect of such Collateral; provided that the Junior Subordinated Secured Parties shall be granted a lien and security interest in any such substitute or replacement Collateral on a second priority basis, which lien and security interest shall constitute a subordinated lien and security interest.

     14.  Irrevocable Authorization and Instruction to Issuer.  Each Pledgor
          ---------------------------------------------------
hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from either Pledgor, and such Pledgor agrees that the Issuer shall be fully protected in so complying.

     15.  The Collateral Agent. (a)  Appointment.  Each Secured Party hereby
          --------------------       -----------
irrevocably designates and appoints the Collateral Agent as the agent of such Secured Party under this Agreement, and each such Secured Party irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

     (b)  Delegation of Duties.  The Collateral Agent may execute any of its
          --------------------
duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     (c)  Exculpatory Provisions.  None of the Collateral Agent or any of its
          ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (2) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by either Pledgor or any officer thereof contained in this

Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by such Collateral Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of either Pledgor to perform its obligations hereunder. The Collateral Agent shall not be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of either Pledgor.

     (d)  Reliance by Collateral Agent.  The Collateral Agent shall be entitled
          ----------------------------
to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders (or, at any time after the Senior Payout Date but prior to the Senior Subordinated Payout Date, the 1996 Trustee or, at any time after the Senior Payout Date and the Senior Subordinated Payout Date, the 1997 Trustee), as it deems appropriate or it shall first be indemnified to its satisfaction by the Senior Secured Parties and/or the Subordinated Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders (or, at any time after the Senior Payout Date but prior to the Senior Subordinated Payout Date, the 1996 Trustee or, at any time after the Senior Payout Date and the Senior Subordinated Payout Date, the 1997 Trustee), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties and all future holders of the Loans.

     (e)  Notice of Default.  The Collateral Agent shall not be deemed to have
          -----------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Lender (if the Senior Payout Date shall not have occurred), the 1996 Trustee (if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred) or by the 1997 Trustee (if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred) or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Pledgors and the Senior Secured Parties (if the Senior Payout Date shall not have occurred), the Senior Subordinated Secured Parties (if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred) or the Junior Subordinated Secured Parties (if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred). The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (if the Senior Payout Date shall not have occurred) or by the 1996 Trustee (if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred) or by the 1997 Trustee (if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred); provided that unless and
                                                      --------
until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Senior Secured Parties (if the Senior Payout Date shall not have occurred), the Senior Subordinated Secured Parties (if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred) or the Junior Subordinated Secured Parties (if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred).

     (f)  Non-Reliance on Collateral Agent.  Each other Secured Party expressly
          --------------------------------
acknowledges that none of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either Pledgor which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     (g)  Collateral Agent in Its Individual Capacity.  The Collateral Agent and
          -------------------------------------------
its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with either Pledgor as though the Collateral Agent were not the Collateral Agent hereunder.

     (h)  Successor Collateral Agent.  The Collateral Agent may resign as
          --------------------------
Collateral Agent upon 10 days' notice to the Lenders. If the Collateral Agent shall resign as Collateral Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor Collateral Agent, which successor agent shall succeed to the rights, powers and duties of such Collateral Agent hereunder. Upon the Senior Payout Date, the Collateral Agent shall automatically be deemed to have resigned as Collateral Agent under this Agreement, and (if the Senior Subordinated Payout Date has not occurred) the 1996 Trustee shall appoint a successor collateral agent for the Subordinated Secured Parties within 10 days after its receipt of notice from the Collateral Agent of such resignation or, in the absence of such appointment, the 1996 Trustee shall automatically be appointed as successor collateral agent on the tenth day after its receipt of such notice, which successor collateral agent

(whether it shall be the 1996 Trustee or any other Person) shall succeed to the rights, powers and duties of such Collateral Agent hereunder. After the Senior Payout Date and upon the Senior Subordinated Payout Date, the 1996 Trustee, or its designee, appointed in accordance with the preceding sentence, shall automatically be deemed to have resigned as successor Collateral Agent under this Agreement, and the 1997 Trustee shall appoint a successor collateral agent for the Junior Subordinated Secured Parties within 10 days after its receipt of notice from the Collateral Agent of such resignation or, in the absence of such appointment, the 1997 Trustee, or its designee, shall automatically be appointed as successor collateral agent on the tenth day after its receipt of such notice, which successor collateral agent shall succeed to the rights, powers and duties of such Collateral Agent hereunder. Effective upon any such appointment, the term "Collateral Agent" shall mean such successor agent, and such former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Secured Party. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. Anything in this Agreement to the contrary notwithstanding, in the event of an automatic resignation of the Collateral Agent in the circumstances described in the third or fourth sentence of this paragraph, such resignation shall become effective upon the appointment of a successor collateral agent in accordance with the provisions of such third or fourth sentence, as the case may be, and, thereafter, the sole obligation of the Collateral Agent hereunder shall be to make delivery of the certificates representing the Pledged Stock to such successor collateral agent or, if the Collateral Agent shall not have received from the 1996 Trustee a written notice of the appointment of a successor collateral agent other than the 1996 Trustee, to the 1996 Trustee, or, if the Collateral Agent shall not have received from the 1997 Trustee a written notice of the appointment of a successor collateral agent other than the 1997 Trustee, to the 1997 Trustee, as the case may be.

     16.  Collateral Agent's Appointment as Attorney-in-Fact.  (a)  Each Pledgor
          --------------------------------------------------
hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 16(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     17.  Duty of Collateral Agent.  The Collateral Agent's sole duty with
          ------------------------
respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, except that the Collateral Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Collateral Agent, any Lender, the Trustees, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of either Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     18.  Execution of Financing Statements.  Pursuant to Section 9-402 of the
          ---------------------------------
Code, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     19.  Notices.  All notices, requests and demands to or upon the Company,
          -------
either Pledgee or either Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, two days after being deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to such party at its address or transmission number for notices provided under its signature below. Any party hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     20.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     21.   Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None of
           -----------------------------------------------------
the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Pledgor, the Collateral Agent and, if the Senior Payout Date shall not have occurred, the Administrative Agent or, if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred, the 1996 Trustee or, if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred, the 1997 Trustee, provided that any provision of this Agreement may be
                            --------
waived by the Collateral Agent and, if the Senior Payout Date shall not have occurred, the Administrative Agent or, if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred, the 1996 Trustee or, if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred, the 1997 Trustee in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent and, if the Senior Payout Date shall not have occurred, the Administrative Agent or, if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred, the 1996 Trustee or, if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred, the 1997 Trustee and, provided, further, that no such waiver, amendment,
                      --------  -------
supplement or other modification which materially and adversely affects: (x) any Senior Subordinated Secured Party shall be effective unless it shall have been consented to by the 1996 Trustee or (y) any Junior Subordinated Secured Party shall be effective unless it shall have been consented to by the 1997 Trustee.

     (b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 21(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     22.  Transfer of Pledged Stock to the Company.  Notwithstanding anything in
          ----------------------------------------
this Agreement to the contrary, the Pledgor shall be entitled to transfer the Pledged Stock to the Company, provided that such transfer shall be made
                              --------
expressly subject to the terms and conditions of this Agreement and that, simultaneously with such transfer, the Company shall expressly assume, pursuant to a written instrument in form and substance satisfactory to the Collateral Agent, the obligations of the Pledgors hereunder and, pursuant to the terms of such instrument, this Agreement shall be amended in a manner reasonably acceptable to the Administrative Agent (if the Senior Payout Date shall not have occurred), the 1996 Trustee (if the Senior Payout Date shall have occurred but the Senior Subordinated Payout Date shall not have occurred) or the 1997 Trustee (if the Senior Payout Date and the Senior Subordinated Payout Date shall have occurred) to reflect such transfer, including the confirmation and reaffirmation of the grant of first, second and third priority Liens to the Senior Secured Parties, Senior Subordinated Secured Parties and Junior Subordinated Secured Parties, respectively, with respect to the Pledged Stock and, provided, further,
                                                              --------  -------
that no such amendment which materially and adversely affects: (x) any Senior Subordinated Secured

Party shall be effective unless it shall have been consented to by the 1996 Trustee or (y) any Junior Subordinated Secured Party shall be effective unless it shall have been consented to by the 1997 Trustee.

     23.  Section Headings.  The section headings used in this Agreement are for
          ----------------
convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     24.  Trustees Not Responsible for Recitals, Etc.  The recitals hereto shall
          -------------------------------------------
not be taken as those of the Trustees or either of them, and neither of the Trustees assumes any responsibility for their correctness. Neither of the Trustees makes any representations as to the title of the Pledgors to the Pledged Stock, or the title to, or validity or genuineness of, any Collateral at any time pledged and deposited with the Collateral Agent hereunder, or as to the validity or sufficiency of this Agreement.

     25.  Successors and Assigns.  This Agreement shall be binding upon the
          ----------------------
successors and assigns of the Company and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns.

     26.  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers, thereunto duly authorized as of the date first above written.


                              PLC COMMAND I, L.P., as Pledgor

                              By PLC COMMAND I, INC., its general partner



                              By:  /s/
                                   ------------------------------
                                 Title: Vice President

                              Address for Notices:

                              PLC Command I, L.P.
                              631 Park Avenue
                              King of Prussia, PA  19406

                              Attention:  General Partner
                              Fax: (610) 992-8394


                              PLC COMMAND II, L.P., as Pledgor

                              By PLC COMMAND II, INC., its general partner


                              By:  /s/
                                   ----------------------------
                                 Title: Vice President

                              Address for Notices:

                              PLC Command II, L.P.
                              631 Park Avenue
                              King of Prussia, PA  19406

                              Attention:  General Partner
                              Fax: (610) 992-8394

                               CANADIAN IMPERIAL BANK OF COMMERCE,
                               NEW YORK AGENCY,
                               as Collateral Agent and Administrative Agent



                              By:  /s/
                                   _____________________________
                                Title: Director, CIBC Wood Gundy
                                       Securities Corp.


                              Address for Notices:

                              Canadian Imperial Bank of Commerce,
                              New York Agency
                              425 Lexington Avenue
                              New York, NY  10017

                              Attention:  Aimee Evans
                              Fax: (212) 856-3763


                              UNITED STATES TRUST COMPANY
                              OF NEW YORK, as 1996 Trustee



                              By:  /s/
                                   _____________________________
                                 Title: Assistant Vice President

                              Address for Notices:

                              United States Trust Company of
                              New York
                              114 West 47th Street
                              15th Floor
                              New York, NY  10036-1532

                              Attention:  Cynthia Chaney
                              Fax: (212) 852-1625

                              THE BANK OF NEW YORK,
                               as 1997 Trustee


                              By:   /s/
                                   ____________________________
                                 Title: Assistant Vice President

                              Address for Notices:


                              The Bank of New York
                              101 Barclay Street - 21W
                              New York, New York 10286

                              Attention:  Corporate Trust Department
                              Fax:  (212) 815-5915